Exhibit 10.2

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is dated as of April 8, 2015, by and between Otsuka America Pharmaceutical, Inc., a Delaware corporation, as sublandlord (“Sublandlord”), and Ophthotech Corporation, a Delaware corporation, as subtenant (“Subtenant”).

SUMMARY OF BASIC SUBLEASE PROVISIONS

All capitalized terms used herein shall have the meanings ascribed to them in the Prime Lease (hereinafter defined) unless otherwise defined herein.

NAME OF SUBLANDLORD:	Otsuka America Pharmaceutical, Inc.

STATE OF FORMATION:	Delaware

SUBLANDLORD’S ADDRESS FOR NOTICES:

Raymond Tripp

Senior Manager, Administrative Services

Otsuka America Pharmaceutical, Inc.

2440 Research Boulevard

Rockville, MD 20850

With copies to:

Steven J. Weisel, Esq.

Vice President and General Counsel

Otsuka America Pharmaceutical, Inc.

2440 Research Boulevard

Rockville, MD 20850

and

LeeAnn Baker, Esq.

LeClairRyan

One International Place

11th Floor

Boston, MA 02110

PAYMENT OF RENT ADDRESS:	Raymond Tripp Senior Manager, Administrative Services Otsuka America Pharmaceutical, Inc. 2440 Research Boulevard Rockville, MD 20850

NAME OF SUBTENANT:	Ophthotech Corporation

STATE OF FORMATION:	Delaware

SUBTENANT’S ADDRESS:

Prior to the Commencement Date:

Ophthotech Corporation

One Penn Plaza

35th Floor

New York, NY 1019

From and after the Commencement Date:

Ophthotech Corporation

One Penn Plaza, 35th Floor

New York, New York 10119

With copies to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attn: Paul Jakubowski, Esq.

PRIME LANDLORD:	RM Square, LLC

PRIME LEASE:

Agreement of Lease, dated July 22, 2009 (the “Original Lease”), between Prime Landlord, as landlord, and Sublandlord, as Tenant, as amended by the First Amendment to Lease, dated August 5, 2010 (the “First Amendment”) and the Second Amendment, dated December 8, 2014 (the “Second Amendment”)

BUILDING:	One University Square, Princeton, NJ

PREMISES:	Approximately 35,206 rentable square feet located on the 2nd floor in Suite 220.

COMMENCEMENT DATE:	The later to occur of complete execution of this Sublease and delivery to Subtenant of the Sublease Consent (as defined below), which the parties estimate to be April 1, 2015.

EXPIRATION DATE:	March 15, 2021.

TERM:	The period commencing on the Commencement Date and ending on the Expiration Date.

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PERMITTED USES:	Executive and administrative offices and for no other purpose, and in conformity with the provisions of Section 4(A) of the Prime Lease.

BASE RENT:	Commencing on the Commencement Date and continuing through and including the Expiration Date the following amounts:

Dates	Rentable Square Feet for Purposes of Rent Calculation	Base Rent per Square Foot of Rentable Area	Annual Base Rent	Monthly Base Rent
Lease Year 1	35,206	$31.50	$1,108,989.00	$92,415.75	*^
Lease Year 2	35,206	$32.00	$1,126,592.00	$93,882.67	*^
Lease Year 3	35,206	$32.50	$1,144,195.00	$95,349.58	^
Lease Year 4	35,206	$33.00	$1,161,798.00	$96,816.50
Lease Year 5	35,206	$33.50	$1,179,401.00	$98,283.42
Start of Lease Year 6 through the Expiration Date	35,206	$34.00	$1,197,004.00	$99,750.33

* Subject to partial rent abatement as provided in Section 1.C below.

^ Subject to rental offset as provided in Section 1.D below.

LEASE YEAR:	A period of twelve (12) calendar months, with the first (1st) Lease Year commencing on the Commencement Date

BASE YEAR TAXES:	The Taxes actually due and payable with respect to the 2015 calendar year.

BASE OPERATING COSTS:

The Operating Costs incurred by Prime Landlord for the calendar year ending December 31, 2015 (whether or not retroactively determined but, in all events, determined in accordance with the Prime Lease.)

ESCALATION YEAR	Any calendar year after the 2015 calendar year which shall include any part of the Term.

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ADDITIONAL RENT:	All rent, charges, sums, costs and expenses due from Subtenant hereunder, in addition to Base Rent.

SECURITY DEPOSIT AMOUNT:	$184,831.50

RENEWAL TERM:	None

BROKERS:	Triad Properties, LLC and CBRE, Inc.

All capitalized terms used and not otherwise defined in this Sublease shall have the meanings ascribed to them in the Prime Lease.

Exhibit A - Prime Lease

Exhibit B — Furniture

Exhibit C - Reserved Parking Spaces

W I T N E S S E T H:

WHEREAS, Sublandlord is the tenant of the Premises in the Building, and Subtenant is desirous of subletting the Premises as described in the Prime Lease from Sublandlord upon the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Subtenant to Sublandlord and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, Sublandlord does hereby sublet to Subtenant and Subtenant does hereby take and hire from Sublandlord, the Premises.

This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in the Prime Lease.  Subtenant acknowledges that a true copy of the Prime Lease, with certain of the Excluded Provisions (as defined below) deleted or redacted, has been delivered to, and reviewed by, Subtenant and is annexed hereto and made a part hereof as Exhibit A.  Sublandlord represents and warrants to Subtenant that any such deleted or redacted provisions relate only to the termination of the Prime Lease as it relates to premises other than the Premises.

1.             Base Rent; Partial Rent Abatement; Sublandlord’s Concession; Expiration Date

A.            Subtenant shall pay to Sublandlord, at the Payment of Rent Address, during the Term, commencing on the Commencement Date, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever (except as expressly set forth or as incorporated herein), Base Rent in equal monthly installments, on the first day of each and every calendar month during the Term, in lawful money of the United States of America, by ACH transfer or check made payable to Sublandlord, except the first full monthly installment of Base Rent shall be paid within two (2) business days after Subtenant’s receipt of Prime Landlord’s Sublease Consent and in any event prior to the date on which Subtenant may enter the Premises.

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The Base Rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the Base Rent due for the calendar month.  If the installment for the first full month’s Base Rent is paid by Subtenant at the time required in this Section regardless of whether the term shall have commenced on the first day of a calendar month, any adjustment to which Subtenant is entitled on account of the immediately preceding sentence shall be made to the monthly installment of Base Rent due on the first day of the calendar month next following the month in which the Commencement Date occurs.  All Base Rent, Additional Rent and other sums and charges due to Sublandlord under this Sublease shall be paid by Subtenant at the office of Sublandlord set forth above, or at such other place as Sublandlord may designate in writing to Subtenant, without any notice, setoff or deduction except as expressly provided for or as incorporated herein.  Subtenant’s obligation to make such payments (that accrue during the Term) shall survive the Expiration Date or sooner termination of this Sublease (if this Sublease is terminated due to Subtenant’s default).  Once the Commencement Date is determined, Sublandlord and Subtenant shall execute an agreement stating the Commencement Date, Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates.

B.            In the event of non-payment of Base Rent or Additional Rent, Sublandlord shall have all the rights and remedies provided for in case of non-payment of Base Rent (or its equivalent term) in the Prime Lease.  If Subtenant shall fail to duly and timely pay any installment of Base Rent or Additional Rent, Subtenant shall also pay to Sublandlord any late charge(s) and interest charge(s) specified in the Prime Lease for non-payment of rent thereunder, or, if no such charges are specified in the Prime Lease, Subtenant shall pay to Sublandlord a late charge of 5% of such overdue amount and interest shall accrue on said overdue amount at the rate of 12% per annum from the date such payment was due until same is paid, such interest and/or late charge to be payable as Additional Rent hereunder.  The payment of such late and/or interest charge shall be in addition to all other rights and remedies available to Sublandlord as provided for in the Prime Lease, at law or in equity in the case of non-payment of Base Rent or Additional Rent in the Prime Lease, at law or in equity.

C.            Notwithstanding the schedule of Base Rent set forth in the Basic Terms, during (i) Lease Year 1, the Base Rent applicable to 10,206 of rentable square feet of the Premises shall be abated in accordance with the provisions of this Section (which Base Rent abatement during Lease Year 1 would be $321,489.00), and (ii) Lease Year 2, the Base Rent applicable to 5,206 of rentable square feet of the Premises shall be abated in accordance with this Section of the Sublease (which Base Rent abatement during Lease Year 2 would be $166,592.00 (collectively for both Lease Year 1 and Lease Year 2, the “Abated Base Rent”)).  In no event shall Subtenant have any right or claim to the Abated Base Rent if it is in default under this Sublease until such default is cured.  Further, if Subtenant defaults under the terms of this Sublease and such default is not cured within the applicable cure period, Subtenant shall be obligated to cure such default, and in addition thereto, (a) if the entire amount of the Abated Base Rent has not been expended, Subtenant shall immediately be deemed to have forfeited the remaining Abated Base Rent up to an amount equal to the cost to cure such default (the “Forfeited Abated Base Rent Amount”), and (b) if the entire amount of the Abated Base Rent has been expended or if the Forfeited Abated Base Rent Amount exceeds the amount of the remaining Abated Base Rent, then Subtenant shall be obligated to immediately return to Sublandlord a portion of the Abated Base Rent in an amount equal to Forfeited Abated Base Rent Amount.  Further, due to Subtenant’s default, this Sublease is

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terminated or Sublandlord repossesses the Premises or if Subtenant’s default, beyond any applicable cure period, is of the nature described in Section 30(A)(iii) of the Prime Lease, then Subtenant shall be deemed to have immediately forfeited the entirety of the Abated Base Rent and Subtenant shall immediately pay to Sublandlord the entire expended amount of the Abated Base Rent.  The foregoing provision is in addition to, and not in lieu of, the provisions of Section 1.D below and Sublandlord’s other rights and remedies.  If Subtenant is in compliance with all the terms and conditions of this Sublease at the end of the term of this Sublease, Subtenant’s obligation to pay the Abated Base Rent shall automatically terminate upon the expiration of the Term of this Sublease and Subtenant shall thereafter be released from such obligation.  For the avoidance of doubt, the forgoing rent abatement shall apply only to Base Rent, and any Additional Rent, including but not limited to Operating Costs, Taxes and any utility or electricity charges, shall not be reduced, abated or offset.

D.            Sublandlord shall provide to Subtenant the amount of One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00) (the “Sublandlord’s Concession”), which such Sublandlord’s Concession shall be used to abate the Base Rent set forth in the Basic Terms by $30,555.56 each month during Lease Years 1, 2 and 3, for a total of thirty-six (36) months, subject to the provisions of this Section.  In no event shall Subtenant have any right or claim to the Sublandlord’s Concession if it is in default under this Sublease until such default is cured.  Further, if Subtenant defaults under the terms of this Sublease and such default is not cured within the applicable cure period, Subtenant shall be obligated to cure such default, and in addition thereto, (a) if the entire amount of the Sublandlord’s Concession has not been expended, Subtenant shall immediately be deemed to have forfeited the remaining Sublandlord’s Concession up to an amount equal to the cost to cure such default (the “Forfeited Sublandlord’s Concession Amount”), and (b) if the entire amount of the Sublandlord’s Concession has been expended or if the Forfeited Sublandlord’s Concession Amount exceeds the amount of the remaining Sublandlord’s Concession, then Subtenant shall be obligated to immediately return to Sublandlord a portion of the Sublandlord’s Concession in an amount equal to Forfeited Sublandlord’s Concession Amount.  Further, due to Subtenant’s default, this Sublease is terminated or Sublandlord repossesses the Premises or if Subtenant’s default, beyond any applicable cure period, is of the nature described in Section 30(A)(iii) of the Prime Lease, then Subtenant shall be deemed to have immediately forfeited the entirety of the Sublandlord’s Concession and Subtenant shall immediately pay to Sublandlord the entire expended amount of the Sublandlord’s Concession.  The foregoing provision is in addition to, and not in lieu of, the provisions of Section 1.C above and Sublandlord’s other rights and remedies.  If Subtenant is in compliance with all the terms and conditions of this Sublease at the end of the term of this Sublease, Subtenant’s obligation to pay the Sublandlord’s Concession shall automatically terminate upon the expiration of the Term of this Sublease and Subtenant shall thereafter be released from such obligation.  For the avoidance of doubt, the forgoing rent abatement shall apply only to Base Rent, and any Additional Rent, including but not limited to Operating Costs, Taxes and any utility or electricity charges, shall not be reduced, abated or offset.

E.            In the event Sublandlord incurs any actual out-of-pocket costs or expenses which are directly attributable to services or utilities furnished to Subtenant or the Premises or repairs made in the Premises, such costs and expenses shall be deemed Additional Rent under this Sublease, and Subtenant shall pay Sublandlord or the applicable provider, as the case may be, the full amount of such costs and expenses within five days after receipt of the applicable invoices.

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2.             Operating Costs; Taxes; Additional Rent; Electricity.

A.            In addition to Base Rent, Subtenant shall pay to Sublandlord, as Additional Rent, (i) increases in Taxes levied against the Real Property as follows:  if the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then Subtenant shall pay to Sublandlord, as additional rent for such Escalation Year, a sum equal to Tenant’s Proportionate Share of said increase, and (ii) increase in Operating Costs as follows:  if the Operating Costs actually incurred by Prime Landlord in any Escalation Year shall exceed the Base Operating Costs, then Subtenant shall pay to Sublandlord, as additional rent for said Escalation Year, a sum equal to Tenant’s Proportionate Share of the difference between said Operating Costs and the Base Operating Costs.  Subtenant shall pay to Sublandlord estimated monthly installments of Additional Rent in advance, together with payments of Base Rent hereunder.  The terms “Taxes,” “Operating Costs,” “Real Property,” and Tenant’s Proportionate Share” shall have the meanings given to them in the Prime Lease.

B.            The Additional Rent payable hereunder by Subtenant, excluding Operating Costs, Taxes and Energy Rent, shall be paid to Sublandlord in the manner and five (5) days before each such date as Sublandlord shall be required to pay for such Additional Rent pursuant to the Prime Lease.  A copy of any bill or statement from Prime Landlord in respect of which Subtenant shall, pursuant to the terms of this paragraph, be required to pay such Additional Rent, shall be delivered to Subtenant by Sublandlord after receipt thereof by Sublandlord from Prime Landlord setting forth the amount of Additional Rent payable by Subtenant hereunder.  Subtenant shall pay Operating Costs, Taxes and Energy Rent concurrently with payment of the Base Rent.

C.            Subtenant shall pay to Sublandlord all Energy Rent as provided in the Prime Lease.

D.            Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric current furnished to the Premises.  Subtenant covenants and agrees that, at all times, neither its connected nor its demand load will violate the Prime Lease.  Notwithstanding the foregoing, Sublandlord agrees to use reasonable efforts to seek in a timely manner any and all rent abatements to the extent Sublandlord may be so entitled under the Prime Lease after receipt of written notice from Subtenant detailing the basis for such abatement claim and any other information which Sublandlord reasonably needs to make such abatement claim.

3.             Termination Option.

Subtenant shall have the one-time option to terminate this Sublease (the “Termination Option”) effective as of February 14, 2018 (the “Termination Date”) subject to and in accordance with the provisions of this Section.  To exercise such early termination right, Subtenant must, as conditions precedent to such early termination:  (a) deliver written notice thereof to Sublandlord on or before April 28, 2017 (the “Termination Option Notice”), and (b) pay to Sublandlord the Termination Fee simultaneously with the Termination Option Notice as consideration for such early Termination Option.  The “Termination Fee” shall be an amount equal to the unamortized portion of the Sublandlord’s Concession, Abated Base Rent and any brokerage commission paid in connection with this Sublease, which amounts shall be calculated by amortizing the same at eight percent (8%) per annum commencing on the Commencement Date and ending on the Expiration Date.  If Subtenant fails to timely deliver to Sublandlord the Termination Option Notice or the

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Termination Fee, then the Termination Option shall automatically terminate and be of no further force or effect.  If Subtenant timely delivers to Sublandlord the Termination Option Notice and the Termination Fee, then Subtenant shall surrender the Premises to Sublandlord on or before the Termination Date in accordance with all of the terms and conditions of this Sublease.  If Subtenant does not so surrender the Premises in accordance with all of the terms and conditions of this Sublease on or before the Termination Date, then Subtenant shall be deemed to be in holdover under this Sublease.  If Subtenant timely delivers to Sublandlord the Termination Option Notice and the Termination Fee, then this Sublease shall terminate on the Termination Date and shall thereafter be of no further force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination thereof.  Notwithstanding anything in this Section to the contrary, Subtenant shall not be permitted to exercise the Termination Option during any period of time during which Subtenant is (i) in default of any non-monetary obligation under this Sublease beyond all applicable notice and cure periods, or (ii) in default of any monetary obligation under this Sublease.  Any attempted exercise of the Termination Option during a period of time in which Subtenant is (i) in default of any non-monetary obligation under this Sublease beyond all applicable notice and cure periods, or (ii) in default of any monetary obligation under this Sublease shall be void and of no force or effect.

4.             Compliance with the Prime Lease and Laws.

A.            Subtenant covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublandlord, as tenant pursuant to the Prime Lease and the Prime Lease, except for any Excluded Provisions or to the extent inconsistent with the explicit terms of this Sublease, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Prime Lease to be terminated.  Notwithstanding the foregoing, all grace periods specified in the Prime Lease shall, for purposes of determining compliance by Subtenant with the provisions hereof, be each reduced by the lesser of five (5) days or one-half (1/2) of such grace period.

B.            Subtenant shall use the Premises only for the Permitted Uses.  Subtenant shall use and occupy the Premises in a manner consistent with the terms of the Prime Lease, and in compliance with all governmental laws, rules and regulations (“Laws”) applicable to the Premises.  Other than with respect to a certificate of occupancy for the Premises, Subtenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of Subtenant’s business in the Premises.  Subtenant specifically waives the right to conduct any research and development at the Premises.  Sublandlord hereby represents to Subtenant that to Sublandlord’s actual knowledge, without inquiry, the Premises do not violate the ADA (as defined in the Prime Lease).

C.            Provided Subtenant is not in default beyond any applicable notice and cure periods under this Sublease, Sublandlord shall not voluntarily consent to any termination or amendment of the Prime Lease which would have an adverse effect on Subtenant’s use and occupancy of the Premises, other than in a de minimis amount or manner, without the prior written consent of Subtenant which consent may be withheld in Subtenant’s sole discretion, subject to the terms and conditions of the Prime Lease and any requirements of law.  Further, Sublandlord hereby agrees that, so long as Subtenant makes timely payment to Sublandlord of all Base Rent and other charges payable by Subtenant hereunder, Sublandlord shall make timely payment of all Base Rent and

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other charges due to Prime Landlord as landlord under the Prime Lease.  Sublandlord covenants that it shall neither do, permit to do or to be done, anything that would cause the Prime Lease to be terminated (except in the case of casualty or condemnation pursuant to Sublandlord’s termination rights under the Prime Lease), forfeited, or that could, with notice from Prime Landlord or the passage of time or both, cause an Event of Default under the Prime Lease.

5.             Non-Liability, Indemnity.

Subtenant, subject to the terms and limitations herein, shall and hereby does indemnify, defend and hold Sublandlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and court costs) asserted against, imposed upon or incurred by Sublandlord by reason of (a) any violation caused, suffered or permitted by Subtenant, its agents, contractors, servants, Subtenants, licensees, employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Prime Lease (to the extent incorporated herein), (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Premises during the Term not caused by Sublandlord or Prime Landlord, (c) the use or maintenance of the Premises or any business therein or any work or thing whatsoever done by or for Subtenant, or any condition in the Premises during the Term (or any time prior to the Commencement Date that Subtenant may have been given access to the Premises), (d) any negligent or otherwise wrongful act or omission of Subtenant or any of its agents, contractors, servants, Subtenants, licensees, employees or invitees, (e) any failure of Subtenant to perform or comply with all of the provisions of this Sublease hereof that are applicable to Subtenant, and (f) any obligation Sublandlord may have to indemnify Prime Landlord under the Prime Lease, to the extent related to the Premises.  Neither Sublandlord nor any agent, contractor, servant, licensee, employee or invitee of Sublandlord shall be liable to Subtenant for any death or injury or damage to Subtenant or any other person or for any damage to or loss (by theft or otherwise) of any property of Subtenant or any other person, except to the extent caused by the willful acts or gross negligence of Sublandlord.  In case any action or proceeding be brought against Sublandlord or any agent, contractor, servant, licensee, employee or invitee of Sublandlord by reason of any of the foregoing, Subtenant, upon notice from Sublandlord, shall defend such action or proceeding by counsel chosen by Subtenant, who shall be reasonably satisfactory to Sublandlord.  Subtenant or its counsel shall keep Sublandlord fully apprised of the status of such defense and shall not settle same without the written consent of Sublandlord.

6.             Performance by Prime Landlord.

Sublandlord does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on the part of Prime Landlord to be performed, including, without limitation, the provision of utilities or services to the Premises.  The representations of Prime Landlord are not the representations of Sublandlord.  In the event Prime Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on its part to be performed, Sublandlord shall be under no obligation or liability whatsoever to Subtenant.  Sublandlord shall cooperate with Subtenant, at no cost to Sublandlord, in seeking to obtain the performance of Prime Landlord under the Prime Lease.  Subtenant shall not be allowed any abatement or diminution of Base Rent or Additional Rent under this Sublease because of Prime Landlord’s failure to perform any of its obligations under the Prime

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Lease.  Notwithstanding the foregoing, in the event that Sublandlord receives an abatement or diminution of Base Rent from Prime Landlord, Subtenant shall be entitled to an equivalent abatement or diminution of Base Rent (after deducting therefrom Sublandlord’s out-of-pocket costs and expenses incurred in obtaining such abatement or diminution of Base Rent).  Sublandlord agrees to use reasonable efforts to seek in a timely manner any and all rent abatements to the extent Sublandlord may be so entitled under the Prime Lease after receipt of written notice from Subtenant detailing the basis for such abatement claim and any other information which Sublandlord reasonably needs to make such abatement claim.

7.             Maintenance Obligations.

Subtenant shall assume the responsibility for and pay for all maintenance, repairs and replacements during the Term to the extent Sublandlord is obligated to perform the same to the Premises in the Prime Lease.  Further, Subtenant shall maintain the furniture in the same condition as it is in as of the Commencement Date, reasonable wear and tear excepted.  Notwithstanding anything contained in this Sublease to the contrary, Sublandlord shall have no obligation during the Term to provide any services of any nature whatsoever to Subtenant or to, in or for the benefit of the Premises or to expend any money for the preservation, maintenance or repair of the Premises, or to observe or perform any obligations of Sublandlord under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Landlord for the benefit of Sublandlord with respect to the Premises, and Subtenant agrees to look solely to Prime Landlord for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Subtenant may be entitled under this Sublease.  Notwithstanding the forgoing, Sublandlord shall use reasonable efforts, upon written notice from Subtenant, to request that Prime Landlord provide the services and perform its obligations under the Prime Lease.  Sublandlord shall upon the request of Subtenant from time to time, use reasonable efforts to cause Prime Landlord to furnish such services, expend such sums, and observe and perform such obligations; provided, however, that Subtenant is not in default of this Sublease and has made and continues to make timely payment to Sublandlord of all rent and other charges payable under this Sublease.  Subtenant shall have no claim against Sublandlord for any default by Prime Landlord under the Prime Lease.  No default by Prime Landlord under the Prime Lease shall excuse Subtenant from the performance of any of its obligations to be performed under this Sublease or to any reduction in or abatement of any of the rent provided for in this Sublease, unless and only to the extent that Sublandlord shall be excused from the performance of a corresponding obligations as the “tenant” under the Prime Lease.  Sublandlord shall use reasonable efforts (which shall specifically exclude any litigation) to obtain any rent abatement or reduction in rent that Tenant is entitled to under the Lease.

8.             Alterations.

Subtenant shall not make any changes, alterations, additions or improvements to the Premises without first obtaining the written consent of Sublandlord and Prime Landlord.  Subtenant shall pay all costs and expenses relating to any changes, alterations, additions or improvements and shall cause same to be completed in accordance with law and the terms, covenants, conditions, provisions and agreements of the Prime Lease.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from any and all loss, cost, and expense

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(including, without limitation, reasonable attorneys’ fees) incurred by Sublandlord as a result of Subtenant’s failure to comply with the aforesaid terms, covenants, conditions, provisions or agreements.

9.             Early Access; Initial Condition of Premises.

Sublandlord shall permit Subtenant to enter upon the Premises no more than two (2) weeks prior to the Commencement Date for the purpose of installing furniture, fixtures and equipment; provided that Subtenant shall furnish to Sublandlord evidence satisfactory to Sublandlord in advance that insurance coverages required of Subtenant under this Sublease are in effect, and such entry shall be subject to all the terms and conditions of this Sublease other than the payment of Rent.

Subtenant represents that it has inspected the Premises and agrees to take the same vacant, broom clean, and otherwise in its present “AS-IS” condition, and Subtenant acknowledges that no representations with respect to the condition thereof have been made by Sublandlord or anyone on Sublandlord’s behalf.  Subtenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Subtenant, that Subtenant has accepted possession of the Premises in its then current condition.  Any work required by Subtenant to prepare the Premises for its occupancy shall be made and paid for by Subtenant and shall be subject to all of the terms, covenants, conditions, provisions and agreements set forth in the Prime Lease.

10.          Assignment and Subletting.

Subtenant shall not assign this Sublease or sublet the Premises or otherwise transfer, mortgage or encumber this Sublease, the Premises or any part thereof or permit the use thereof without first (i) complying with the provisions of the Prime Lease, (ii) obtaining Prime Landlord’s consent to the extent Prime Landlord’s, and (iii) obtaining Sublandlord’s consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.  Subtenant shall not be released or discharged from any liability under this Sublease by reason of any assignment or sublease by Subtenant, including, but not limited to, any assignment or sublease under Section 21(C) of the Prime Lease which has been incorporated into this Sublease as provided in Section 19.A below.  Further, Sublandlord shall not be required to consent to any such assignment or further subletting if Subtenant is then in default under this Sublease beyond all applicable notice and cure periods or if such further subletting or assignment would cause Sublandlord to be in default under the Prime Lease.  No such consent shall relieve Subtenant from the obligation to seek consent to a further subletting or assignment.  Copies of all materials required by the Prime Lease shall be delivered simultaneously to Sublandlord, together with Subtenant’s request for consent.  If Prime Landlord and Sublandlord shall give their consent to any assignment of this Sublease or any further sublease, Subtenant shall, in consideration therefor, pay to Sublandlord, as Additional Rent, fifty percent (50%) of any sums or other economic consideration, which (i) are paid to Subtenant as a result of any permitted assignment or subletting whether or not referred to as a rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Subtenant in connection with the assignment or subletting in question, including, without limitation, brokerage commissions, alterations made by Subtenant for purposes of preparing the Premises [or applicable portions thereof] for the assignee/subtenant, advertising expenses, reasonable, out-of-pocket attorney’s fees and expenses in preparing and/or negotiating

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the assignment or sublease, free rent or other abatements or concessions given to the assignee/subtenant, allowances or other concessions paid by Subtenant and lease “takeover” costs paid by Subtenant to a third party landlord of other space leased by the assignee/subtenant to induce it to enter into the assignment or sublease); and (ii) exceed in total the sums which Subtenant is obligation to pay Sublandlord under this Sublease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease), it being the express intention of the parties that Sublandlord and Subtenant shall share equally in any profit by reason of such sublease or assignment.

The sums payable under the forgoing paragraph shall be paid to Sublandlord as and when received by Subtenant.  Notwithstanding anything to the contrary contained herein, in determining the amount payable to Sublandlord under this Section there shall be deducted from the rent or consideration paid by the subtenant or assignee, as the case may be, the actual and reasonable costs incurred by Subtenant for marketing expenses, brokerage commissions (at rates no higher than standard rates), reasonable attorneys’ and architects’ fees, and any amounts paid by Subtenant to contractors or others in preparing the space for occupancy by the subtenant or assignee or provided by Subtenant as a work allowance therefor, which costs Subtenant shall be permitted to recoup before making any payments owed to Sublandlord under this Section 10.

If this Sublease is assigned, or if the Premises or any portion thereof be underlet or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant beyond all applicable notice and cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Subtenant from the further performance by Subtenant of the covenants on the part of Subtenant herein contained.

11.          Insurance.

During the Term, Subtenant, at its sole cost and expense, shall provide and maintain commercial liability insurance, property damage insurance, and any other insurance required to be carried by Sublandlord under the Prime Lease, all in conformity with the provisions of the Prime Lease which shall include, without limitation, coverage of replacement value of any and all existing leasehold improvements, regardless of whether such improvements were or are installed by Prime Landlord, Sublandlord or Subtenant.  Subtenant shall cause Sublandlord and Prime Landlord to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancellable except upon at least thirty (30) days’ prior notice to all insureds, and that the act or omission of one insured will not invalidate the policy as to the other insureds.  Subtenant shall furnish to Sublandlord a certificate of insurance confirming that all such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

Nothing contained in this Sublease shall relieve Subtenant from liability that may exist as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty.  To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right of

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recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise.  The foregoing release and waiver shall be in the force only if the insurance policies of Sublandlord and Subtenant shall provide that such release or waiver does not invalidate the insurance.  Each party agrees to use reasonable efforts to include in its applicable insurance policies such a provision.  If the inclusion of said provision would involve an additional expense, either party, at its expense, may require such provision to be inserted in the other’s policy.

Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord released Prime Landlord or Prime Landlord was relieved of liability or responsibility pursuant to the provisions of the Prime Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of Prime Landlord which Sublandlord is required to provide pursuant to the provisions of the Prime Lease.

12.          Default.

In the event Subtenant defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Prime Lease (to the extent incorporated herein), Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided to or for the benefit of Prime Landlord, as the “Landlord” in the Prime Lease, which rights and remedies are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Prime Lease rights and remedies are given to Prime Landlord, the same shall be deemed to apply to Sublandlord.  In the event Sublandlord defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease, Subtenant shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law.

13.          Sublease Consent.

This Sublease shall become effective only if the written consent (the “Sublease Consent”) hereto of Prime Landlord is obtained, which Sublease Consent shall be in a form reasonably acceptable to both Sublandlord and Subtenant.  Upon execution and delivery of this Sublease by Sublandlord and Subtenant, Sublandlord shall promptly request the Sublease Consent from Prime Landlord.  Subtenant agrees to provide such information in connection with such request as Prime Landlord shall reasonably request.  If Sublandlord does not obtain Prime Landlord’s Sublease Consent on or before April 30, 2015, Subtenant may terminate this Sublease by written notice to Sublandlord.  In the event of such termination, neither party shall have any further liability or obligation hereunder, except for those liabilities and obligations that expressly survive a termination of this Sublease.  Sublandlord shall use reasonable efforts to request that Prime Landlord agree to provide to Subtenant Building standard tenant identification signage and a listing on the building directory in the Building lobby, if any.

14.          Attornment.

To induce Prime Landlord to consent to this Sublease, Subtenant agrees that if Prime Landlord shall recover or come into possession of the Premises before the expiration of the Prime

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Lease, Prime Landlord shall have the right to take over this Sublease and to have it become a direct lease with Prime Landlord on the terms set forth in the Sublease Consent in which case Prime Landlord shall succeed to all the rights of Sublandlord hereunder.  This Sublease shall be subject to the condition that, notwithstanding anything to the contrary in this Sublease, from and after the termination of the Prime Lease, Subtenant shall waive any right to terminate this Sublease and, at Prime Landlord’s election, Subtenant shall be bound to Prime Landlord for the balance of the term hereof and shall attorn to and recognize Prime Landlord, as its sublandlord, under all of the then executory terms of this Sublease, except that Prime Landlord shall not (i) be liable for any previous act, omission, or negligence of Sublandlord, (ii) be subject to any counterclaim, defense or offset not expressly provided for or incorporated into this Sublease, which theretofore accrued to Subtenant, (iii) be bound by any modification or amendment of this Sublease or by any prepayment of more than one month’s Base Rent and Additional Rent which shall be payable as provided in this Sublease, unless such modification or prepayment shall have been approved in writing by Prime Landlord or (iv) be obligated to perform any repairs or other work in the Premises beyond Prime Landlord’s obligations under the Prime Lease.  Subtenant shall execute and deliver to Prime Landlord any instruments Prime Landlord may reasonably request to evidence and confirm such attornment.  Subtenant shall be deemed to have given a waiver of subrogation of the type provided for in the Prime Lease.

15.          Notices.

A.            Any notice to be given under this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by nationally-recognized overnight courier making receipted deliveries, or delivered by hand (provided a signed receipt is obtained), to address(es) herein stated above in Basic Sublease Provisions.  Each party shall have the right upon ten (10) days’ prior written notice, to change, by notice in writing, the address to which such party’s notice is to be sent.  Any notice to be given by Sublandlord or Subtenant may be given by its attorneys.  Notices shall be deemed given upon receipt or first refusal thereof.

16.          Quiet Enjoyment.

Sublandlord covenants that Subtenant, on paying the Base Rent and Additional Rent and performing all the terms, covenants, conditions, provisions and agreements hereunder, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid, free from any interference or hindrance by Sublandlord, but subject to the exceptions, reservations and conditions hereof.

17.          Surrender.

A.            On or prior to the expiration or termination of this Sublease, whether by expiration, forfeiture, lapse of time or otherwise, or upon the termination of Subtenant’s right of possession, Subtenant shall (i) remove (and restore any damage resulting from such removal) any and all of Subtenant’s movable personal property, any Subtenant signage and, subject to Section 31 below, the Furniture (as defined below), and (ii) deliver to Sublandlord the Premises in the condition and repair the Premises were in as of the Commencement Date, reasonable wear and tear excepted, including, but not limited to, removing and restoring any alterations or improvements which Subtenant undertook at the Premises.  If Subtenant shall fail to timely perform such restoration,

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removal and repair obligations, Subtenant shall be deemed to be in holdover in the Premises without Sublandlord’s or Prime Landlord’s consent until such restoration, removal and repair is complete.  If Subtenant shall fail to remove any of Subtenant’s personal property, including but not limited to the Furniture (to the extent required under Section 31 below), from the Premises, such property shall be deemed abandoned (and Subtenant will be deemed to have relinquished all right, title and interest in such property), and Sublandlord is authorized, without liability to Subtenant for loss or damage thereto, at the sole risk of Subtenant, to (a) remove and store such property at Subtenant’s risk and expense; (b) retain such property, in which case all right, title and interest therein shall accrue to Sublandlord; (c) sell such property and retain the proceeds from such sale; or (d) otherwise dispose or destroy such property.  Except as provided in this Section 17A, Subtenant shall have no obligation or liability with respect to Sublandlord’s restoration obligations under the Prime Lease.

B.            Sublandlord and Subtenant recognize that Sublandlord’s damages resulting from Subtenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Base Rent payable hereunder, and will be impossible to accurately measure.  Accordingly, if possession of the Premises is not surrendered to Sublandlord on the expiration or earlier termination of this Sublease, in addition to any other rights or remedies Sublandlord may have hereunder or at law, Subtenant shall pay to Sublandlord for each month (or any portion thereof) during which Subtenant holds over in the Premises after the Expiration Date or earlier termination of this Sublease, a sum equal to (i) one hundred fifty percent (150%) of the Rent payable by Sublandlord, as tenant, under the Prime Lease, for the last full calendar month prior to the Expiration Date, for the first three (3) months of such holdover period, and (ii) two hundred percent (200%) of the Rent payable by Sublandlord, as tenant, under the Prime Lease, for the last full calendar month prior to the Expiration Date, for the fourth and each subsequent month of such holdover period.  In addition, Subtenant shall otherwise observe, fulfill and perform all of Sublandlord’s obligations under the Prime Lease, including but not limited to, those pertaining to additional rent under the Prime Lease.  Subtenant shall indemnify and hold harmless Sublandlord from and against all damages incurred by Sublandlord on account of Subtenant’s holding over.  No holding over by Subtenant, nor the payment to Sublandlord of the amounts specified above, shall operate to extend the Term hereof.  Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Paragraph.

18.          Brokers.

Subtenant represents and warrants to Sublandlord and Sublandlord represents and warrants to Subtenant that the Brokers are the only brokers with whom each party dealt in relation to this transaction and that neither party has had any dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction.  The breaching party agrees to indemnify, defend and hold the non-breaching party harmless from any loss, liability and expense incurred by the non-breaching party as a result of any claim made against the breaching party, which is based upon a breach of said representation by the breaching party, which indemnification obligation hereunder shall survive the Expiration Date or sooner termination of this Sublease.  Sublandlord hereby agrees to pay the Brokers a commission pursuant to a separate agreement.

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19.          Prime Lease; Excluded Provisions.

A.            The provisions of the Prime Lease are specifically incorporated herein by reference, except such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the terms hereof or are set forth in this Sublease (the “Excluded Provisions”) and except that all references therein to “Landlord” shall mean Sublandlord, all references therein to “Tenant” shall mean Subtenant, all references to “this Lease” shall mean this Sublease.  Notwithstanding the forgoing,

(i)                                     references to “Landlord” shall be deemed to be solely Prime Landlord and not Sublandlord in Sections 6, 7, 8, 9, 10, 11(A)(i),11(D) (provided that payments shall be made to Sublandlord), 11(F), 12(A)(i), 14, 16(A), 22(B)-(D) and 23(A)-(B), the first sentence of Section 26(A) and Sections 38(A) and 54 of the Original Lease, Section 2.11 of the First Amendment; and

(ii)                                  references to “Landlord” shall be deemed to be both Prime Landlord and Sublandlord in Sections 13, 15, 16(B), 16(C), 20, 21(A), 21(B), 22(A), 23(C), 24, 26(D), 27, 29(A), Schedule B, Schedule C and Schedule D of the Original Lease.

B.            The following provisions of the Prime Lease are deemed to be Excluded Provisions:  (i) Sections 1 and 2, the rent table and the last paragraph in Section 3, Sections 5, 11(B), 11(C) (except for the last three (3) sentences of Section 11(C) which are incorporated into this Sublease), 12(A)(ii), 12(B), 12(D), 12(H) and 23(E), the last sentence of Section 26(A), Sections 26(B), 26(C), 26(E), 36, 45, 38(B), 49, 52, 53, 57, Exhibit 2, Exhibit 3, Exhibit 4 and Exhibit 6 of the Original Lease, Sections 2.2.4, 2.2.5, 2.3-2.7, 2.9, 2.10, 2.12, 2.14 and 3.1 and Articles II and IV of the First Amendment (except as necessary to define the Premises) and Articles II, IV and V and Section 3.6, and 3.7 of the Second Amendment.

C.            If any provisions of this Sublease shall conflict with any provision of the Prime Lease, then, as between Sublandlord and Subtenant the provisions of this Sublease shall control, provided, however, that if such construction of terms would cause Sublandlord to be in default under the terms of the Prime Lease, then such inconsistency shall be resolved in favor of the Prime Lease.

20.          Successors and Assigns.

This Sublease shall be binding upon and, except as prohibited by this Sublease or the Prime Lease, inure to the benefit of the parties hereto and their respective successors and assigns.

21.          No Modifications.

This Sublease may not be modified except by written agreement signed by Sublandlord and Subtenant.

22.          Security Deposit.

Subtenant has deposited with Sublandlord, the Security Amount for the faithful performance and observance by Subtenant of the terms, covenants, conditions, provisions and

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agreements of this Sublease.  The Security Amount shall not be required to be deposited in an interest bearing account.  It is agreed that in the event Subtenant defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of Base Rent and Additional Rent, beyond any and all applicable notice and grace period(s), Sublandlord may use, apply or retain the whole or any part of the Security Amount to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease beyond any applicable notice and grace period(s), including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord.  If Sublandlord so applies or retains any part of the Security Amount, Subtenant shall, upon demand, promptly deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full Security Amount on hand at all times during the term of this Sublease.  If there is no default by Subtenant at the Expiration Date or earlier termination of this Sublease, then Security Amount, or so much of the Security Amount which has not been expended as permitted in accordance with the terms of this Sublease, shall be returned to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease and after delivery of entire possession of the Premises to Sublandlord in the condition required to be delivered hereunder.  In the event of an assignment by Sublandlord of its interest under the Prime Lease, Sublandlord shall have the right to transfer the Security Amount and Subtenant agrees to look to the new Sublandlord solely for the return of said Security Amount and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Amount to a new Sublandlord.  Subtenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  If Subtenant deposits the Security Amount with Sublandlord prior to receipt of the Sublease Consent, Sublandlord shall return the Security Amount to Subtenant immediately in the event Prime Landlord does not consent to this Sublease; this obligation shall survive the termination of this Sublease.

23.          Inability to Perform, Delays.

If Subtenant shall be delayed in obtaining possession of the Premises because of delays in obtaining the Sublease Consent or in construction or for any other reason beyond the reasonable control of Sublandlord, Sublandlord shall not be subject to any liability, the effectiveness of this Sublease shall not be affected (except as expressly set forth in this Sublease) and the term hereof shall not be extended, but the Base Rent shall be abated (provided Subtenant is not responsible for the delay in obtaining the Sublease Consent or possession and provided that the delay is not due to delays in obtaining consent to, or in construction of, work required or permitted to be performed by Subtenant) until possession shall have been made available to Subtenant.

24.          Notice of Accidents.

Subtenant shall give Sublandlord and Prime Landlord notice of any fire, casualty or accident in or about the Premises promptly after Subtenant becomes aware of such event.

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25.          Destruction by Fire or Other Casualty; Condemnation.

A.            If the Premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Subtenant shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Prime Lease is terminated by Sublandlord or Prime Landlord pursuant to the provisions of the Prime Lease.

B.            If the Premises are partially or totally damaged by fire or other casualty as a consequence of which Sublandlord shall receive an abatement of rent or Additional Rent relating to the Premises, then in such event, there shall be a corresponding abatement of the Base Rent payable hereunder.

C.            If the Prime Lease is terminated pursuant to the provisions thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate.  In such event, Subtenant shall have no claim to any portion of the award with respect to any such taking, except to file a claim for the value of its fixtures or for moving expenses; provided, however, that Sublandlord’s award is not thereby reduced or otherwise adversely affected.

26.          Bankruptcy.

In the event Subtenant becomes the subject of proceedings involving bankruptcy, insolvency or reorganization of Subtenant, or if Subtenant makes an assignment for the benefit of creditors, or petitions for, or enters into an arrangement with creditors, Sublandlord shall have the same rights as to Subtenant as are afforded Prime Landlord under the Prime Lease under similar circumstances involving Sublandlord.

27.          No Waiver, etc.

No agreement to accept a payment of rent shall be deemed a waiver by Sublandlord of any provision of this Sublease unless expressed in writing and signed by Sublandlord.  The failure of Sublandlord or Subtenant to enforce any terms, covenants, conditions, provisions or agreements of this Sublease shall not prevent the later enforcement thereof or a subsequent act which would have constituted a violation from having all the force and effect of an original violation.  The receipt by Sublandlord or payment by Subtenant of Base Rent or other rent or charges with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach.  The parties hereto, to the fullest extent permitted by law, waive trial by jury in any action or proceeding relating hereto and consent to the jurisdiction of the applicable court system of the jurisdiction in which the Premises is situated.  Subtenant hereby waives any right to interpose any counterclaim in any action brought by Sublandlord in connection herewith.  The foregoing shall not be deemed a waiver by Subtenant of the right to interpose any counterclaim to the extent that the failure to interpose same would prohibit Subtenant from bringing the claim, which is the basis thereof, in a separate action.

28.          Limitations on Subtenant’s Remedies.

With respect to any provision of this Sublease which specifically requires that Sublandlord shall not unreasonably withhold or unreasonably delay its consent or approval, Subtenant in no

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event shall be entitled to make, nor shall Subtenant make, any claim, and Subtenant hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys’ fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Subtenant that Sublandlord has unreasonably withheld or unreasonably delayed such consent or approval.  Subtenant’s sole remedy for claimed unreasonable withholding or unreasonable delaying by Sublandlord of its consent or approval shall be an action or proceeding brought and prosecuted solely at Subtenant’s own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

29.          Rules and Regulations.

Subtenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time promulgate for the Building.  Sublandlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

30.          Entire Agreement.  Miscellaneous.

A.            This Sublease shall be governed by and construed in accordance with the laws of the state in which the Premises are situated, without regard to the conflicts of law principles thereof.

B.            The paragraph headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

C.            If any of the provisions of this Sublease or the application thereof to any person or circumstance shall be, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

D.            All of the terms and provisions of this Sublease shall be binding upon and, except as prohibited by Section 10 hereof, inure to the benefit of the parties hereto and their respective permitted successors and assigns.

E.            All prior negotiations and agreements relating to this Sublease and the Premises are merged into this Sublease.  This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the provisions of the Prime Lease.

F.             Each of Sublandlord and Subtenant represents and warrants to the other that each person executing this Sublease is a duly authorized representative of Sublandlord or Subtenant, as the case may be, and has full authority to execute and deliver this Sublease.

G.            This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublandlord shall have obtained Prime Landlord’s Sublease Consent pursuant to the provisions hereof and delivered to Subtenant an executed copy of the Sublease Consent.  Under no

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circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

H.            This Sublease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

I.             Except as expressly set forth herein, this Sublease and all the obligations of Subtenant to pay Base Rent and Additional Rent and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Prime Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Prime Landlord is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord’s or Prime Landlord’s control.

J.             Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

K.            At any time and from time to time Subtenant shall, within ten (10) business days after written request by Sublandlord, execute, acknowledge and deliver to Sublandlord a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modification(s), (ii) the dates to which the Base Rent and Additional Rent and other charges have been paid, (iii) that, to the best of Subtenant’s knowledge, no defaults exist under this Sublease or, if any do exist, the nature of such default(s) and (iv) as to such other matters as Sublandlord may reasonably request.

L.            In no event shall Sublandlord be liable for, and Subtenant hereby waives any claim for, any indirect, consequential or punitive damages arising under or in connection with this Sublease.  Subtenant shall be liable for all indirect, consequential and punitive damages arising under or in connection with this Sublease due to Subtenant’s acts, omissions or negligence.  In addition thereto, Subtenant hereby indemnifies and holds Sublandlord harmless from any claim for indirect, consequential or punitive damages under the Prime Lease due to Subtenant’s use and occupancy of the Premises, Subtenant’s acts, omissions or negligence, Subtenant’s fulfillment of any of Sublandlord’s obligations under the Prime Lease (to the extent included or incorporated into this Sublease) or any alterations which Subtenant makes to the Premises.

M.           Sublandlord covenants to Subtenant as of the date hereof that as of the date hereof:  (i) the Prime Lease and is unmodified and in full force and effect, (ii) Sublandlord has not received a default notice which has not been cured or a notice to quit for nonpayment of rent, or any notice of delinquency under the Prime Lease, (iii) to Sublandlord’s actual knowledge without inquiry, there is no default by Prime Landlord or any occurrence that, with the passage of time, would mature into a default by Prime Landlord under the Prime Lease, (iv) Sublandlord’s monetary obligations under the Prime Lease have been paid to the date hereof and (v) subject to obtaining the Sublease Consent, Sublandlord has complied with all provisions of the Prime Lease in entering into this Sublease and the existence of this Sublease will not, in and of itself, cause a default under the Prime Lease.

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31.          Furniture.

The furniture listed on Exhibit B attached hereto (the “Furniture”) and made a part hereof shall remain in the Premises and shall be available for use by Subtenant during the Term.  Sublandlord makes no representation, express or implied, in respect of the condition of the Furniture.  Subtenant hereby accepts the Furniture in its “as is” “where is” condition.  Subtenant shall maintain the Furniture in the same good order, condition, and repair, as Sublandlord is delivering the Furniture to Subtenant, reasonable wear and tear excepted.  If Subtenant does not exercise the Termination Option, Sublandlord shall convey the Furniture to Subtenant for a nominal consideration by means of a bill of sale and Subtenant shall be responsible for removing the Furniture from the Premises on or before the Expiration Date; provided, however, if Subtenant exercises its Termination Option as provided in Section 3 above, Sublandlord shall retain ownership of the Furniture and Subtenant shall have no obligation to remove the Furniture from the Premises at the end of the Term.  Subtenant shall have the right, at Subtenant’s sole cost and expense, to move any of the Furniture from the Premises, store the Furniture offsite or move within the Premises any of the Furniture which is built-in or otherwise attached to the Premises; provided, however, that if Subtenant takes any of the foregoing actions, Subtenant shall (i) shall repair any damage it has caused and (ii) be deemed to be the owner of the moved (if moved from the Premises), stored or detached or disassembled Furniture and shall be obligated to remove the same at or prior to the end of the Term.

32.          Signage.

Subtenant shall have the right, subject to Prime Landlord’s consent, to install Building standard tenant identification signage and a listing on the building directory in the Building lobby, if any, all at no cost to Sublandlord and with no liability to Sublandlord if Prime Landlord refuses, or fails to consent or to perform any such installation or provide any such signage.  Sublandlord shall use reasonable efforts to request Prime Landlord’s consent to such signage.  Further, Sublandlord agrees to use reasonable efforts to request Prime Landlord’s agreement to permit Subtenant to install signage at the monument signage at the Building; provided, however, that Subtenant acknowledges that Sublandlord’s signage rights under the Prime Lease are personal to Sublandlord, and Prime Landlord is not obligated to permit such signage.

33.          Parking.

Subject to the applicable provisions of the Prime Lease and subject to the Rules and Regulations, Subtenant shall have the right to use the Building Parking Area and Tenant’s twenty-six (26) reserved spaces, provided, however that any references to Exhibit 4 in the Prime Lease are hereby deleted and replaced with references to “Exhibit C” attached to this Sublease (the “Reserved Parking Spaces”).  Subtenant shall be responsible for all costs and expenses associated with any signs or markings identifying the Reserved Parking Spaces as those of Subtenant’s.  Such Reserved Parking Spaces are in addition to Subtenant’s rights to the unreserved parking spaces as set forth in the Prime Lease.

[Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

SUBLANDLORD:

Otsuka America Pharmaceutical, Inc.

By:	/s/ Steven J. Weisel
Name: Steven J. Weisel
Title: V.P. & General Counsel

SUBTENANT:

Ophthotech Corporation

By:	/s/ Michael G. Atieh
Name: Michael G. Atieh
Title: Chief Financial Officer

20-8185347
Federal Identification Number

22

EXHIBIT A

Prime Lease

(Attached hereto)

AGREEMENT OF LEASE

BETWEEN

RM SQUARE, LLC

AND

OTSUKA AMERICA PHARMACEUTICAL, INC.

i

SUCCESSORS, ASSIGNS, ETC.	53
BROKER	53
CAPTIONS	54
NOTICE OF ACCIDENTS	54
TENANT’S AUTHORITY TO ENTER LEASE	54
LETTER OF CREDIT/SECURITY DEPOSIT	54
FINANCIAL CONDITION	58
[INTENTIONALLY OMITTED]	58
EXTENSION OPTIONS	58
RIGHT OF FIRST OFFER	60
CAFETERIA	62
MISCELLANEOUS	62
PREVAILING PARTY	63
SATELLITE DISH AGREEMENT	63
REASONABLE CONSENT	63
SCHEDULE A	65
SCHEDULE B	66
SCHEDULE C	68
SCHEDULE D	72
EXHIBIT “1”	75
EXHIBIT “2”	76
EXHIBIT “3”	79
EXHIBIT “4”	80
EXHIBIT “5”	1
EXHIBIT “6”	12

ii

AGREEMENT OF LEASE, made as of this 22nd day of July, 2009 (the “Effective Date”), between RM SQUARE, LLC, a Delaware limited liability company, having an address c/o RXR Realty LLC, at 625 RXR Plaza, Uniondale, New York 11556 (hereinafter referred to as “Landlord”), and OTSUKA AMERICA PHARMACEUTICAL, INC., a Delaware corporation, having its principal place of business at 100 Overlook Center, Princeton, New Jersey 08540 (hereinafter referred to as “Tenant”).

WITNESSETH:  Landlord and Tenant hereby covenant and agree as follows:

SPACE

1.             Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown on the Rental Plan annexed hereto as Exhibit “1” (“Demised Premises” or “Premises”) on the fifth (5th) floor of the building located at One University Square, Princeton, New Jersey (hereinafter referred to as the “Building”), and the parties hereby stipulate and agree that such space is the entire fifth (5th) floor of the Building and is deemed to contain 67,531 rentable square feet in a Building that is deemed to contain 313,046 rentable square feet, which constitutes 21.57 percent of the area of the Building (“Tenant’s Proportionate Share”).  Landlord is the fee owner of the Building.

TERM

2.             (A)          The term (“Term” or “term”) of this lease shall commence upon the execution of this lease.  Subject to the provisions of this Article 2, Tenant’s right to occupy the Demised Premises and Tenant’s obligation to pay Rent (as defined in Article 3 hereof) and all items of additional rent shall commence on February 1, 2010 (the “Rent Commencement Date”).  The Term of this lease shall expire on January 31, 2021 (the “Expiration Date”).

(B)          Notwithstanding the foregoing, if on February 1, 2010, the Landlord’s Initial Construction (as defined in Article 5 hereof) has not been “substantially completed” (defined below), then the Rent Commencement Date shall be postponed until the date on which the Landlord’s Initial Construction is “substantially completed” and the Term of this lease shall be extended so that the Expiration Date shall occur on the day preceding the eleventh (11th) anniversary of (a) the Rent Commencement Date (but only if the Rent Commencement Date occurred on the first day of a calendar month), or (b) the first day of the first full calendar month following the Rent Commencement Date (if the Rent Commencement Date did not occur on the first day of a calendar month).  Subject to any tenant delay (as hereinafter defined) , Landlord shall use commercially reasonable efforts to substantially complete Landlord’s Initial Construction no later than February 1, 2010.  In no event shall the Rent Commencement Date occur prior to December 1, 2009, unless Tenant agrees otherwise.  The term “substantially completed”, as used herein, is defined to mean when (x) the only work items of Landlord’s Initial Construction that remain to be completed are “punchlist items” (i.e., minor or insubstantial details of mechanical adjustment or decoration) which do not materially interfere with the conduct of business by Tenant in the Demised Premises, (y) the Cafeteria (as hereinafter defined) is open for business (as more fully set forth in Article 54 below), and (z) the applicable municipality has issued either a temporary or permanent certificate of occupancy for the Demised Premises.  In the event the applicable municipality issues a temporary certificate of occupancy for the Demised Premises,

Landlord shall thereafter diligently pursue issuance of a permanent certificate of occupancy and shall deliver same to Tenant as soon as reasonably possible after the Rent Commencement Date.

(C)          Notwithstanding the foregoing, if Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications or to make finish selections for Landlord’s Initial Construction by the dates set forth for same on the estimated construction schedule annexed hereto as Exhibit “3”; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard as identified on a description of Landlord’s Building-standard materials, finishes and installations delivered to Tenant prior to the date hereof; (iii) Tenant’s changes in any approved plans, specifications or drawings; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; (v) Tenant’s interference with the performance of the Landlord’s Initial Construction; (vi) Tenant’s failure to approve, or approve as noted, final construction documents within the time periods set forth on the estimated construction schedule annexed hereto as Exhibit “3”; or (vii) Tenant’s failure to deliver the security deposit, letter of credit or guaranty required hereunder (if any) simultaneously with the delivery by Tenant of an executed counterpart of this lease (all such delays being hereinafter referred to as “tenant delay”); then the Rent Commencement Date shall be accelerated by the number of days of such tenant delay (provided, however, that Landlord shall not be obligated to deliver the Demised Premises to Tenant and Tenant shall not have the right to occupy the Demised Premises until Landlord’s Initial Construction is “substantially completed”).  Moreover, in the event of an accumulation of tenant delays in excess of one hundred eighty (180) days in the aggregate, the Rent Commencement Date shall automatically be deemed to be the estimated date of substantial completion as set forth on the estimated construction schedule annexed hereto as Exhibit “3”, subject to any extensions of such deemed Rent Commencement Date as a result of any delays caused by Landlord or its agents, contractors or employees in the substantial completion of Landlord’s Initial Construction.  Landlord shall notify Tenant, in writing, within a reasonable period after Landlord has actual knowledge of the circumstances giving rise to a tenant delay; provided, however, that any delay by Landlord in so notifying Tenant shall not excuse the tenant delay.  Tenant acknowledges and agrees that, for purposes of the foregoing sentence only, notice of any actual or anticipated tenant delay shall be effective if forwarded to Tenant or its representatives via electronic mail by Landlord or its construction affiliate.  Following the delivery by Landlord of any such written notice, Tenant shall have five (5) days within which to cure or avoid the tenant delay, as applicable.  In the event such tenant delay has not been cured or avoided within such five (5) day period, tenant delay shall begin to accumulate hereunder.  Landlord shall provide Tenant with an estimated completion schedule at least thirty (30) days prior to the date upon which Landlord’s Initial Construction is scheduled to be substantially completed and, prior to the substantial completion of Landlord’s Initial Construction, Landlord shall advise Tenant in writing as to the date of substantial completion of the Landlord’s Initial Construction.  Except as otherwise specifically provided herein.  Tenant waives any right to rescind this lease under applicable law then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Demised Premises on the Rent Commencement Date set forth in the first paragraph of this Article.

(D)          A “Lease Year” shall be comprised of a period of twelve (12) consecutive months.  The first Lease Year shall commence on the Rent Commencement Date but, notwithstanding the first sentence of this paragraph, if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall also include the additional period from the Rent

Commencement Date to the end of the then current month.  Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year.  For example, if the Rent Commencement Date was February 1, 2010, then the first Lease Year would begin on February 1, 2010, and end on January 31, 2011, and each succeeding Lease Year would begin on February 1st and end on January 31st.  If, however, the Rent Commencement Date was February 2, 2010, then the first Lease Year would begin on February 2, 2010 and end on February 28, 2011, the second Lease Year would commence on March 1, 2011 and end on February 29, 2012, and each succeeding Lease Year would begin on March 1st and end on February 28th or 29th, as applicable.

(E)           Landlord shall provide Tenant’s qualified representatives with access to the Demised Premises for a period of approximately six (6) weeks prior to substantial completion of the Landlord’s Initial Construction, solely for the purpose of installing Tenant’s furniture, telecommunication, computer and other data wiring and equipment therein.  In exercising such privilege of early access, Tenant shall ensure that its representatives (i) provide Landlord with appropriate evidence of all liability insurance coverage reasonably required by Landlord (naming Landlord and Tenant as additional insureds as their interests may appear); (ii) observe and comply with the Rules and Regulations, instructions and guidelines imposed by Landlord and/or Landlord’s contractors with respect thereto provided such Rules and Regulations comply with the provisions of Article 20 hereof; and (iii) do not create any interference with, or disturbance of, other work being performed in the Demised Premises or the Building or the operation of the Building.

(F)           Notwithstanding anything to the contrary contained herein, if the Landlord’s Initial Construction has not been substantially completed by the date that is fifteen (15) months following the date of this lease (the “Termination Deadline”), and provided that such delay is not attributable to force majeure or tenant delays, then Tenant shall have five (5) business days in which to deliver to Landlord a thirty (30) day written notice (“Tenant’s Termination Notice”) of Tenant’s intention to terminate this lease.  If the Landlord’s Initial Construction has not been substantially completed as of the thirtieth (30th) day following the timely and effective delivery of Tenant’s Termination Notice, then this lease shall be immediately terminated and neither Landlord nor Tenant shall have any further obligation or liability to the other hereunder.  Tenant acknowledges that time is of the essence with respect to Tenant’s delivery of Tenant’s Termination Notice and, if Tenant shall fail to deliver Tenant’s Termination Notice by the end of the fifth (5th) business day following the Termination Deadline, then Tenant’s termination right hereunder shall lapse and become of no force or effect whatsoever.

(G)          Notwithstanding anything to the contrary contained herein, if (i) Landlord’s Initial Construction has not been substantially completed by the date that is fifteen (15) months following the date of this lease, and (ii) Tenant does not deliver the Tenant’s Termination Notice, as permitted pursuant to Article 2(F), above, and provided that such delay is not attributable to force majeure or tenant delays, then Tenant may deliver to Landlord written notice (the “Self Help Notice”) of its intent to exercise its Self Help Remedy (as defined below).  If the Landlord’s Initial Construction has not been substantially completed by the thirtieth (30th) day following effective delivery of the Self Help Notice, then Landlord shall cease performance of the Landlord’s Initial Construction, and Tenant may proceed to undertake the Self Help Remedy.  The “Self Help Remedy” shall be the empowerment of Tenant to engage its own licensed, insured and reputable contractors and subcontractors for the purpose of completing the Landlord’s Initial Construction, under the direction of Tenant.  However, Tenant acknowledges and agrees that, with respect to any aspect (s) of the Landlord’s Initial Construction that would affect, touch or concern the Building systems, Tenant shall only engage a contractor(s) or subcontractor(s) approved by Landlord for the performance of the subject work, which approval shall not be unreasonably withheld, delayed or conditioned.  If Tenant exercises the Self Help Remedy, then upon Tenant having achieved substantial completion, Landlord shall pay to Tenant the entire positive difference (if any) between the aggregate amount of reasonable out-of-pocket expenses actually incurred by Tenant directly in connection with the Landlord’s Initial Construction and the aggregate amount of such expenses that would have been incurred by Tenant but for the exercise of the Self Help Remedy by Tenant.  Also if Tenant exercises the Self Help Remedy, the Rent Commencement Date shall be deemed to be the sooner to occur of (i) the date on which Tenant achieves substantial completion, or (ii) the date that is one (1) month following the date upon which the remainder of Landlord’s Initial Construction should reasonably be substantially completed (as determined by a general contractor selected by Tenant and reasonably approved by Landlord)

RENT

3.             The annual minimum rental (“Rent” or “rent”) is as follows:

During the first Lease Year, the Rent shall be $2,329,819.56, payable in equal monthly installments of $194,151.63 (based on $34.50 per rentable square foot).

During the second Lease Year, the Rent shall be $2,363,585.04, payable in equal monthly installments of $196,965.42 (based on $35.00 per rentable square foot).

During the third Lease Year, the Rent shall be $2,397,350.52, payable in equal monthly installments of $199,779.21 (based on $35.50 per rentable square foot).

During the fourth Lease Year, the Rent shall be $2,431,116.00, payable in equal monthly installments of $202,593.00 (based on $36.00 per rentable square foot).

During the fifth Lease Year, the Rent shall be $2,464,881.48, payable in equal monthly installments of $205,406.79 (based on $36.50 per rentable square foot).

During the sixth Lease Year, the Rent shall be $2,498,646.96, payable in equal monthly installments of $208,220.58 (based on $37.00 per rentable square foot).

During the seventh Lease Year, the Rent shall be $2,532,412.56, payable in equal monthly installments of $211,034.38 (based on $37.50 per rentable square foot).

During the eighth Lease Year, the Rent shall be $2,566,178.04, payable in equal monthly installments of $213,848.17 (based on $38.00 per rentable square foot).

During the ninth Lease Year, the Rent shall be $2,599,943.52, payable in equal monthly installments of $216,661.96 (based on $38.50 per rentable square foot).

During the tenth Lease Year, the Rent shall be $2,633,709.00, payable in equal monthly installments of $219,475.75 (based on $39.00 per rentable square foot).

During the eleventh Lease Year, the Rent shall be $2,667,474.48, payable in equal monthly installments of $222,289.54 (based on $39.50 per rentable square foot).

Tenant agrees to pay the Rent to Landlord, without notice or demand, in lawful money of the United States which shall be legal tender in payment of the debts and dues, public and private, at the time of payment, in advance on the first day of each calendar month during the Term at the address for payment designated by Landlord from time to time; it being acknowledged and agreed that the inclusion of an address for payment on an invoice (if any) submitted by Landlord shall qualify as such designation.  If no such address for payment is designated by Landlord, then payment shall be made to the address set forth in the introductory paragraph of this lease.

Except as otherwise specifically provided herein, Tenant shall pay the Rent as above and as hereinafter provided, without any set off or deduction whatsoever.  Should the Rent Commencement Date be a date other than the first day of a calendar month, Tenant shall pay a pro rata portion of the Rent on a per diem basis, based upon the first full calendar month of the first Lease Year, from such date to and including the last day of that current calendar month.  The Rent payable for such partial month shall be in addition to the Rent payable for the first Lease Year pursuant to the Rent schedule set forth above and shall be payable by Tenant on the Rent Commencement Date.

Landlord shall provide to Tenant the amount of One Million and 00/100 ($1,000,000.00) Dollars (the “Landlord’s Concession”), which Landlord Concession may be used by Tenant for those purposes relating directly to this lease that Tenant deems appropriate, in its sole discretion, including the following:  improvements to the Demised Premises, upgraded finishes, materials and fixtures to be installed with the Demised Premises, wiring and cabling within the Demised Premises (pursuant to the terms of this lease), or Rent payable by Tenant pursuant to this lease.  The Landlord’s Concession shall promptly be paid by Landlord directly to the applicable third party vendor, in installments, as needed, following installation within the Demised Premises and delivery by Tenant or such third party vendor of a written request for such payment(s), along with documentation reasonably satisfactory to Landlord evidencing the purpose for which such payment is requested (e.g., receipts, invoices, etc.).  If, as of the Rent Commencement Date, any portion of the Landlord’s Concession has not yet been paid by Landlord to Tenant and/or its third party vendors, such outstanding portion shall be applied by Landlord against the next due installment(s) of Rent hereunder.

USE

4.             (A)          Tenant shall use and occupy the Demised Premises only for executive and administrative offices, and for no other purpose.  Without limiting the generality of the foregoing, in no event shall Tenant be permitted to use the Demised Premises for any of the prohibited uses listed in Article 21(G) of this lease.

(B)          Tenant shall not use or occupy, suffer or permit the Premises, or any part thereof, to be used in any manner which would in any way, in the reasonable judgment of Landlord, (l) violate any laws or regulations of public authorities; (ii) make void or voidable any insurance policy then in force with respect to the Building; (iii) impair the appearance, character or reputation of the Building; (iv) discharge objectionable fumes, vapors or odors into the Building, air-conditioning systems or Building flues or vents in such a manner as to offend other occupants.  The provisions of this Section shall not be deemed to be limited in any way to or by the provisions of any other Section or any Rule or Regulation.

(C)          Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.

LANDLORD ALTERATION

5.             (A)          Landlord, at Tenant’s expense (except as otherwise set forth herein), will perform or cause Landlord’s construction affiliate to perform certain work and make certain installations in and to the Demised Premises in order to prepare same for occupancy by Tenant; such work and installations to be performed in accordance with final construction drawings to be developed by or on behalf of Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (such work and installations sometimes herein referred to as the “Landlord’s Initial Construction”).  As of the date of this lease, Landlord’s good faith, estimated construction schedule for the performance of Landlord’s Initial Construction is attached hereto as Exhibit “3”, it being understood that such construction schedule is subject to, among other things, the timely performance by Tenant of all of its obligations set forth thereon.  Landlord acknowledges and agrees that Tenant shall not be required to use Landlord’s architect in connection with the preparation of initial space plans, finish selection plans and the final construction drawings.  However, in the event Tenant elects to use Landlord’s architect to provide such services, Tenant shall pay for the cost of such services, not to exceed $101,296.50 (i.e., $1.50 multiplied by the rentable square footage of the Demised Premises [67,531]).  In the event that there is a conflict or inconsistency between the provisions of this lease (including the Exhibits and Schedules annexed hereto) and the work set forth on the final construction documents to be prepared for the Landlord’s Initial Construction and approved by Landlord and Tenant after the date hereof, such final construction documents shall be controlling.  Landlord shall correct any latent defects in Landlord’s Initial Construction provided such defects are disclosed to Landlord, in writing, during the first Lease Year, and same are not caused by any work performed by or on behalf of Tenant.

(B)          Notwithstanding anything to the contrary contained herein, Landlord shall bear up to a maximum of $2,414,233.25 (i.e., $35.75 multiplied by the rentable square footage of the Demised Premises [67,531]) (the “LIC Allowance”) of the Total LIC Charge (as hereinafter defined).  Tenant shall pay to Landlord or Landlord’s designee, as additional rent hereunder, the entire amount (the “Overage”) by which the Total LIC Charge exceeds the maximum amount of the LIC Allowance set forth above; such Overage to be paid in accordance with the provisions set forth in Article 5(F) below.  If, however, the Total LIC Charge is less than the maximum amount of the LIC Allowance set forth above, then Landlord shall bear the entire Total LIC Charge, and any such outstanding portion of the LIC Allowance shall be applied by Landlord against the next due installment(s) of Rent hereunder.  Furthermore, if, for whatever reason, Landlord fails to fund any portion of the LIC Allowance which is otherwise due and payable to the contractors performing Landlord’s Initial Construction, Tenant shall pay the corresponding portion of the Total LIC Charge to such contractors (and Tenant may rely on bills rendered for such work) and such portion of the LIC Allowance not paid by Landlord to the contractors and so advanced by Tenant shall be credited against the next due installment (s) of Rent hereunder.  The LIC Allowance shall be payable solely on account of labor directly related to, and materials delivered to the Demised Premises in connection with, the initial installations affixed to the Demised Premises as part of the Landlord’s Initial Construction, including, without limitation, walls, door frames, hardware, electrical systems, floor coverings, light fixtures, electrical outlets, fire protection sprinklers and alarms, ceiling tile and grid, wall finishes, HVAC equipment, plumbing and plumbing fixtures and all fees and charges incurred to obtain governmental and quasi-governmental permits, authorizations and approvals in connection therewith.  Tenant hereby acknowledges that in no event shall any portion of the LIC Allowance be paid or applied against any “soft costs”.  The term “soft costs”, as used herein, shall generally include, without limitation, the fees and charges of any architects, engineers and other consultants engaged by Tenant in connection with the subject work; the costs and charges incurred in connection with the installation of Tenant’s data and telecommunication wiring and cabling in and about the Demised Premises (or any portion thereof); and the costs and expenses incurred by Tenant in connection with the acquisition and installation of Tenant’s furniture, fixtures and equipment in the Demised Premises (or any portion thereof).

(C)          Landlord’s, designated contractor will serve as general contractor for performance of all aspects of the Landlord’s Initial Construction.  Upon completion of the final construction documents, but prior to the commencement of the Landlord’s Initial Construction, Landlord’s designated contractor shall engage in a commercial construction bidding process, whereby Landlord’s designated contractor solicits construction bids from three or more qualified subcontractors in each construction discipline (i.e., trade) to be engaged by Landlord’s designated contractor for the performance of the Landlord’s Initial Construction, except that Landlord’s designated contractor shall only be obligated to solicit bids from its single subcontractor of choice in each of the fire and life safety trades.  After receipt, review and leveling of all subcontractor bids, Landlord’s designated contractor shall select the lowest qualified bid from among the subcontractors bidding in each such construction discipline.  Landlord shall keep Tenant fully apprised during the course of such bidding process.  Following selection by Landlord’s designated contractor of all necessary subcontractors to perform the Landlord’s Initial Construction, Landlord shall cause Landlord’s designated contractor to advise Tenant of the total charge for the Landlord’s Initial Construction (which shall be subject to increase in cost solely attributable to tenant delay or change orders or extra work orders authorized by Tenant) and shall provide Tenant with a trade cost breakdown therefor.  Within ten (10) days after Landlord’s designated contractor advises Tenant of the charge, Tenant shall notify Landlord’s designated contractor as to whether Tenant (i) approves same, (ii) desires to make modifications to the scope of the work shown on the final construction documents (such modifications to be subject to the prior review and approval of Landlord), and/or (iii) will require Landlord’s designated contractor to obtain additional estimates or re-bid all or any portion of the Landlord’s Initial Construction.  If, as a result of Tenant’s election of either option (ii) or (iii), above, the substantial completion of Landlord’s Initial Construction is delayed for more than fourteen (14) days beyond the estimated date of substantial completion set forth on the estimated construction schedule annexed hereto as Exhibit “3” (subject to any extensions of such estimated date of substantial completion as a result of any delays caused by Landlord or its agents, contractors or employees) , then each day of such delay (including the fourteen (14) day period) shall constitute a tenant delay under Article 2 of this lease.  In the event Tenant elects options (ii) or (iii), above, Landlord agrees to perform its obligations thereunder with reasonable promptness.

(D)          Notwithstanding anything to the contrary contained herein, Landlord shall bear up to a maximum of $675,310.00 (i.e., $10.00 multiplied by the rentable square footage of the Demised Premises [67,531]) (the “Ceiling Allowance”) of the Total LIC Charge for that portion of Landlord’s Initial Construction consisting of the installation of all mechanical equipment and pipes above the ceiling grid (collectively, the “Ceiling Work”) Tenant shall pay to Landlord or Landlord’s designee, as additional rent hereunder, the amount by which the Total LIC Charge for the Ceiling Work exceed the maximum amount of the Ceiling Allowance set forth above as follows; (i) fifty (50%) percent of such overage, as reasonably estimated by Landlord, shall be due and payable prior to the commencement of the Ceiling Work, (ii) twenty-five (25%) percent of such overage, as reasonably estimated by Landlord, shall be due and payable upon substantial completion of one-half of the Ceiling Work, and (iii) the remaining portion of any overage, as finally determined, shall be due and payable upon substantial completion of the Ceiling Work.  If, however, the Total LIC Charge for the Ceiling Work is less than the maximum amount of the Ceiling Allowance set forth above, then Landlord shall bear all such charges, but Tenant shall not be entitled to the payment or credit of all or any portion of the difference between the two said amounts.  Furthermore, if, for whatever reason, Landlord fails to fund the required portion of the Ceiling Allowance, Tenant shall pay for the corresponding portion of the Ceiling Work to the contractors performing the Ceiling Work and such portion of the Ceiling Allowance not paid by Landlord shall be credited against the next due installment(s) of Rent hereunder.  In no event shall Tenant be entitled to a Rent credit in connection with any portion of the Ceiling Allowance not applied or otherwise spent toward the Ceiling Work

(E)           Notwithstanding anything to the contrary contained herein, Landlord shall bear up to a maximum of $388,000.00 (the “Upgrades Allowance”) of the Total LIC Charge for any materials and finishes in connection with Landlord’s Initial Construction above “Building standard” materials and finishes.  In the event the Upgrades Allowance is not fully spent in connection with Landlord’s Initial Construction, then Tenant may, at its option, (i) apply any such remaining portion to additional Alterations to be performed by Landlord at the Demised Premises throughout the initial Term of this lease, or (ii) require that such remaining portion be applied by Landlord against the next due installment(s) of Rent hereunder.  In no event shall Tenant be entitled to receive any portion of the Upgrades Allowance that has not been applied by Tenant as of the Expiration Date.

(F)           As used throughout this Article, the “Total LIC Charge” means the sum of the following components:  (i) the total subcontractor work charges for the Landlord’s Initial Construction, plus (ii) an amount equal to ten (10%) percent of the preceding amount.  Promptly following completion of the procedure set forth in Article 5(C) above, Landlord shall cause Landlord’s designated contractor to give Tenant notice of the amount of the Overage.  Prior to commencement of Landlord’s Initial Construction, Tenant shall pay to Landlord’s designated contractor, within ten (10) days following demand therefor, an amount equal to fifty (50%)_ percent of the anticipated Overage and, following completion by Landlord of one-half of the Landlord’s Initial Construction, Tenant shall pay to Landlord’s designated contractor, within ten (10) days following demand therefore, an amount equal to twenty-five (25%) percent of the anticipated Overage, as determined by Landlord’s designated contractor (each, a “Partial Overage Prepayment”); each such Partial Overage Prepayment to be applied in partial payment of the Overage, as finally determined.  Following substantial completion of the Landlord’s Initial Construction, Tenant shall pay to Landlord’s designated contractor, within ten (10) days following demand therefor, the entire amount by which the actual Overage (including only those amounts outstanding on change orders or extra work orders authorized by Tenant or resulting from Tenant Delay, if any) exceeds the sum of the Partial Overage Prepayments previously made by Tenant.

(G)          Notwithstanding anything to the contrary contained in this Article 5, Landlord’s Initial Construction shall not include the purchase, transport or installation of Tenant’s furniture, office equipment or communication and data lines, equipment and accessories, which shall be installed by Tenant, at Tenant’s sole cost and expense (subject to Tenant’s right to apply the Allowances (hereinafter defined) to same, if and to the extent provided herein), in accordance with plans and specifications developed by Tenant and approved by Landlord (to the extent required by this lease).

(H)          The parties acknowledge and agree that Landlord has agreed to provide Tenant with the Landlord’s Concession, the LIC Allowance, the Ceiling Allowance and the Upgrades Allowance (collectively, the “Allowances”), in an aggregate amount of up to $4,477,543.25, as more particularly set forth in this lease.  In order to provide Tenant with assurances of the availability of the funds required for Landlord to pay the Allowances, Landlord shall provide Tenant with the following documentation:

(i)            a letter of credit (the “25% Letter of Credit”), naming Tenant as the beneficiary, in the amount of $1,119,385.81 (i.e., securing payment of 25% of the maximum amount of the Allowances).  Landlord shall deliver the original Letter of Credit to Tenant within ten (10) business days following the Effective Date.  In the event that Landlord fails or is otherwise unable to deliver Landlord’s Letter of Credit to Tenant within such ten (10) business day period, Landlord shall, within three (3) business days following the expiration of such ten (10) business day period, deposit the sum of $1,119,385.81 in escrow with a mutually acceptable bank (the “25% Escrow”, which together with the 25% Letter of Credit being herein referred to as the “25% Security”).  Landlord may, as the performance of Landlord’s Initial Construction progresses, reduce the 25% Security (either by reducing the amount of the 25% Letter of Credit, or by having a portion of the 25% Escrow released, as applicable) as needed in order to pay such charges for Landlord’s Initial Construction (“Landlord’s Open Charges”) then due and payable by Landlord or theretofore paid by Landlord.  Simultaneously with Landlord’s request for a reduction in the 25% Security, Landlord shall submit a statement (“Landlord’s Reduction Statement”) to Tenant setting forth the cost of those aspects of the Landlord’s Initial Construction which have been completed through the date of such statement (such statement to be prepared in accordance with standard progress payment application forms issued by the American Institute of Architects [i.e., forms G-702 and G-703]).  In addition, Landlord’s Reduction Statement shall be accompanied by a certificate from an authorized officer of Landlord certifying that:  (i) the amount of such reduction is on account of Landlord’s Open Charges (but on account of which no portion of the Allowances has previously been paid or applied).  The 25% Letter of Credit shall contain a provision providing that, upon the issuing bank’s receipt of a Landlord’s Reduction Statement and the accompanying certification, the amount of the 25% Letter of Credit shall be automatically reduced by the amount set forth in the subject Landlord’s Reduction Statement.  With respect to the 25% Escrow, if applicable, the amount set forth in Landlord’s Reduction Statement shall be released from escrow upon the escrowee’s receipt of the subject Landlord’s Reduction Statement and the accompanying certification.  In the event Landlord is unable or unwilling, for whatever reason, to deposit and escrow the 25% Escrow by the expiration of such three (3) business day period, Tenant may elect to terminate this lease by delivering written notice to Landlord of such termination no later than two (2) business days after the expiration of such three (3) business day period, at which time this Lease shall terminate and be of no further force or effect (other than those provisions which specifically survive the expiration or sooner termination of this lease) and Landlord shall promptly return Tenant’s Letter of Credit (as hereinafter defined) to Tenant and reimburse Tenant for any reasonable, documented, out-of-pocket architectural and construction costs incurred by Tenant in connection with this lease within thirty (30) days after Tenant’s submission of such documentation; and

(ii)           written confirmation from Landlord’s lender (the “Lender’s Assurance Letter”) that at least $3,358,157.44 (i.e., 75% of the maximum amount of the Allowances) shall be earmarked for use by Landlord in connection with its performance of Landlord’s Initial Construction (to be disbursed as the performance of Landlord’s Initial Construction progresses in accordance with the provisions of the loan documents).  Landlord shall deliver the Lender’s Assurance Letter to Tenant within forty-five (45) days after the Effective Date.  In the event Landlord fails or is otherwise unable to provide the Lender’s Assurance Letter within the forty-five (45) day period set forth above, Landlord shall, within five (5) business days following the expiration of such forty-five (45) business day period, either (a) deposit the sum of $3,358,157.44 in escrow with a mutually acceptable bank (the “75% Escrow”) for use in connection with the performance of Landlord’s Initial Construction or (b) deliver a letter of credit (the “75% Letter of Credit”, which together with the 75% Escrow is herein referred to as the “75% Security”), naming Tenant as the beneficiary, in the amount of $3,358,157.44.  Landlord may, as the performance of Landlord’s Initial Construction progresses, reduce the 75% Security (either by reducing the amount of the 75% Letter of Credit, or by having a portion of the 75% Escrow reduced, as applicable) as needed in order to pay Landlord’s Open Charges.  Simultaneously with Landlord’s request for a reduction in the 75% Security, Landlord shall submit a Landlord’s Reduction Statement with the accompanying certification described in Article 5(H)(i) above.  The 75% Letter of Credit shall contain a provision providing that, upon the issuing bank’s receipt of a Landlord’s Reduction Statement and the accompanying certification, the amount of the 75% Letter of Credit shall be automatically reduced by the amount set forth in the subject Landlord’s Reduction Statement.  With respect to the 75% Escrow, if applicable, the amount set forth in Landlord’s Reduction Statement shall be released from escrow upon the escrowee’s receipt of the subject Landlord’s Reduction Statement and the accompanying certification.  In no event shall Landlord receive a reduction in both the 25% Security and the 75% Security for the same item of Landlord’s Open Charges.  In the event Landlord is unable or unwilling, for whatever reason, to deliver the 75% Letter of Credit or to deposit and escrow the 75% Escrow by the expiration of such five (5) business day period, Tenant may elect to terminate this lease by delivering written notice to Landlord of such termination no later than two (2) business days after the expiration of such five (5) business day period, at which time this Lease shall terminate and be of no further force or effect (other than those provisions which specifically survive the expiration or sooner termination of this lease) and Landlord shall promptly return Tenant’s Letter of Credit (as hereinafter defined) to Tenant and reimburse Tenant for any reasonable, documented, out-of-pocket architectural and construction costs incurred by Tenant in connection with this lease within thirty (30) days after Tenant’s submission of such documentation.

SERVICES

6.             Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays, and 8:00 A.M. to 1:00 P.M. on Saturdays (collectively, “Working Hours”), excluding legal holidays, shall furnish the Demised Premises with heat and air-conditioning in the respective seasons, and provide the Demised Premises with electricity for lighting and usual office equipment and other services as set forth in Schedule C annexed hereto.  Notwithstanding the foregoing, Tenant shall have access to the Demised Premises and electricity will be available twenty-four (24) hours per day, seven (7) days per week.  If Tenant shall require any heating or air-conditioning services other than during Working Hours, Landlord shall furnish same provided Tenant gives Landlord prior notice of its requirements as set forth in Schedule C attached hereto and made a part hereof, and Tenant shall pay to Landlord its charges for furnishing such services within twenty (20) days after Landlord’s request therefor.

LANDLORD’S REPAIRS

7.             Landlord, at its expense, will make or cause its construction affiliate to make all the repairs to and provide the cleaning (as set forth in Schedule B) for the Demised Premises and for all public areas and facilities of the Building, except such repairs and maintenance as may be necessitated by the negligence, improper care or use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord or its construction affiliate at Tenant’s expense.

WATER SUPPLY

8.             Landlord, at its expense, shall furnish hot and cold or tempered water for pantry and lavatory purposes only.

PARKING FIELD

9.             Tenant shall have the right to use two hundred fifty (250) parking spaces for the parking of automobiles of Tenant, its employees and invitees, in the parking area designated for tenants of the Building (hereinafter sometimes referred to as “Building Parking Area”), subject to the Rules and Regulations now or hereafter adopted by Landlord.  Notwithstanding anything to the contrary contained herein, forty (40) of Tenant’s parking spaces, as set forth above, shall be marked “reserved” for the exclusive use by Tenant and its employees and shall be located in the area set forth on the parking plan annexed hereto as Exhibit “4”, provided, however that Landlord reserves the right, in Landlord’s reasonable discretion, to relocate any of the reserved parking spaces at any time and from time to time during the term hereof in connection with a reconfiguration of the Building Parking Area in which substantially all similarly situated reserved parking spaces are also relocated.  In no event shall the reserved parking spaces, as relocated, be substantially further from a Building entrance than the originally reserved parking spaces set forth on Exhibit “4”.  Tenant shall not use nor permit any of its officers, agents or employees to use any parking spaces in excess of Tenant’s allotted number of spaces therein.  Tenant’s parking shall be limited to vehicles no larger than standard sized automobiles or light pickup vehicles.  Tenant shall not cause large trucks or other large vehicles to be parked within the Building Parking Area, except that temporary parking of larger delivery vehicles may be permitted in the area designated therefor by Landlord.  Vehicles shall be parked only in striped parking spaces and not in driveways, access roads, loading areas or other locations not specifically designated for parking.  Landlord shall have the right to assign parking spaces for the exclusive use of Tenant and/or other tenants of the Real Property (as hereinafter defined) and/or Landlord and their employees and invitees, and Tenant and its employees and invitees shall not park their vehicles in parking spaces allocated to others by Landlord.  Landlord shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the Building Parking Area.  Landlord shall not be responsible for any damage to or theft of any vehicles in the Building Parking Area.  Landlord may issue parking permits, install a gate system or impose any other system as Landlord deems necessary for the use of the Building Parking Area and, in such case, Landlord shall provide to Tenant, at no additional cost, parking permits or access cards for such parking system sufficient to accommodate the parking allocated to Tenant hereunder.  Landlord reserves the right from time to time to:  (i) change or reduce the Building Parking Area, roads and driveways, provided Landlord does not reduce the number of parking spaces allocated to Tenant under this lease; and (ii) make any alterations or repairs that it deems necessary to the Building Parking Area, roads or driveways, and to temporarily modify the parking rights granted to Tenant in connection with such alterations or repairs without any abatement or reduction of rent by reason thereof.  Landlord shall use commercially reasonable efforts to minimize the impact on Tenant of any such temporary modification of parking rights.  Landlord may require Tenant to furnish it with the automobile license numbers assigned to vehicles of Tenant and its employees and to notify Landlord of any changes thereof upon Landlord’s request.  Landlord may limit parking in the front yard of the Real Property to visitors.

DIRECTORY

10.          Landlord will furnish on the building directories no more than three (3) listings requested by Tenant.  The initial listings will be made at Landlord’s expense and any subsequent changes by Tenant shall be made by Landlord at Tenant’s expense.  Landlord’s acceptance of any name for listing on the directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this lease, to any sublease, assignment or other occupancy of the Premises.  If, at any time, Landlord shall install an electronic directory within the Building, Tenant shall be entitled to a total of fifteen (15) listings on such electronic directory.

TAXES AND OTHER CHARGES

11.          (A)          As used in and for the purposes of this Article 11, the following definitions shall apply:

(i)            “Taxes” shall be the real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, and any other governmental charges, general, specific, ordinary or extraordinary, presently existing or created hereafter, foreseen or unforeseen, and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Real Property for the operation thereof, which on the basis of any calendar year or fiscal year may be assessed, levied, confirmed, imposed upon, or become due and payable out of, or become a lien against the Real Property.  Taxes shall be adjusted, as necessary, for Base Year Taxes and all Escalation Years, to reflect a full assessment of the Real Property based on a fully occupied and completed Building and Real Property.  If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that there shall be levied, assessed or imposed in lieu of, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real Property (a) a tax, assessment, levy, imposition or charge based upon the rents received by Landlord, whether or not wholly or partially as a capital levy or otherwise (provided that all such rents are based, for purposes of this Article, on the per rentable square foot rental rate then utilized in connection with this lease), or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, or (c) a license fee measured by the rent payable by Tenant to Landlord, or (d) any other tax, levy, imposition, charge or license fee however described or imposed with respect to the Real Property; then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes.  In the event that, during the Term, any public improvements or betterments are made which would impose a special assessment against the Real Property which is permitted to be paid in installments, Landlord shall pay such assessments in as many installments as is lawful and only the installments due during any calendar year shall be included in Taxes for that calendar year.  Tenant shall only be responsible for Tenant’s Proportionate Share of installment payments payable by Landlord during the Term (as required by the preceding sentence), together with any interest charges as a result of having elected to make such payments in installments.  Except as otherwise set forth above, the term “Taxes” shall not include federal, state or local income taxes; capital levy, franchise, gift, transfer, succession, excise, capital stock, estate or inheritance taxes; penalties; interest for late payments and/or any expense included within any other charge payable by Tenant under this lease.  In the event a tax is levied in substitution for a tax which is excluded from Taxes, such new tax shall similarly be excluded from Taxes,

(ii)           “Base Year Taxes” shall be the Taxes actually due and payable with respect to the 2010 calendar year.

(iii)          “Escalation Year” shall mean any calendar year after the 2010 calendar year which shall include any part of the Term.

(iv)          “Real Property” shall be the land upon which the Building stands and any part or parts thereof utilized for parking, landscaped areas or otherwise used in connection with the Building, and the Building and other improvements appurtenant thereto, which Real Property is sometimes referred to as Block 6, Lot 92.01.  The Real Property does not contain any other buildings.

(B)          Tenant shall pay Landlord increases in Taxes levied against the Real Property as follows:  If the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then Tenant shall pay to Landlord, as additional rent for such Escalation Year, a sum equal to Tenant’s Proportionate Share of said increase (“Tenant’s Tax Payment” or “Tax Payment”).

(C)          Landlord shall render to Tenant a statement containing a computation of Tenant’s Tax Payment (“Landlord’s Statement”) with respect to each Escalation Year.  Within thirty (30) days after the rendition of the first Landlord’s Statement, Tenant shall pay to Landlord the amount of Tenant’s Tax Payment (which shall not exceed 1/12 of the annual Tenant’s Tax

Payment multiplied by the number of months elapsed during such Escalation Year).  On the first day of each month following the rendition of each Landlord’s Statement, Tenant shall pay to Landlord, on account of Tenant’s next Tax Payment, a sum equal to one-twelfth (1/12th) of Tenant’s last Tax Payment due hereunder, which sum shall be subject to adjustment for subsequent increases in Taxes.  Upon Landlord receiving notice of a subsequent increase in Taxes, Landlord shall have the right to increase the monthly installments of Tenant’s Tax Payment then due from Tenant by an amount sufficient to compensate Landlord for any previous deficiencies in installments and thereafter the monthly installments shall be increased on a pro rata basis so that installments due from Tenant shall be such as to be sufficient to fully pay Tenant’s Proportionate Share of the respective Taxes at least one month prior to the due date of such Taxes.  With respect to all tax periods for which there is a Tenant Tax Payment, Landlord shall, promptly following receipt of the actual tax bill, deliver to Tenant a Landlord’s Statement indicating the total Taxes for the Real Property during such Escalation Year, the actual Tenant’s Tax Payment for the subject period and the aggregate amount previously paid by Tenant on account of such Tenant’s Tax Payment.  If the actual Tenant’s Tax Payment exceeds the aggregate amount previously paid by Tenant on account of such Tenant’s Tax Payment, then Tenant shall pay to Landlord the entire difference within thirty (30) days following receipt of the Landlord’s Statement.  If the aggregate amount previously paid by Tenant on account of the subject Tenant’s Tax Payment exceeds the actual Tenant’s Tax Payment for the subject tax period, then Landlord shall credit the entire difference to Tenant and apply same against the next installment(s) of Tenant’s Tax Payment becoming due hereunder.

(D)          If during the Term Taxes are required to be paid as a tax escrow payment to Landlord’s mortgagee, then, at Landlord’s option, the installments of Tenant’s Tax Payment shall be correspondingly accelerated so that Tenant’s Tax Payment or any installment thereof shall be due and payable by Tenant to Landlord at least thirty (30) days prior to the date such payment is due to such mortgagee.

(E)           Landlord’s failure to render a Landlord’s Statement with respect to any Escalation Year shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to any Escalation Year for a period of three (3) years following the expiration of the subject Escalation Year.  The obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive for a period of three (3) years following the expiration of the subject Escalation Year.

(F)           Tenant shall not, without Landlord’s prior written consent, institute or maintain any action, proceeding or application in any court or body or with any governmental authority for the purpose of changing the Taxes.  If Landlord obtains a (i) reduction or an abatement in the assessment of the Real Property and/or a (ii) reduction or an abatement in Base Year Taxes, then Base Year Taxes, as utilized for purposes of calculating Tenant’s Proportionate Share of Taxes due pursuant to this lease shall be in an amount equal to the tax rates which were in effect during the base years set forth above times the assessed valuation of the Real Property as so reduced.  If during the Term of this lease, Taxes are reduced for any tax year and a tax certiorari proceeding or any other proceeding, judicial or otherwise, is pending for the base years (or any of the base years) then for purposes of calculating Base Year Taxes, Landlord may utilize such reduced assessed valuation in calculating Tenant’s Proportionate Share of Taxes.  In such an event, Landlord shall determine Base Year Taxes to be equal to the tax rates in effect for the base years times the reduced assessed valuation for such interim year.  After the assessed valuations for the base years are finally determined, Landlord shall issue a statement reconciling all tax years affected by such final determination and Tenant shall remit such additional funds as may be payable with respect to Tenant’s Proportionate Share of Taxes, or Landlord shall refund to Tenant any excess payments made by Tenant with respect to Tenant’s Proportionate Share.  However, if Landlord obtains a reduction in tax assessments which results in a reduction in Taxes for any tax year as a result of proceedings respecting applications filed or made on or after the date of execution of this lease, then for purposes of calculating Tenant’s Proportionate Share of Taxes due pursuant to this lease for such tax year the Taxes imposed shall be reduced accordingly and, if Landlord shall actually receive any tax refund in respect to the Taxes for any tax year for which Tenant has paid Tenant’s Proportionate Share of the Taxes as herein provided, then Landlord shall reimburse Tenant for Tenant’s Proportionate Share thereof, after first deducting therefrom the share of Landlord’s cost and expense in procuring such refund proportionately attributed to the reimbursement due to Tenant.

(G)          If the Term expires on a day other than the last day of an Escalation Year, then Tenant’s liability pursuant to this Article 11 for such Escalation Year shall be apportioned on a per diem basis, based upon a 365-day year.

OPERATING COST INCREASES

12.          (A)          For purposes of this lease, the terms “Operating Costs” and “Base Operating Costs” shall be defined as follows:

(i)            The term “Operating Costs” shall mean and include the aggregate of all those expenses, adjusted for full Building occupancy, to the extent incurred in respect to the operation and maintenance (whether structural or non-structural, and whether capital or non-capital in nature) of the Real Property (as such term is defined in Article 11(A)(iv)) in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional first class office properties, including any and all of the following:  salaries, wages, hospitalization, medical, surgical and general welfare benefits (including group life insurance), pension payments, payroll taxes and workmen’s compensation of and respecting employees of Landlord engaged in the operation and maintenance of the Real Property (including, among others, that of the Real Property or Building manager and such manager’s administrative staff); all insurance carried by Landlord applicable to the Real Property (including, without limitation, primary and excess liability, vehicle insurance, fire and extended coverage, vandalism and all broad form coverage, riot, strike and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); management fees (to the extent same do not exceed similar fees charged for management at comparable buildings in the general vicinity of the Building); maintenance fees; maintenance and repairs of grounds (including, without limitation, all landscaping, statuary, exhibits, displays, walks, parking and other vehicle ways and areas and common areas), underground conduits, pipes, line equipment and systems; repaving, resurfacing and painting (including line painting); removal of snow, ice, trash, garbage and other refuse; steam, fuel (including oil and/or gas used to heat the Building), utility taxes and water and sewer rental; cleaning, cleaning supplies, uniforms and dry cleaning and window cleaning; legal expenses (other than those for preparation of this and other leases) and accounting fees; taxes (including, without limitation, sales and use taxes); service contracts, fees charged by energy providers and/or consultants, security systems and security personnel, and traffic systems and traffic personnel; telephone and stationery; alterations and improvements made by reason of governmental requirements adopted after the Rent Commencement Date; reserves, provided that any such reserves not spent during the Escalation Year in which same were collected shall be credited toward Tenant’s next Cost Payment (or refunded to Tenant if no additional Cost Payments are due); and all other expenses paid in connection with the operation of the Real Property.

Notwithstanding anything to the contrary contained herein, Operating Costs shall not include (1) salaries and benefits for employees above the grade of property manager and “asset manager” (i.e., an accounting level position in connection with the Real Property and not a fund manager or other executive position); (2) the cost of leasehold improvements, decorating or otherwise improving premises intended to be demised to tenants at the Real Property; (3) costs incurred in connection with the enforcement of any leases affecting the Real Property; (4) any subsidy provided by Landlord to the operator of the Cafeteria or in connection with any other Building amenity to the extent such subsidy(ies) are payable by Tenant directly pursuant to another provision of this lease; (5) ground rent, financing costs or debt service costs for the Real Property; (6) costs and expenses which are attributable to repairs or replacements to the extent covered (or required by this lease to be covered) by insurance or warranties, or otherwise paid for directly by a third party (except if said payment is required by way of an operating expense or similar provision in any other tenant’s lease); (7) any repairs or replacements necessitated by Landlord’s negligence or willful misconduct or the costs and expenses of repairing or replacing any portion of the Building or the Real Property, the original construction of which was defective; (8) Taxes; (9) brokerage expenses, marketing expenses, rent concessions, construction allowances or other inducements to spur tenant occupancy rates; (10) the cost of any services provided for a particular tenant or occupant of the Real Property to the extent such services are not offered to tenants at the Real Property generally; (11) interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner, unless such failure is due to Tenant’s failure to comply with the terms of this lease; (12) all costs and expenses attributable to any Hazardous Materials (as hereinafter defined) or any testing, investigation, management, maintenance, remediation or removal thereof (it being understood and agreed however, that Operating Costs may include all costs incurred in connection with testing and reporting performed in the ordinary course of business to the extent not otherwise prohibited by this lease); (13) costs incurred in connection with the initial construction of the Building or any portion of the Real Property; (14) any sums paid or owed by Landlord to any tenant in the Building; (15) costs incurred in connection with lawsuits or other legal actions (including, without limitation, arbitrations and mediations) instituted or defended by Landlord; (16) costs of acquiring, leasing, insuring or displaying sculptures, paintings and other objects of art located at the Real Property; (17) the cost of services or items provided by Landlord’s affiliates to the extent that such costs exceed reasonable and customary charges for similar services or items in the market area; (18) costs related to the maintenance of Landlord’s existence and the operation of Landlord’s business, as distinguished from the costs of Building operations, including, but not limited to, costs of selling or syndicating any of Landlord’s interest in the Real Property and costs of disputes between Landlord and its employees and/or Building management; (19) any expenses which are included within any other charge payable under this lease; (20) management or administrative fees (except for the management fees expressly stated in Article 12(A)(i) above); (21) reserves, except as otherwise set forth above; and/or (22) expenditures that would properly be categorized as capital expenditures under generally accepted accounting principles applied to commercial office properties (except for Savings Capital Costs and Safety Capital Costs).

If Landlord shall purchase any item of capital equipment or make any capital expenditure intended to result in savings or reductions in Operating Costs (such capital costs and expenditures hereinafter called “Savings Capital Costs”), then the cost for same shall be included in Operating Costs, to the extent hereinafter set forth.  The annual amortized portion of Savings Capital Costs shall be included in Operating Costs in the year in which the costs are incurred and in any subsequent years, on a straight-line basis, amortized over the useful life of such items.  If any such Savings Capital Cost shall result from the lease by Landlord of capital equipment designed to result in savings or reductions in any Operating Costs, then the rentals and other acquisition and financing costs paid pursuant to such leasing shall be included in Operating Costs for the year in which they were incurred.

If Landlord shall purchase any item of capital equipment or make any other capital expenditure in order to comply with legal requirements or insurance requirements that are adopted after the Rent Commencement Date or in order to benefit or increase the safety and security of the Building, Property, or its tenants and/or invitees (such capital costs and expenditures hereinafter called “Safety Capital Costs”), then the annual amortized portion of the costs for same shall be included in Operating Costs for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items.  If any such Safety Capital Cost shall result from the leasing by Landlord of capital equipment to comply with legal requirements or insurance requirements or to increase safety and security then, in such event, the rentals and other acquisition and financing costs paid pursuant to such leasing shall be included in Operating Costs for the year in which they were incurred.

If any of the goods or services to be provided by Landlord are provided to buildings and properties other than the Building and the Real Property, then Landlord shall make an equitable allocation of the cost of such goods and services among all of the buildings and properties benefiting from such goods and services so that only the portion allocable to the Building and the Real Property shall be included in Operating Costs.

(ii)           The term “Base Operating Costs” shall mean the Operating Costs incurred by Landlord for the calendar year ending December 31, 2010 (whether or not retroactively determined).

(B)          Tenant shall pay to Landlord increases in Operating Costs as follows:  If the Operating Costs actually incurred by Landlord in any Escalation Year (as such term is defined in Article 11(A)(iii)) shall exceed the Base Operating Costs, then Tenant shall pay to Landlord, as additional rent for said Escalation Year, a sum equal to Tenant’s Proportionate Share of the difference between said Operating Costs and the Base Operating Costs (“Tenant’s Cost Payment” or “Cost Payment”).

(C)          Landlord shall render to Tenant a statement containing a computation of Tenant’s Cost Payment (“Landlord’s Cost Statement”) with respect to each Escalation Year occurring in whole or part during the Term of this lease.  Within thirty (30) days after rendition of Landlord’s Cost Statement relating to the first Escalation Year, Tenant shall pay to Landlord, as additional rent, the full amount of Tenant’s Cost Payment shown thereon (which shall not exceed 1/12 of the annual Tenant’s Cost Payment multiplied by the number of months elapsed during such Escalation Year).  In addition, on the first day of each month following the rendition of each Landlord’s Cost Statement, Tenant shall pay to Landlord, on account of Tenant’s next Cost Payment, a sum equal to one-twelfth (1/12th) of Tenant’s last Cost Payment due hereunder, which sum shall be subject to adjustment for subsequent increases in Operating Costs.

(D)          All year-end Landlord’s Cost Statements shall include the following information with respect to the Escalation Year to which they apply:  (i) the total Operating Costs incurred by Landlord during the Escalation Year in question; (ii) Tenant’s Cost Payment for such Escalation Year; (iii) all amounts paid by Tenant during such Escalation Year on account of the subject Cost Payment; and (iv) the amount of the positive difference, if any, between Cost Payment for such Escalation Year and the amounts paid by Tenant during such Escalation Year on account of the subject Cost Payment.  Within thirty (30) days after the rendition of such Landlord’s Cost Statement, Tenant shall pay to Landlord, as additional rent, the amount of the difference referred to in (iv) above, if any.  In the event the subject Cost Payment is less than the amounts paid by Tenant during such Escalation Year on account of the subject Cost Payment, then Landlord shall credit the entire difference to Tenant and apply same against the next installment(s) of Tenant’s Cost Payment becoming due hereunder or refund such amount to Tenant, if same is payable after the expiration or sooner termination of this lease (provided this lease has not been terminated as a result of Tenant’s default hereunder).  In addition, together with such payment, Tenant shall pay to Landlord, for each month that has transpired since the commencement of the current Escalation Year and the rendition of the subject Landlord’s Cost Statement, the difference between one-twelfth (1/12th) of the Cost Payment shown on such statements and the monthly payments toward Tenant’s Cost Payment made by Tenant for the prior months of such current Escalation Year.  In addition, on the first day of each month following the rendition of the subject Landlord’s Cost Statement, Tenant shall pay to landlord, on account of the next Tenant’s Cost Payment, one-twelfth (1/12th) of the Cost Payment shown on the subject Landlord’s Cost Statement.

(E)           If Landlord shall incur or bill for a retroactive increase in Operating Costs, Tenant shall pay Landlord the total amount of the additional rent resulting from such retroactive increase on the first day of the month following demand therefor by Landlord, but in no event on less than twenty (20) days prior notice, subject to the limitation in Article 12(G), below.

(F)           Every notice given by Landlord pursuant to this Article, including, without limitation, Landlord’s Cost Statement, shall be conclusive and binding upon Tenant unless within six (6) months after the receipt of such notice, Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect.  Pending the determination of such dispute by agreement or otherwise, Tenant shall pay additional rent or accept credit in accordance with Landlord’s notice and such payment or acceptance shall be without prejudice to Tenant’s position.  If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s Cost Statement.

(G)          Landlord’s failure to render a Landlord’s Cost Statement with respect to any Escalation Year shall not prejudice Landlord’s right to render a Landlord’s Cost Statement with respect to any Escalation Year for a period of three (3) years following the expiration of the subject Escalation Year.  The obligations of Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive for a period of three (3) years following the expiration of the subject Escalation Year.

(H)          Landlord shall keep reasonably detailed records of Operating Costs for all periods covered by any Landlord’s Cost Statement.  Tenant shall have the right to audit Landlord’s books and records with regard to Base Operating Costs and the Operating Costs for any Escalation Year, provided such audit is performed in accordance with each of the following requirements:  (i) Tenant shall have made timely payment of such Tenant’s Cost Payment; (ii) Tenant has delivered written objection to Landlord as to the amount of the Base Operating Costs and/or subject Tenant’s Cost Payment (and of Tenant’s intent to exercise its audit right hereunder) within six (6) months of Tenant having received the Base Operating Costs breakdown and/or the subject Landlord’s Cost Statement; (iii) such audit shall be performed by Tenant or a reputable firm of certified public accountants engaged by Tenant on a fee-paid basis (as opposed to a contingency fee basis); (iv) the accounting firm engaged by Tenant must execute and deliver to Landlord an undertaking, whereby such accounting firm (a) covenants not to disclose to any person or entity (other than Tenant) any information received by or made available to such accounting firm in connection with the audit and (b) agrees not to solicit other tenants of the Building for the purpose of performing an audit on their behalf; (v) such audit is performed during regular business hours, upon prior appointment with Landlord and at Landlord’s record-keeping office; (vi) while Tenant’s auditor shall be permitted to review the applicable books and records at Landlord’s record-keeping office in New Jersey or the metropolitan New York area (unless otherwise agreed to by Tenant), no copies may be made, nor may any such books or records be removed from such record-keeping office; and (vii) such audit is completed within thirty (30) days following the commencement of such audit.  Upon presentment by Tenant of written documentation (in form and substance reasonably acceptable to Landlord) of an overcharge by Landlord, Landlord shall promptly make all proper adjustments in the form of a credit or reimbursement to Tenant, at Landlord’s option (provided, however, that any such overcharge shall be refunded to Tenant in the event the Term has expired).

(I)            If the Term expires on a day other than the last day of an Escalation Year, then Tenant’s liability pursuant to this Article 12 shall be apportioned on a per diem basis, based upon a 365-day year.

TENANT’S REPAIRS

13.          Tenant shall take good care of the Demised Premises, subject to the provisions of Article 7 hereof or elsewhere in this lease, and Landlord or its construction affiliate, at the expense of Tenant, shall make as and when needed as a result of misuse or neglect by Tenant or Tenant’s servants, employees, agents or licensees, all repairs in and about the Demised Premises necessary to preserve them in good order and condition.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business as a result of the performance of any such repairs.  Except as provided in Article 26 hereof or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or of Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof.

FIXTURES & INSTALLATIONS

14.          All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord’s expense, or Tenant’s expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord as of the Expiration Date or sooner termination of this lease.  All trade fixtures, furniture, furnishings and other articles of movable personal property owned by Tenant and located within the Premises (collectively, “Tenant’s Property”) may be removed from the Premises by Tenant at any time during the Term.  In the event Landlord will require that any portion of Landlord’s Initial Construction be removed at the expiration or sooner termination of the Term, Landlord shall advise Tenant of such requirement at the time Landlord approves Tenant’s final construction documents.  Landlord shall, at the time Landlord gives its consent to Tenant for any Alteration (as defined below) for which Landlord’s consent is requested (as set forth in Article 15), notify Tenant, in writing, as to which Alterations shall be removed by Tenant at the termination or expiration of this lease.  Any repair made necessary as a result of such removal shall itself be deemed an Alteration (as defined in Article 15 below) within the purview of this lease.  All the outside walls of the Demised Premises including corridor walls, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts, utility closets, or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein.  Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.  Landlord’s access to the Demised Premises for purposes of operation, maintenance and repair shall be governed by the provisions of Article 22 hereof.

ALTERATIONS

15.          (A)          Tenant shall make no alterations, decorations, installations, additions or improvements (hereinafter collectively referred to as “Alterations”) in or to the Demised Premises without the prior consent of Landlord (except as otherwise expressly set forth in this lease).  Tenant may make written request to Landlord that certain Alterations be made to the Demised Premises, but all such Alterations shall be performed, if at all, (i) in the reasonable discretion of Landlord (except that Landlord may withhold its consent, in its sole and absolute discretion, in evaluating any proposed Alteration that would be visible from the exterior of the Premises), (ii) by Landlord or its designee, with respect to any Alterations affecting the Building’s structural or mechanical, electrical or plumbing components, or, at Tenant’s option and subject to the requirements of Article 15(B) below with respect to all other Alterations, by a reputable, bondable contractor selected by Tenant, and (iii) at the sole cost and expense of Tenant (subject to the Upgrades Allowance set forth in Article 5(E) above and the Landlord’s Concession set forth in Article 3 above).  With respect to any Alteration to be performed in, on or to the Demised Premises by Landlord (which term as used in this Article 15(A) shall be deemed to include Landlord and/or Landlord’s construction affiliate or designated contractor), Tenant shall pay Landlord for all reasonable, commercially competitive costs and charges for such Alteration (including, without limitation, the cost of any drawings, plans, layouts and/or specifications prepared by Landlord or its consultants with respect to such Alteration).  Notwithstanding anything to the contrary contained herein, upon written notice to, but without the prior written consent of, Landlord, Tenant may make Alterations to the Premises which (x) are purely decorative in nature (i.e., painting, wall coverings, floor coverings), (y) that exclusively involve the installation of telecommunications wiring and cabling, or (z) that are purely non-structural, do not affect any Building mechanical, electrical, plumbing, fire or life-safety systems, do not require building permits and do not cost more than $50,000.00, in the aggregate, subject to the provisions of Article 15(B), below.  Notwithstanding the foregoing, the $50,000.00 cap set forth in the preceding sentence shall be increased by $10,000.00 every five (5) years.

(B)          In the event that Tenant elects to perform specific Alterations in lieu of Landlord or Landlord’s contractor, as specified above (the “Permitted Alterations”) , the following provisions of this Article 15(B) shall apply:

(i)            All Permitted Alterations done by Tenant shall at all times comply with (a) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, and (b) rules and regulations of the Landlord attached as Schedule D.

(ii)           With respect to all Permitted Alterations, architectural and engineering plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval in accordance with the following requirements:

(a)           Tenant shall, at its expense, furnish Landlord with complete architectural, mechanical and electrical construction documents for work to be performed by Tenant (the “Tenant’s Plans”).  All of the Tenant’s Plans shall:  (x) be compatible with the Landlord’s building systems and specifications, (y) comply with all applicable laws and the rules, regulations, requirements and orders of any and all governmental agencies, departments or bureaus having jurisdiction, and (z) be fully detailed, including locations and complete dimensions;

(b)           Tenant’s Plans shall be subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(c)           Tenant shall, at Tenant’s expense, (x) cause Tenant’s Plans to be filed with the governmental agencies having jurisdiction thereover, (y) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith, and (z) obtain all necessary certificates of occupancy, both temporary and permanent.  Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord.  Tenant shall make no material amendments or additions to Tenant’s Plans without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

(d)           No work shall commence in the Premises until (y) Tenant or its contractor (i) has procured a paid builder’s risk insurance policy on an “all risk” basis and on a completed value form, including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any mortgagee and any lessor under any ground lease of which Landlord notifies Tenant from time to time, in all such work by Tenant to be incorporated in the Building and all materials and equipment in or about the Premises in connection therewith, such insurance policy naming Landlord and any other parties whose names have been provided by Landlord to Tenant from time to time as additional insureds and (ii) has delivered to Landlord a certificate of insurance evidencing such policy, and (z) Tenant or its contractor has procured a workmen’s compensation insurance policy covering the activities of all persons working at the Premises in connection with such Permitted Alterations naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy;

(e)           Tenant may use any licensed architect or engineer to prepare its plans and to file for permits, provided, however, that such architect or engineer shall, at all times, be required to maintain commercially reasonable professional liability insurance coverage.  However, all such plans shall be subject to review, proposed revision and approval by Landlord or its architect, which proposed revision and approval shall not be unreasonably withheld or delayed;

(f)            Tenant, at its expense, shall perform all work in connection with all Permitted Alterations, in accordance with Tenant’s Plans using reputable, experienced contractors and subcontractors, and such work shall be subject to Landlord’s supervisory fee charge in the amount of eight (8%) percent of the total cost thereof to be paid to Landlord or Landlord’s construction affiliate, as designated by Landlord; provided, however, that in connection with any Alterations permitted without Landlord’s consent pursuant to Article 15(A)(x) - (z), above, such supervisory fee charge shall be in the amount of five (5%) percent.  In receiving such fee, Landlord assumes no responsibility for the quality or manner (including, without limitation, the means, methods and/or techniques) in which such work has been performed; and

(g)           Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.  Landlord agrees to impose a similar “labor harmony” requirement on all tenants of the Building from and after the date of this lease.

(iii)          Tenant’s Permitted Alterations shall be subject to the following additional conditions:  (a) the Permitted Alterations will not result in a violation of, or require a change in, any Certificate of Occupancy applicable to the Premises or the Building; (b) the outside appearance, character or use of the Building shall not be affected; (c) no part of the Building outside of the Premises shall be physically affected; (d) in the event the proper functioning of any mechanical and electrical system of the Building shall be affected by any portion of Tenant’s Permitted Alterations, same shall be performed by Landlord or its designee at costs which are reasonable and commercially competitive.

(iv)          Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics’ and other liens filed in connection with its Permitted Alterations, repairs or installations, including the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Premises and against any loss, cost, liability, claim, damage and expense, including reasonable counsel fees, penalties and fines incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon.  Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanics’ liens for all work, labor and services performed and materials furnished, the cost of which exceeds $5,000.00, signed by all contractors, subcontractors, materialmen and laborers involved in such work.

(v)           Tenant, at its expense, shall procure the satisfaction or discharge of or otherwise bond over all such liens within thirty (30) days after notice to Tenant of the filing of such lien against the Premises or the Building.  If Tenant shall fail to cause such lien to be discharged within the aforesaid period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.  If Tenant elects to discharge any such lien through bonding, Tenant must ensure that the subject lien is discharged from the Real Property, the Building, the Demised Premises and this lease (as applicable) and transferred to the bond.  Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the interest rate set forth in Article 33 hereof, from the respective dates of Landlord’s making of the payments or incurring of the cost and expense, shall be billed promptly by Landlord and shall constitute additional rent and shall be paid within twenty (20) days of demand.

(vi)          Nothing in this lease contained shall be construed in any way as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any improvement, alteration or repair of the Premises, nor as giving any right or authority to contract for the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics’ liens against the Premises.

(C)          Tenant shall not be permitted to make, or to engage a contractor or artist to make, any Alterations, decorations, installations, additions or other improvements (“Visual Alteration”) which may be considered a work of visual art of any kind, and/or which might fall within the protections of the Visual Artists Rights Act of 1990 (“VARA”) unless:

(i)            Tenant obtains, from each artist and/or contractor who will be involved in said Visual Alteration, valid written waivers of such artist’s and/or contractor’s rights under VARA in form and content reasonably acceptable to Landlord; and

(ii)           Landlord consents to such Visual Alteration in writing.

In the event that a claim is brought under VARA with respect to any Visual Alteration performed in or about the Building by or at the request of Tenant or Tenant’s agents or employees, Tenant shall indemnify and hold harmless Landlord against and from any and all such claims.  If any action or proceeding shall be brought against Landlord by reason of such claim under VARA, Tenant agrees that Tenant, at its expense, will resist and defend such action or proceeding and will employ counsel satisfactory to Landlord therefor.  Tenant shall also pay any and all damages sustained by Landlord as a result of such claim, including, without limitation, attorney’s fees and the cost to Landlord of complying with VARA protections (which shall include damages sustained as a result of Landlord’s inability to remove Visual Alterations from the Premises).  Failure of Tenant to strictly comply with the provisions of this Article 15(C) shall be deemed a default under this lease, and Landlord shall be entitled to pursue all appropriate remedies provided herein, as well as at law or in equity.  The provisions of this Article 15(C) shall survive the expiration or sooner termination of this lease.

REQUIREMENTS OF LAW

16.          (A)          Landlord shall comply with all applicable laws, codes, ordinances, rules and regulations, including, without limitation, any requirements of OSHA, fire and life safety regulations, energy conservation regulations and the ADA, relating to the base-Building (i.e., structural and Building system components) and all common areas of the Real Property.  Tenant, at Tenant’s sole cost and expense, shall comply with all statutes, laws, ordinances, orders, regulations and notices of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof, except that Tenant shall not be required to make any alterations in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part (in which event Tenant shall be responsible for its pro rata share of the cost of such alteration), by (i) the negligence or willful misconduct of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, (ii) the particular manner of use or occupancy of the Demised Premises by Tenant, or any such person, as compared to general use of the Demised Premises for office purposes, or (iii) any Alterations made in or to the Demised Premises by or on behalf of Tenant.

(B)          Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereinafter defined).  Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, State and Local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any person or entity claiming through or under Tenant or any of their employees, contractors, agents, visitors or licensees (collectively, “Related Parties”), a release of Hazardous Materials onto the Premises or onto any other property.  Tenant shall comply with and ensure compliance by all Related Parties with all applicable Federal, State and Local laws, ordinances, rules and regulations regarding Hazardous Materials, whenever triggered by Tenant or Related Parties, and shall obtain and comply with, and ensure that all Related Parties obtain and comply with, any and all approvals, registrations or permits required thereunder.  With respect to Hazardous Materials for which Tenant is responsible hereunder, Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal and other actions necessary to clean up and remove Hazardous Materials, on, from, or affecting the Premises to the extent same were introduced thereon by Tenant or Related Parties (a) in accordance with all applicable Federal, State and Local laws, ordinances, rules, regulations, policies, orders and directives, and (b) to the reasonable satisfaction of Landlord, and (ii) defend, indemnify, and hold harmless Landlord, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or threatened release of such Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise to the extent same were introduced thereon by Tenant or Related Parties; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.  In the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials introduced thereon by Tenant or Related Parties.  For purposes of this paragraph, “Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State or Local environmental law, ordinance, rule, or regulation.  Notwithstanding anything to the contrary contained in this Article 16(B), Tenant may maintain and use in the Premises certain commercially reasonable amounts of cleaning and/or office fluids and materials that are Hazardous Materials, provided that (i) such materials are used and stored in compliance with all applicable laws, and (ii) the indemnification obligations of Tenant set forth in this Article 16(B) shall apply with full force and effect thereto.  Tenant’s obligations under this Article 16 (B) shall survive the expiration or earlier termination of the term of this lease.

(C)          In the event that a legal violation involving Hazardous Materials now exists or arises in the future which Tenant is not responsible for under this lease and which materially and adversely affects Tenant’s use of the Demised Premises, Landlord hereby covenants to address such legal violation in the manner required by applicable law.  Notwithstanding the foregoing, if the subject legal violation has been caused by the act or omission of a third party, then Landlord may seek to cause such third party to address such legal violation.  In the event of a legal violation involving Hazardous Materials that was caused by the actions of Landlord or Landlord’s employees, Landlord shall defend, indemnify and hold harmless Tenant, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arising therefrom.

(D)          Tenant represents that, as of the date of this lease, and Tenant covenants that throughout the term of this lease:  (i) Tenant is not, and shall not be, an Embargoed Person (hereafter defined); (ii) none of the funds or other assets of Tenant are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (iii) no Embargoed Person shall have any interest of any nature whatsoever in Tenant, with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or prohibited by law or that this lease and performance of the obligations hereunder are or would be blocked or in violation of law; and (iv) none of the funds of Tenant are, or shall be derived from, any activity with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or in violation of law or that this lease and performance of the obligations hereunder are or would be in violation of law.  “Embargoed Person” means a person, entity or government (x) identified on the Specially Designated Nationals and Blocked Persons List maintained by the United States Treasury Department Office of Foreign Assets Control and/or any similar list maintained pursuant to any authorizing statute, executive order or regulation, (y) subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such laws, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this lease is or would be in violation of law, and/or (z) subject to blocking, sanction or reporting under the USA Patriot Act, as amended; Executive Order 13224, as amended; Title 31, Parts 595, 596 and 597 of the U.S. Code of Federal Regulations, as they exist from time to time; and any other law or Executive Order or regulation through which the U.S. Department of the Treasury has or may come to have sanction authority.  If any representation made by Tenant pursuant to this Article 16(D) shall become untrue, Tenant shall within twenty (20) days give written notice thereof to Landlord, which notice shall set forth in reasonable detail the reason(s) why such representation has become untrue and shall be accompanied by any relevant notices from, or correspondence with, the applicable governmental agency or agencies.

END OF TERM

17.          (A)          Upon the expiration or other termination of the Term of this lease, Tenant shall, at its own expense, quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear, tear and damage by fire or other casualty excepted, and Tenant shall remove all of its property and shall pay the cost to repair all damage to the Demised Premises or the Building occasioned by such removal.  Any property not removed from the Premises shall be deemed abandoned by Tenant and may be retained by Landlord, as its property, or disposed of in any manner deemed appropriate by the Landlord.  Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand.  Tenant’s obligations under this Article 17 shall survive the Expiration Date or sooner termination of this lease.

(B)          In the event of any holding over by Tenant after the expiration or termination of this lease without the consent of Landlord, in addition to recovery by Landlord of any damages which Landlord may have incurred or other remedies Landlord may have by law, Tenant shall pay to Landlord, in consideration of Tenant’s use and occupancy of the Demised Premises for each month of the holdover period, an amount equal to (i) one hundred fifty (150%) percent of the Rent payable by Tenant for the last full calendar month prior to the Expiration Date, for the first three months of such holdover period, and (ii) two hundred (200%) percent of the Rent payable by Tenant for the last full calendar month prior to the Expiration Date, for the fourth and each subsequent month of such holdover period.  In addition, Tenant shall otherwise observe, fulfill and perform all of its obligations under this lease, including but not limited to, those pertaining to additional rent, in accordance with its terms.  No holding over by Tenant after the Term shall operate to extend the Term.

The holdover, with respect to all or any part of the Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

Notwithstanding anything in this Article contained to the contrary, the acceptance of any payments made by Tenant pursuant to this Paragraph 17(B), shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof.

(C)          [INTENTIONALLY OMITTED].

QUIET ENJOYMENT

18.          Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed within any applicable notice and grace periods provided herein for the cure thereof, Tenant may peaceably and quietly enjoy the Demised Premises and the common areas of the Building during the Term of this lease without hindrance or molestation by Landlord or anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 23.

SIGNS

19.          Tenant shall not place any signs or lettering of any nature on or in any window or on the exterior of the Building or elsewhere within the Demised Premises such as will be visible from the street.  Nor may Tenant place any sign or lettering in the public corridors or on the doors, except where Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed) to the placing, style and content of such sign or lettering and all sources constructing or furnishing such sign or lettering.  For so long as Tenant continues to lease and occupy at least 67,000 rentable square feet of space within the Building, in no event shall any tenant leasing less space within the Building be entitled to signage at the Building unless Tenant is first offered comparable signage that is higher than such tenant’s signage, if any.  The aforementioned signage rights are personal to Otsuka America Pharmaceutical, Inc. and any assignee permitted pursuant to Article 21(C) of this lease, and are non-transferable by operation of law or otherwise.

RULES AND REGULATIONS

20.          Tenant and Tenant’s agents, employees, visitors, and licensees shall faithfully observe and comply with, and shall not permit violation of, the Rules and Regulations set forth on Schedule D annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord’s judgment, shall be necessary for the reputation, safety, care and appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building.  Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition, in any lease by any other tenant in the Building, Landlord hereby covenants and agrees that it shall not enforce any such Rule or Regulation in a manner designed to discriminate against Tenant.  In no event shall the imposition of any new Rules and Regulations increase Tenant’s monetary obligations, materially increase Tenant’s non-monetary obligations or materially and adversely affect any of Tenant’s rights hereunder.  In the event of any inconsistency between the terms and conditions of this lease and the terms and conditions of any Rules or Regulations, the terms and conditions of this lease shall govern.

RIGHT TO SUBLET OR ASSIGN

21.          (A)          Tenant shall not assign this lease nor sublet the Demised Premises or any part thereof, by operation of law or otherwise, including, without limitation, an assignment or subletting as defined in Article 21(D) below, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned (except as otherwise set forth herein).  Tenant may assign this lease or sublet all or a portion of the Demised Premises with Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned (except as otherwise set forth herein), provided:

(i)            That such assignment or sublease is for a use which is in compliance with this lease, the then existing zoning regulations and the Certificate of Occupancy for the Building;

(ii)           That, at the time of such assignment or subletting, there is no default under the terms of this lease on Tenant’s part beyond applicable notice and grace periods provided herein for the cure thereof;

(iii)          That, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of this lease;

(iv)          That a duplicate original of said assignment or sublease shall be delivered to Landlord at the address herein set forth within ten (10) days from the execution of said assignment or sublease and within one-hundred twenty (120) days of the date that Landlord consents to such assignment or sublease;

(v)           Such assignment or subletting shall not, however, release the assigning or subletting person or entity or any guarantor of this lease, or any of their respective successors, from their liability for the full and faithful performance of all of the terms and conditions of this lease; provided, however that Tenant shall not be liable for any increased obligations under this lease incurred as a result of an agreement between Landlord and any assignee to extend the term of this lease or to expand the size of the Demised Premises leased hereunder (except by way of an option specifically contained herein);

(vi)          If this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee.  If the Demised Premises or any part thereof is sublet or is used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this lease.  The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article.  References in this lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through sub-tenants but as including also licensees and others claiming under or through Tenant, immediately or remotely;

(vii)         [INTENTIONALLY OMITTED].

(B)          (i)            Notwithstanding anything contained in this Article 21 to the contrary, no assignment of this lease (other than an assignment of the nature addressed in Article 21(C) of this lease) or subletting of the entire Demised Premises shall be made by Tenant in any event until Tenant has offered (a “Total Recapture Offer”) to terminate this lease and surrender and vacate the entire Demised Premises as of an Effective Recapture Date.  An “Effective Recapture Date” shall be a date selected by Tenant, provided that such date must be the last day of a calendar month during the Term and must be a date no later than the date that was scheduled as the effective date of such proposed assignment or the commencement date of such proposed sublease.

(ii)           Also notwithstanding anything to the contrary contained in this Article 21 (other than a subletting of the nature addressed in Article 21(C) of this lease), no subletting of any portion of the Demised Premises (such portion being hereinafter referred to as the “Recapture Space”) shall be made by Tenant in any event until Tenant has offered (a “Partial Recapture Offer”) to terminate this lease (as it relates to the Recapture Space only) and surrender and vacate the entire Recapture Space as of an Effective Recapture Date.  If Landlord accepts a Partial Recapture Offer, Landlord and Tenant shall enter into an amendment of this lease, whereby (a) the Demised Premises is redefined so as to exclude therefrom the subject Recapture Space, (b) Landlord, at Tenant’s expense, will perform all construction work necessary and appropriate to separately demise the Recapture Space from the balance of the Demised Premises in accordance with all legal requirements, and (c) all other provisions of this lease that are contingent upon the size of the Demised Premises (e.g., Tenant’s Proportionate Share; Rent; number of parking spaces allotted to Tenant) are proportionately reduced (on the basis of the reduced rentable square footage of the Demised Premises).  It is agreed that the recapture right set forth in this Article 21(B)(ii) shall not apply in connection with a Minor Sublease (as hereinafter defined).  The term “Minor Sublease”, as used herein, shall mean (1) any proposed sublease which, when considered together with all other subleases that will be in effect on the commencement of such proposed sublease will result in less than twenty-five (25%) percent of the Demised Premises being occupied by subtenants, (2) any proposed sublease for a term of five (5) years or less, and (3) a sublease the term of which will expire at least eighteen (18) months prior to the expiration of the term of this lease.

(iii)          Simultaneously with any such offer to terminate this lease (whether in whole or in part), Tenant shall advise the Landlord, in writing, of all of the “material business terms” of the proposed sublease or assignment; it being acknowledged and agreed that such offer by Tenant to terminate this lease shall be made prior to Tenant marketing the Premises (or any portion thereof) for any such sublease or assignment.  For purposes of this Article 21(B)(iii) only, the term “material business terms” shall mean:  (a) whether Tenant is proposing to assign this Lease or sublet all or a portion of the Premises; (b) the proposed area of the Premises to be sublet, if applicable; (c) the proposed term of the assignment or subletting; and (d) a proposed range of rental rates.

(C)          Tenant may, without the consent of Landlord, assign this lease or sublet all or any portion of the Demised Premises to an affiliated entity (i.e., an entity having 20% or more of its equitable ownership interest held by the person(s) or entity(ies) that hold 20% or more of Tenant’s equitable ownership interest), a parent or subsidiary entity of Tenant, or to a person or entity to which it sells or assigns all or substantially all of its assets or equitable ownership interest or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated, parent or subsidiary person or entity shall (i) in the event of an assignment, in writing, assume and agree to perform all of the obligations of Tenant under this lease (ii) in the event of a sublease, in writing, acknowledge and agree that the sublease is subject and subordinate to this lease, that the sublease shall automatically terminate upon any termination of this lease and that the subtenant shall be bound by all restrictions and limitations set forth in this lease with respect to the use and enjoyment of the Demised Premises, and (iii) in either event, deliver to Landlord a fully-executed original of such assignment and assumption or sublease, as applicable, within ten (10) days following the full execution and delivery thereof; and provided further that Tenant shall not be released or discharged from any liability under this lease by reason of any such assignment or subletting.  Notwithstanding the foregoing and only in the event of an assignment in accordance with the terms and conditions of this Article 21(C) whereby Tenant is no longer a validly existing entity as a result of such assignment, Tenant shall be released from any liability under this lease from and after such assignment.

(D)          For purposes of this Article 21, (1) the transfer of the outstanding capital stock of Tenant, or the stock of any entity controlling Tenant, through the “over-the-counter market” or through any U.S. or foreign recognized stock exchange, (2) a private placement or other raising of funds to be invested in Tenant for future expansion or additional working capital; (3) gifts, bequeaths, inheritance or otherwise between and among Tenant’s shareholders (or partners, as the case may be) and their families; or (4) any other transfer of stock, partnership interests or other equity interests of Tenant so long as the then-current or comparable management team remains in place, shall not be deemed an assignment or sublet under this lease; however, subject to the provisions of Article 21(C), above, (i) the transfer (by any other means) of a majority of the issued and outstanding stock of any corporate tenant, or the transfer of a majority of the total equitable ownership interest in any tenant of another business form, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease; (ii) any person or legal representative of Tenant, to whom Tenant’s interest under this lease passes by operation of law or otherwise, shall be bound by the provisions of this Article 21; and (iii) a material modification or amendment of a sublease shall be deemed a sublease.

(E)           Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest under this lease.

(F)           Without affecting any of its other obligations under this lease, except with respect to any permitted assignment or subletting under Article 21(C) hereof, Tenant will pay Landlord as additional rent fifty (50%) percent of any sums or other economic consideration, which (i) are paid to Tenant as a result of any permitted assignment or subletting whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question, including, without limitation, brokerage commissions, alterations made by Tenant for purposes of preparing the Demised Premises [or applicable portions thereof] for the assignee/subtenant, advertising expenses, reasonable, out-of-pocket attorney’s fees and expenses in preparing and/or negotiating the assignment or sublease, free rent or other abatements or concessions given to the assignee/subtenant, allowances or other concessions paid by Tenant and lease “takeover” costs paid by Tenant to a third party landlord of other space leased by the assignee/subtenant to induce it to enter into the assignment or sublease); and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such assignment or sublease), it being the express intention of the parties that Landlord and Tenant shall share equally in any profit by reason of such sublease or assignment.  Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord and are to be shared with Landlord pursuant to this Article 21(F).

(G)          Landlord agrees that it shall not unreasonably withhold, delay or condition (except as otherwise set forth herein) its consent to a subletting or assignment in accordance with the terms of this Article 21.  In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant’s or assignee’s business and whether same is in keeping with other tenancies in the Building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein.  Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in the Building when Landlord has “Comparable Space (as hereinafter defined) or to a proposed subtenant or assignee with whom Landlord is negotiating, or has negotiated in the preceding six (6) months, a lease or if, at the time of Tenant’s request, Tenant is in default, beyond applicable grace and notice periods, of any of the terms, covenants and conditions of this Lease to be performed by Tenant.  Landlord shall respond to Tenant’s request for consent within thirty (30) days after Tenant’s delivery of all of the information and documentation required pursuant to this Article 21.  In the event Landlord denies consent to any proposed assignment, sublease or other transfer, Landlord shall simultaneously provide Tenant with a reasonably detailed explanation for such denial.  The term “Comparable Space” as used herein, shall mean and refer to space in the Building which (i) is neither more than forty (40%) percent larger nor more than ten (10%) percent smaller than the space that Tenant proposes to sublet or assign, (ii) is or can be made available for lease within six (6) months of the proposed occupancy date of the proposed assignment or subletting, and (iii) has been vacant and available for less than two (2) years.  At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall contain or be accompanied by the following information:

(a)           the name and address of the proposed subtenant or assignee;

(b)           the nature and character of the business of the proposed subtenant or assignee and its proposed use of the premises to be demised;

(c)           the most recent two (2) years of balance sheets and profit and loss statements of the proposed subtenant or assignee or other financial information reasonably satisfactory to Landlord; and

(d)           a detailed summary of the terms of the proposed assignment or sublease, provided that Landlord’s consent shall remain conditioned upon and subject to Tenant’s delivery and Landlord’s review and approval of a fully executed original of said assignment of lease or sublease.

Without limiting the right of Landlord to withhold its consent to any proposed assignment of this lease or subletting of all or any portion of the Demised Premises, Tenant specifically acknowledges and agrees that it and anyone holding through Tenant shall not sublet or assign all or any portion of the Demised Premises to any subtenant or assignee who will use the Demised Premises or a portion thereof for any of the following designated uses nor for any other use which is substantially similar to any one of the following designated uses:

(i)            federal, state or local governmental division, department or agency which generates heavy public traffic, including, without limitation, court, social security offices, labor department office, drug enforcement agency, motor vehicle agency, postal service, military recruitment office;

(ii)           union or labor organization;

(iii)          office for the practice of medicine, dentistry or the rendering of other health related services;

(iv)          chemical or pharmaceutical company; provided, however, that the subletting or assignment to such a company which will use the premises only for executive, general and sales offices and waive the right to conduct any research and development shall not be prohibited;

(v)           insurance claims office, including, but not limited to, unemployment insurance or worker’s compensation insurance, where such claims are primarily made in person (whether through drive-up or walk-in services) as opposed to being made telephonically; or

(vi)          securities brokerage firm engaged in the operation of a so-called “boiler room” facility or otherwise primarily engaged in the solicitation for purchase of small capitalized securities or other highly speculative securities (including, without limitation, options and so-called “penny stocks”).

LANDLORD’S ACCESS TO PREMISES

22.          (A)          Landlord or Landlord’s agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times on reasonable notice, except in an emergency, to examine the same, and to show them to ground lessors, mortgagees or prospective purchasers, ground lessors or mortgagees, and to make such repairs to the Demised Premises or such repairs, improvements or additions to the remainder of the Building as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefor.  During the twelve (12) months prior to the expiration of the Term of this lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at all reasonable hours and without materially interfering with Tenant’s business.  If Tenant shall not be personally present to open and permit an entry into said premises at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or forcibly in the event of an emergency, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord’s agents shall afford reasonable care to Tenant’s property).

(B)          Landlord shall also have the right, at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building; provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant’s use and enjoyment of the Demised Premises.  It is expressly understood and agreed that the foregoing shall not permit Landlord to change the arrangement and/or location of entrances or passageways, doors and doorways, or corridors, elevators, stairs or restrooms within the Demised Premises.  Landlord shall also have the right, at any time, to name the Building, including, but not limited to, the use of appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known; provided, however, that, so long as Tenant continues to (i) lease at least 67,000 rentable square feet of space within the Building, and (ii) occupy at least fifty-one (51%) percent of such space, in no event shall Landlord name the Building after another pharmaceutical company.  The foregoing prohibition shall only apply if and to the extent Otsuka America Pharmaceutical, Inc. or any assignee permitted pursuant to Article 21(C) of this lease remains “Tenant” under this lease.

(C)          Unless specifically set forth herein to the contrary, neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences (e.g., sidewalks, passageways, walkways, exterior common areas, etc.), and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.  In no event shall Landlord eliminate Tenant’s access to the Premises or the Building Parking Area through its exercise of the rights set forth in this Article 22(C).

(D)          In connection with the exercise of the rights contained in this Article, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises; provided, however that the exercise by Landlord or its agents of any such rights shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

SUBORDINATION

23.          (A)          Subject to the provisions of Article 23(E) below, this lease and all rights of Tenant hereunder are, and shall be, subject and subordinate in all respects to the operation of all ground leases and/or underlying leases, and to the lien of all first mortgages and building loan agreements which may now or hereafter be placed on or affect such leases and/or the Real Property of which the Demised Premises form a part, or any part or parts of such Real Property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor.  The provisions of this Article 23(A) shall be self-operative and no further instrument of subordination shall be required other than as provided in Article 23(E) below.  In confirmation of such subordination, Tenant shall execute and deliver promptly (but on not less than ten (10) business days written request) any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request.

(B)          Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee (subject to the requirements of Article 23(E), below), this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

(C)          Tenant shall, at any time and from time to time, within ten (10) business days after Landlord’s request therefor, execute and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification); (ii) certifying the dates to which the Rent, additional rent and other charges have been paid; (iii) certifying whether any installments of Rent, additional rent or other charges under this lease have been paid more than thirty (30) days in advance; (iv) stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default; (v) confirming the Rent Commencement Date and the scheduled Expiration Date under this lease; (vi) setting forth the amount of the Security Deposit then being held by Landlord, if any; (vii) certifying the amount of the then-current monthly Rent payments under this lease; (viii) certifying the terms of any remaining options of Tenant under this lease, including, to the extent applicable, any renewal, expansion (which, for purposes of this clause, shall be deemed to include any right of first refusal, right of offer and similar right to lease additional space), relocation, partial surrender, cancellation, purchase and similar options, if any; (ix) certifying that this lease has not been assigned by Tenant (or if any assignment has occurred, setting forth the date of such assignment and the identity of the parties thereto); (x) certifying that Tenant then occupies the entire Demised Premises and that no portion thereof has been sublet to any person or entity (or if any subletting has occurred, setting forth the date and material terms of such sublease and the identity of the parties thereto); and (xi) containing such other information as to the status of this lease as Landlord shall reasonably request.  Tenant hereby acknowledges that the statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Real Property or any interest or estate therein, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof.  If, in connection with obtaining financing for the Real Property and/or the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder or in any manner adversely affect the leasehold interest hereby created.  If, in connection with such financing, such institutional lender shall require financial information on the Tenant in such form as Tenant is required to provide under Article 50 of this lease, Tenant shall promptly comply with such request.  Landlord shall, following written request therefor by Tenant (which may be made not more frequently than once per year), execute, acknowledge and deliver to Tenant a statement in writing certifying (to the extent known by Landlord to be accurate) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the knowledge of the signer of such certificate Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge.

(D)          Tenant covenants and agrees that if by reason of a default under any underlying lease (including an underlying lease through which Landlord derives its leasehold estate in the premises), such underlying lease and the leasehold estate of the Landlord in the premises demised hereby is terminated, providing notice has been given to Tenant and any permitted leasehold mortgagee, Tenant will attorn to the then holder of the reversionary interest in the premises demised by this lease or to anyone who shall succeed to the interest of Landlord or to the lessee of a new underlying lease entered into pursuant to the provisions of such underlying lease, and will recognize such holder and/or such lessee as Tenant’s landlord under this lease.  Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the lessor under any such underlying lease, any instrument which may be reasonably necessary or appropriate to evidence such attornment.  Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this lease or to surrender possession of the premises hereby in the event any proceeding is brought by the lessor under any underlying lease to become the successor landlord..

(E)           Simultaneously with the full execution and delivery of this lease, Landlord delivered for the benefit of Tenant from Landlord’s existing mortgagee of the Real Property (i.e., UBS) a subordination, non-disturbance and attornment agreement (“SNDA”), on the form annexed hereto as Exhibit “5”.  As a condition to the effectiveness of the subordination set forth in this Article 23, throughout the term of this lease, Landlord shall obtain for the benefit of Tenant from any future mortgagee of the Real Property an SNDA in a form reasonably acceptable to Tenant (it being acknowledged and agreed that an SNDA substantially in the form annexed hereto as Exhibit “5” shall be deemed to be reasonably acceptable to Tenant).  Tenant may, at its own risk, negotiate directly with such mortgagee for reasonable modifications to such SNDA; provided, however that the subordination set forth in Article 23(A) shall be effective as of the delivery to Tenant of such SNDA, regardless of whether or not Tenant agrees to its terms and/or executes same.  Tenant shall be solely responsible for the payment of any charges imposed by Landlord’s mortgagee in connection with the issuance of any such SNDA.

PROPERTY LOSS, DAMAGE REIMBURSEMENT

24.          Landlord or its agents shall not be liable for any damages to property of Tenant or of others entrusted to employees of the Building.  Except to the extent arising out of the negligence or willful misconduct of Landlord or its agents (or as otherwise provided in Article 26(D) of this lease), neither Landlord nor its agents shall be liable for:  the loss of or damage to any property of Tenant by theft or otherwise; any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; any latent defect in the Demised Premises or in the Building (except to the extent Landlord is otherwise obligated to correct such defect pursuant to the terms and conditions of this lease, including, without limitation, Paragraph 2 of Schedule C).  If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.  Tenant shall, subject to the provisions of Article 56 below, reimburse and compensate Landlord as additional rent for all out-of-pocket expenditures (including, without limitation, reasonable attorneys’ fees) made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant’s part to be kept, observed, performed or complied with following the expiration of any applicable notice and cure periods.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Demised Premises or of defects therein or in any fixtures or equipment.

INDEMNITY

25.          (A)          Each party shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interests and liabilities, including, without limitation, reasonable attorneys’ fees, for any injury or damage to any person or property whatsoever arising out of or in connection with the negligent act or omission of that party or its employees, agents or contractors or, subject to the provisions of Article 56 below, the breach or non-performance by that party of any term, covenant or condition of this lease.  Nothing contained in this lease shall obligate the indemnifying party to indemnify the other party against the other party’s negligence or willful acts or that of its employees, agents or independent contractors.  In addition to Tenant’s indemnity obligations with respect to Landlord, as set forth in this Article, Tenant shall also be required to indemnify Landlord’s Others in Interest (as hereinafter defined) in the instances set forth herein.  As used throughout this lease, the term “Landlord’s Others In Interest” shall mean the owner of the Real Property (if other than Landlord), Landlord’s managing agent, Landlord’s asset manager and the holder of any mortgage on the Building or Real Property.  The provisions of this Article 25 shall survive the expiration or termination of this lease and shall terminate upon the expiration of any applicable statute of limitations.

(B)          The agreements to indemnify, defend and hold harmless contained in this Article 25 hereof are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this lease to the extent that such policies cover the results of such acts or omissions.

DESTRUCTION - FIRE OR OTHER CASUALTY

26.          (A)          Except as otherwise provided herein, if the Premises or any part thereof shall be damaged by fire or other casualty , Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage to the condition in which the Premises existed immediately preceding such fire or other casualty (excluding the repair or replacement of Tenant’s Property or any Alterations).  Tenant shall give Landlord prompt notice of any damage to the Premises by fire or other casualty.  The Rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired or rebuilt so that Tenant can resume its normal business operations therein, in proportion which the area of the part of the Premises so rendered untenantable bears to the total area of the Premises.

(B)          If the Premises shall be damaged or rendered untenantable by fire or other casualty, and neither Tenant nor Landlord has terminated this lease pursuant to Subsections (C) or (D) and Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by unavoidable delays or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this lease, and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

(C)          If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this lease and the Term and estate hereby granted, by giving Tenant thirty (30) days notice of such termination within ninety (90) days after the date of such damage.  In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date or sooner termination and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.  Landlord hereby agrees that it shall not terminate this lease pursuant to this Article 26(C) solely for the purpose of vacating the space so that any portion of the Demised Premises may be leased to a new tenant.

(D)          Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof.  Landlord will not carry insurance of any kind on Tenant’s property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(E)           If the Demised Premises shall be damaged or rendered untenantable by fire or other casualty, and Landlord has not exercised its option to terminate this lease (as set forth in Article 26(C) above), then Landlord shall, as soon as reasonably practicable following the occurrence of the subject fire or other casualty, deliver to Tenant written notice of Landlord’s estimated time for restoration of the Premises.  If the estimated date of substantial completion of such restoration work is more than twelve (12) months following the date of occurrence of the subject fire or other casualty, then Tenant shall have the right to terminate this lease by written notice delivered to Landlord within twenty (20) days following receipt of such written notice by Landlord.  In the case of proper exercise of the termination right afforded to Tenant under this Article 26(E), this lease shall terminate as of the date of delivery of such written notice by Tenant, and neither party shall have any further obligation or liability to the other hereunder (except for obligations or liabilities previously accrued which remain unsatisfied).

(F)           Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the substantial destruction of a leased property, and agrees that the provisions of this Article shall govern in the event of any substantial destruction of the Premises.

INSURANCE

27.          (A)          Tenant shall not do anything, or suffer or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Demised Premises or (iv) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein at the beginning of the Term or at any time thereafter.  Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the State Rating Bureau (I.S.O.), any applicable local board of fire underwriters, and any other body exercising a similar function, except that Tenant shall not be required to make any alterations in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part (in which event Tenant shall be responsible for its pro rata share of the cost of such alteration), by (i) the negligence or willful misconduct of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, (ii) the particular manner of use or occupancy of the Demised Premises by Tenant, or any such person, as compared to general use of the Demised Premises for office purposes, or (iii) any Alterations made in or to the Demised Premises by or on behalf of Tenant.

(B)          If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for the part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant.

(C)          In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or make up of insurance rates for the Building or the Premises, as the case may be, issued by the ISO Insurance Rating Organization, Inc. or other similar body making rates for fire insurance and extended coverage for the Premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Demised Premises.

(D)          Tenant shall, at its own cost and expense, obtain and maintain in full force and effect during the Term of this lease:

(i)            Commercial General Liability insurance on an occurrence basis against claims for Bodily Injury, including death arising therefrom, Personal Injury, Property Damage occurring in or about the Premises or the Real Property under which Tenant is named as the insured and Landlord and Landlord’s Others In Interest whose names shall have been furnished by Landlord to Tenant from time to time are included as additional insureds, by policy endorsement if necessary.  Tenant’s Commercial General Liability shall be primary, in all respects, without contribution from any other insurance carried by or for the benefit of Landlord and Landlord’s Others In Interest.  Such Commercial General Liability insurance shall include Contractual Liability to insure Tenant’s indemnification obligations set forth in this lease (other than with respect to the environmental indemnity set forth in Article 16(B) hereof).  The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $10,000,000.00; said limit may be obtained by use of follow-form excess or Umbrella liability policies; provided, however, that Landlord may require Tenant to increase such insurance, from time to time (but in no event more frequently than once every two years), so as to equal the amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in the vicinity of the Demised Premises so long as Landlord also requires such an increase of all similarly situated tenants (to the extent Landlord has the right to do so in such tenants’ leases).

(ii)           Property Insurance insuring Tenant’s property and all additions, alterations, improvements or betterments to the Premises for the full replacement cost thereof.  Property Insurance shall be written to provide Special Form “all risk” perils insuring Tenant’s property.  Property insurance shall be written with a deductible of no greater than $50,000 each loss (with such increases as are commercially reasonable throughout the Term).  Tenant shall insure Business Income/Extra Expense in an amount sufficient to provide for at least twelve (12) months of loss of income and estimated extra expenses.

(iii)          Worker’s Compensation insurance covering all of Tenant’s employees and any other insurance required by law.

(iv)          If Tenant undertakes any Alteration, then any and all contractors and subcontractors engaged by Tenant shall be required to provide certificates of insurance, as required pursuant to Article 15(B)(ii)(d).  No contractor or subcontractor of Tenant is permitted to begin work on or at the Premises until an insurance certificate complying with the requirements of Article 15(B)(ii)(d), indicating inclusion of required additional insureds, shall have been delivered to Landlord.

(E)           All insurance to be carried by Tenant (i) shall be obtained from companies licensed as Admitted insurers in the state where the Demised Premises is located and rated “A-, IX”, or better, in the current edition of Best’s Key Rating Guide, and (ii) may be maintained under blanket policies of insurance provided the coverage afforded will not be reduced from that required hereunder by the use of a blanket policy.  Tenant shall provide evidence of required insurance to Landlord in the form of Certificate(s) of Insurance.  Tenant is responsible to provide to Landlord evidence of renewals of required insurance thirty (30) days prior to expiration of each such policy.  All required insurance policies shall provide for thirty (30) days advance notice of cancellation or non-renewal (ten (10) days notice for non-payment of premium) to Landlord.

(F)           Landlord and Tenant hereby mutually waive any rights of recovery or subrogation against each other (including their employees, officers, directors, agents or representatives) for loss or damage to the Building, tenant improvements and betterments, fixtures, equipment and any other personal property to the extent covered by the property insurance required above or as otherwise required by this lease to be covered.  If the property insurance purchased by either party as required herein does not expressly allow the insured to waive rights of subrogation prior to a loss, such party shall cause the property policy to be endorsed with a waiver of subrogation as required above.  If either party maintains a deductible, such party shall be deemed insured for the amount of such deductible.

(G)          All insurance coverage shall be provided in compliance with the requirements herein and shall contain no non-standard, special, and/or unusual exclusions or restrictive endorsements without the prior written consent of Landlord.

(H)          Throughout the term, Landlord shall maintain commercial general liability insurance, covering the common areas of the Real Property, and shall maintain so-called “All Risks” property insurance coverage on the Building; both such coverages to be commercially reasonable in coverage scope and amount.

EMINENT DOMAIN

28.          (A)          In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken.  In the event that only a part of the Building shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or completely eliminate reasonable access thereto or materially decreases the number of Tenant’s parking spaces, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the Term and estate hereby granted as of the date of vesting of title, or (iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be reduced to the extent, if any, hereinabove provided in this Article 28.  For purposes of this Article 28, the phrase “substantial part” shall be deemed to mean more than fifteen (15%) percent of the Demised Premises.  In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking and during the course of such restoration, the Rent shall be abated to the extent the Demised Premises shall have been rendered untenantable.  Landlord hereby agrees that it shall not terminate this lease pursuant to this Article 28(A) solely for the purpose of vacating the space so that any portion of the Demised Premises may be leased to a new tenant.

(B)          In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the Rent hereunder shall be apportioned as of such date.

(C)          In the event of any condemnation or taking hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of nonmovable fixtures owned by Tenant, for moving expenses incurred by Tenant and for the value of any leasehold improvements within the Demised Premises to the extent paid for by Tenant (provided, however, that in no event shall any such claim by Tenant reduce the amount of Landlord’s award).  It is expressly understood and agreed that the provisions of this Article 28 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

NONLIABILITY OF LANDLORD

29.          (A)          If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual hereto is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the Real Property (including the rents, sale and insurance proceeds and condemnation awards therefrom) for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against any such individual or any partner, employee or agent of Landlord by reason of such default by Landlord.

(B)          The word “Landlord” as used herein means only the owner of the landlord’s interest for the time being in the land and Building (or the owners of a lease of the Building or of the land and Building) of which the Premises form a part, and in the event of any sale of the Building and land of which the Demised Premises form a part, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing and, it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord thereafter accruing hereunder.

DEFAULT

30.          (A)          Upon the occurrence, at any time during the Term, of any one or more of the following events (referred to as “Events of Default”):

(i)            If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after (a) written notice by Landlord to Tenant of such non-payment, provided Landlord shall only be obligated to give Tenant written notice twice during any Lease Year, or (b) the date when such payment is due in the event Landlord has already given Tenant written notice twice during such Lease Year; or

(ii)           If Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

(iii)          If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall make a general assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(iv)          If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

(v)           [INTENTIONALLY OMITTED]; or

(vi)          [INTENTIONALLY OMITTED]; or

(vii)         If Tenant’s interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise and same continues after five (5) days notice, except as expressly permitted under Article 21;

then, upon the occurrence, at anytime prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a five (5) days’ notice of termination of this lease and, in the event such notice is given, this lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 32.

(B)          If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant’s obligations under this lease shall have been guaranteed by any person, or (iii) Tenant’s interest in this lease shall have been assigned, the word “Tenant”, as used in subsection (iii) and (iv) of Section 30(A), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this lease.  Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 30(A).

TERMINATION ON DEFAULT

31.          (A)          If an Event of Default shall occur, then:

(i)            Landlord and its agents and servants may upon five (5) days notice after such Event of Default or immediately after the date upon which this lease and the Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without additional notice, either by summary proceedings or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(ii)           Landlord, at Landlord’s option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.  Except as set forth below, Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.  To the extent Landlord incurs any expenses in connection with reletting the Demised Premises, such as preparing same for a new tenant and brokerage commissions in connection with any releasing (collectively, “Reletting Costs”), all such costs shall be amortized over the term or terms of the new lease or leases, and only the portion of such Reletting Costs applicable to that portion of the term or terms of the new lease or leases which “overlaps” with the period of time otherwise constituting the remainder of the Term shall be chargeable to Tenant as damages hereunder.  For example, if two (2) years remain on the Term when Landlord terminates this lease in connection with an Event of Default, and Landlord relets the Premises for a term of ten (10) years, then Tenant shall only be responsible for 2/10ths of the Reletting Costs; and

(iii)          Landlord shall, following the regaining of possession under this Article 31, take commercially reasonable efforts to mitigate its damages in the manner set forth in this Article 31(A)(iii).  Landlord shall use commercially reasonable efforts to relet the whole or any part of the Demised Premises from time to time, either in the name of the Landlord or otherwise, for such terms and conditions as Landlord, in its sole discretion, may determine.  Landlord may satisfy its obligation to use commercially reasonable efforts to relet the whole or any part or parts of the Demised Premises simply by listing the Demised Premises (or portions thereof) as available for lease with a single commercial real estate broker who is actively involved in the Mercer County commercial real estate market or with a single multiple listing service that covers the Mercer County commercial real estate market.  Landlord shall have no obligation to relet the Demised Premises or any part thereof in preference to other space available for let by Landlord or any of its affiliates in the market area at that time and, instead, shall be entitled to give leasing and marketing priority to such other spaces available to let by Landlord or any of its affiliates.  In no event shall Landlord be liable for failure to relet the Premises or any part thereof so long as Landlord uses commercially reasonable efforts to do so.

(B)          Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease.  In the event of a breach or threatened breach by Tenant or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceeding and other special remedies were not provided in this lease for such breach.  In the event of a breach or threatened breach by Landlord or any persons claiming through or under Landlord, of any term, covenant or condition of this lease on Landlord’s part to be observed or performed, Tenant shall have the right to enjoin such breach and the right to invoke any other remedy allowed in equity or at law (as otherwise limited by the provisions of this lease).  The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord or Tenant from invoking any other remedy allowed at law or in equity.

DAMAGES

32.          (A)          If this lease and the Term shall expire and come to an end as provided in Article 30 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 31 or by or under any summary proceedings or any other action or proceeding provided in Article 31, then, in any of said events:

(i)            Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

(ii)           Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 31(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable, out-of-pocket expenses in connection with the termination of this lease or Landlord’s re-entry upon the Demised Premises as permitted hereunder and with such reletting (as provided in Article 31(A)(ii) above) including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and other expenses of preparing the Demised Premises for such reletting).  Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Rent.  Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s rights to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii)          At any time after this lease shall be terminated by Landlord, as provided hereunder, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the then current prime rate of interest, as reported by The Wall Street Journal .  If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

(B)          If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 32.  Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease; provided, however, that such excess shall be held by Landlord and applied against future damages incurred by Landlord.  Solely for the purposes of this Article, the term “Rent” as used in Section 32(A) shall mean the rent in effect immediately prior to the date upon which this lease and the Term shall terminate and come to an end, plus any additional rent payable pursuant to the provisions of Article 11 and Article 12 for the Escalation Year (as defined in Article 11) immediately preceding such event.  Nothing contained in Articles 30 and 31 of this lease shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 32(A).

SUMS DUE LANDLORD

33.          If Tenant shall default in the performance of any covenants on Tenant’s part to be performed under this lease beyond applicable notice and grace periods provided herein for the cure thereof, Landlord may immediately, or at anytime thereafter, without additional notice, and without thereby waiving such default, perform the same for the account of Tenant and at the expense of Tenant.  If, as permitted hereunder, Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or elects to incur any expense, including reasonable attorneys’ fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest (as permitted hereunder), costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the date Tenant receives Landlord’s invoice therefor or, at Landlord’s option, on the first day of any subsequent month (but in no event on less than thirty (30) days notice).  Any sum of money (other than the annual minimum rent due under this lease) accruing from Tenant to Landlord pursuant to any provisions of this lease, including, but not limited to, the provisions of Article 6 hereof, whether prior to or after the Rent Commencement Date, may, at Landlord’s option, be deemed additional rent, and Landlord shall have the same remedies for Tenant’s failure to pay any item of additional rent when due as for Tenant’s failure to pay any installment of Rent when due.  Tenant’s obligations under this Article shall survive the expiration or sooner termination of the Term.  In any case in which the Rent, additional rent or other charge is not paid within ten (10) days of the day when same is due, Tenant shall pay interest on such amount from the due date of such amount until the payment date of such amount at a rate equal to three hundred basis points over the then current prime rate of interest, as reported by The Wall Street Journal, provided, however, the rate charged shall in no event be higher than the highest rate permitted by law.  In addition to the accrual and requirement for payment of interest on the subject delinquent amount, Tenant shall pay to Landlord, as additional rent, a one-time (with respect to the subject delinquency) late payment charge in an amount equal to two (2%) percent of the amount of the unpaid installment of Rent, additional rent or other charge as of the due date therefor.  Notwithstanding the foregoing, the aforementioned late charge shall not apply in the first two instances of non-payment of Rent or additional rent in each Lease Year, unless and until after Landlord provides Tenant with written notice thereof and ten (10) days thereafter in which to cure the same.  The foregoing late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant’s failure to pay in a timely manner and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant’s failure as the actual cost in each instance is extremely difficult, if not impossible, to determine.  This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts and the interest having accrued thereon.  Neither the payment of interest nor the aforesaid late payment charge will constitute a waiver by Landlord of any default by Tenant under this lease.  In addition, Tenant shall reimburse Landlord for any and all reasonable, out-of-pocket attorney fees incurred by Landlord in connection with the preparation, review, negotiation and/or consummation of any amendment, modification, license, sublease (for which Landlord’s consent is required), assignment (for which Landlord’s consent is required), consent, agreement or other understanding made at the request of, or as an accommodation to, Tenant with respect to this lease.

NO WAIVER

34.          No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this lease or a surrender of the Demised Premises.  In the event Tenant shall at any time desire to have Landlord underlet the Demised Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord and its agents of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.  Except with respect to damages related to Hazardous Materials for which Landlord or Tenant is responsible hereunder or damages set forth in Article 17(B) hereof, neither party shall be liable to the other for any lost profits, incidental, special, exemplary, punitive, indirect or other consequential damages.  The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations provided Landlord complies with its obligations under Article 20 of this lease.  No provision of this lease shall be deemed to have been waived by either party, unless such waiver be in writing signed by such party.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this lease provided.

WAIVER OF TRIAL BY JURY

35.          To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy.  The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Term.  If Landlord commences any summary proceeding for nonpayment, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding or to consolidate such proceeding with any other proceeding; except that Tenant shall not be prohibited from instituting any compulsory counterclaim or from instituting a counterclaim for a Landlord default under this lease where such default constitutes the basis for Tenant’s good faith defense (if any) to Landlord’s nonpayment claim.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being rightfully evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.

NOTICES

36.          (A)          Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications (other than bills, statements or notices given in the regular course of business) given or required to be given under this lease shall be effective only if rendered or given in writing, personally delivered or sent by registered or certified mail (return receipt requested) or by reputable overnight courier, addressed (A) to Tenant at c/o Otsuka America Pharmaceutical, Inc., 2440 Research Blvd., Rockville, MD 20850, Attn:  VP-Finance, together with a copies delivered to (x) Tenant at 100 Overlook Center, Princeton, New Jersey 08540, Attn:  Corporate Management, if delivered prior to the Rent Commencement Date, (y) Tenant at the Premises, Attn:  VP-Corporate Services, if delivered following the Rent Commencement Date, and (z) Sills Cummis & Gross P.C., 650 College Road East, Princeton, New Jersey 08540, Attention:  Kevin J. Moore, Esq., or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Demised Premises, or (B) to Landlord c/o RXR Realty LLC at 625 RXR Plaza, Uniondale, New York 11556, Attention:  Legal Department, together with a copy delivered to Landlord c/o RXR Realty LLC at 51 J.F.K. Parkway, Short Hills, New Jersey 07078, Attn:  Corporate Senior Vice President/Managing Director, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article.  Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the earlier to occur of receipt or rejection.

(B)          Tenant hereby designates the following address(es) as its billing address for the delivery of all bills and invoices issued by Landlord in connection with this lease:

If delivered by mail (regular, registered or certified):

OAPI
Attn:  Accounts Payable
PO Box 10839
Rockville, MD 20849

If delivered by overnight delivery:

OAPI
Attn:  Accounts Payable
2440 Research Blvd.
Rockville, MD 20850

All tenant delay notices shall be sent to:

2440 Research Boulevard
Rockville, MD 20850
Attn:  Raymond Tripp
E-mail:  Raymond.tripp@otsuka.com

With a copy to:

2440 Research Boulevard
Rockville, MD 20850
Attn:  Steven Weisel, Esq.
E-mail:  steven.weisel@otsuka.com

Upon thirty (30) days prior written notice to Landlord, Tenant may, from time to time, re-designate its billing address hereunder.

INABILITY TO PERFORM

37.          If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond either party’s reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished under the provisions of this lease or any collateral instrument or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of such party’s other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an Event of Default or an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Landlord or Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.  Nothing contained in this Article 37 shall extend the time for the payment by Tenant of Rent and/or additional rent, and/or permit Tenant or Landlord to fail or omit to make payment and performance of its monetary obligations as and when otherwise required under this lease.

INTERRUPTION OF SERVICE

38.          (A)          Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations or replacements, which, in the judgment of Landlord are desirable or necessary, until such repairs, alterations or replacements shall have been completed.  Landlord shall use commercially reasonable efforts to minimize any interference with the normal operation of the Demised Premises as a result of the foregoing activities.  Except as otherwise specifically provided in this lease, the exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

(B)          Notwithstanding anything to the contrary contained in this lease, in the event of an Abatement Event (hereinafter defined), Tenant may be entitled to an abatement of Rent and additional rent, subject to the following provisions and conditions of this Article 38(B).  An “Abatement Event” shall be deemed to have occurred where an independent arbitrator has determined (in accordance with the procedures set forth below) that due solely to Landlord’s failure to provide any Essential Services (as hereinafter defined) that it is required to provide under this lease, the Demised Premises, or a Substantial Portion (as hereinafter defined) thereof, has been rendered Untenantable (hereinafter defined), and such Untenantability has continued for a period of five (5) consecutive business days after receipt of notice of such Untenantability.  For purposes of this Article 38(B) only, the term “Substantial Portion” shall mean ten (10%) percent or more of the Demised Premises, but in no event less than 10,000 rentable square feet of the Demised Premises.  If the arbitrator determines that there has occurred an Abatement Event, then, on a pro-rata basis, rent (including all fixed and additional rent) shall be abated on a day for day basis, commencing on the sixth (6th) business day after Landlord’s receipt of notice of such Untenantability and continuing until the date on which Landlord notifies Tenant that the Demised Premises (or the applicable Substantial Portion thereof) has ceased to be Untenantable.  The term “Untenantable”, as used herein, shall be deemed to mean where both:  (i) the Demised Premises, or a Substantial Portion thereof, has been placed in a condition where a reasonable tenant could not reasonably be expected to continue to use and occupy the Demised Premises, or such Substantial Portion thereof, and (ii) Tenant has actually and completely vacated and ceased to use the Demised Premises, or such Substantial Portion thereof.  If Tenant has a good faith claim that it is entitled to an abatement as a result of the occurrence of an Abatement Event, then Tenant may institute an arbitration proceeding for the purpose of validating and affirming such entitlement.  The arbitration shall be commenced and held in Mercer County (or the AAA office located nearest the Building) and shall be conducted before a single, independent arbitrator mutually acceptable to both Landlord and Tenant pursuant to the then prevailing expedited arbitration rules of the AAA.  The arbitrator must be an individual with at least ten (10) years experience in the Mercer County,

New Jersey commercial real estate market and, in particular, the subject matter of the arbitration.  The sole issue before the arbitrator shall be whether there has occurred an Abatement Event under the provisions of this Article 38(B).  The decision of the arbitrator shall be final and binding upon Landlord and Tenant, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof.  Except for the determination of Tenant’s entitlement to an abatement (if appropriate), the arbitrator shall not be empowered to award damages of any nature.  The term “Essential Services”, as used herein, shall be deemed to include electrical, elevator, heating, ventilating, air conditioning and water, sewer and plumbing services to the Demised Premises and shall also be deemed to include reasonable access to and from the Demised Premises.  The provisions of this Article 38(B) shall be inapplicable to any Untenantability which (x) is attributable to the actions or omissions of Tenant or its employees, agents or contractors, (y) results from any fire or other casualty falling within the purview of Article 26 of this lease, or (z) is result of any failure to provide essential services which is beyond Landlord’s reasonable control.

CONDITIONS OF LANDLORD’S LIABILITY

39.          If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the Premises have not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this lease or the obligations of Tenant hereunder, except as otherwise expressly provided herein.

TENANT’S TAKING POSSESSION

40.          (A)          Tenant, by entering into occupancy of the Premises, shall be deemed to have agreed that Landlord, up to the time of such occupancy, has performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy, (i) unless within ten (10) business days after such date Landlord and Tenant shall jointly prepare a written statement specifying the respects in which the same were not in such condition, and (ii) subject to Landlord’s obligation to repair latent defects as provided in Article 5(A).  Such items shall be deemed to be “Punchlist Items” which Landlord shall remedy, at Landlord’s expense, within thirty (30) days after preparation of the final statement.

(B)          If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the date on which Landlord’s Initial Construction is substantially completed, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, including the covenant to pay rent for the period from the commencement of said use or occupancy to the date on which Landlord’s Initial Construction is substantially completed.

ENTIRE AGREEMENT

41.          Except for the confirmation of the dates referred to in Article 2 hereof, this lease (including the Schedules and Exhibits annexed hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged herein.  Tenant hereby acknowledges that neither Landlord nor Landlord’s agent or representative has made any representations or statements, or promises, upon which Tenant has relied, regarding any matter or thing relating to the Building, the land allocated to it (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises, or the prospective amount of any item of additional rent.  No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise, shall be binding upon the Landlord unless expressly set forth in this lease.  No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.  This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.  All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.  Landlord and Tenant understand, agree and acknowledge that this lease has been freely negotiated by both parties and that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms and conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion hereof.

DEFINITIONS

42.          The words “re-enter”, “re-entry”, and “re-entered” as used in this lease are not restricted to their technical legal meanings.  The term “business days” as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 6 hereof), Sundays and all legal holidays.  The terms “person” and “persons” as used in this lease shall be deemed to include natural persons, firms, corporations, partnerships, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity.  The various terms which are defined in other Articles of this lease or are defined in Schedules or Exhibits annexed hereto, shall have the meanings specified in such other Articles, Exhibits and Schedules for all purposes of this lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.  Whenever Tenant shall claim under this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant for which Landlord is specifically obligated to be reasonable under this lease, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant’s sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.  However, if Tenant has a good faith claim that Landlord has unreasonably withheld its consent under this lease, then Tenant may institute an expedited arbitration proceeding seeking an affirmative determination as to reasonableness of the withholding of such consent.  The arbitration shall be commenced and held in Mercer County (or the AAA office located nearest the Building) and shall be conducted before a single, independent arbitrator pursuant to the then prevailing rules of the AAA.  The arbitrator must be an individual with at least ten (10) years experience in the Mercer County commercial real estate market and, in particular, the subject matter of the arbitration.  The sole issue before the arbitrator shall be whether Landlord acted reasonably in withholding its consent.  The decision of the arbitrator shall be final and binding upon Landlord and Tenant, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof.  When acting hereunder, the arbitrator shall apply the pertinent provisions of this lease without departure therefrom in any respect.  The arbitrator shall not have the power to change any of the provisions of this lease.  If the arbitrator determines that Landlord acted unreasonably, then the arbitrator may declare that Landlord’s consent be deemed to have been granted; but in no event shall the arbitrator be empowered to award damages of any nature.

Tenant shall not record this lease (nor a memorandum thereof).  In the event that Tenant violates this prohibition against recording, Landlord, at its option, may terminate this lease or may declare Tenant in default under this lease and pursue any or all of Landlord’s remedies provided in this lease.

PARTNERSHIP TENANT

43.          If Tenant is a general partnership (or is comprised of two (2)or more persons, individually or as co-partners of a general partnership) or if Tenant’s interest in this lease shall be assigned to a general partnership (or to two (2) or more persons, individually or as co-partners of a general partnership) pursuant to Article 21 (any such general partnership and such persons are referred to in this Section as “Partnership Tenant”), the following provisions of this Section shall apply to such Partnership Tenant:  (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of, and agreed to be bound by, all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners.

SUCCESSORS, ASSIGNS, ETC.

44.          The terms, covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.

BROKER

45.          Landlord and Tenant each represents to the other party that this lease was brought about by Triad Properties LLC and FirstService Williams, as brokers (collectively, the “Brokers”), and all negotiations with respect to this lease were conducted exclusively with said Brokers.  Each party (the “Indemnifying Party”) agrees that if any claim is made for commissions by any other broker through or on account of any acts of the Indemnifying Party, the Indemnifying Party will indemnify, defend and hold the other party and Landlord’s Others in Interest free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney fees and disbursements.  Landlord agrees to pay any fees or commissions due and payable to the Brokers in connection with this lease pursuant to the terms and conditions of a separate written agreement between Landlord and the Brokers and, in the event Landlord fails to comply with the terms and conditions of such separate agreement, Landlord will indemnify, defend and hold Tenant harmless from and against any claim by Brokers in connection with such breach by Landlord.  With respect to the foregoing, in the event Tenant elects to use any broker (the “New Broker”) other than or together with the Brokers in connection with the extension of this lease (whether by way of a renewal option or a separate extension agreement), Tenant shall be responsible for (and indemnify Landlord and Landlord’s Others In Interest against) the commission claimed by the New Broker and any liabilities and expenses, including reasonable attorney fees, incurred with respect thereto.

CAPTIONS

46.          The captions in this lease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

NOTICE OF ACCIDENTS

47.          Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Premises, (ii) all fires and other casualties within the Premises, (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

TENANT’S AUTHORITY TO ENTER LEASE

48.          In the event that the Tenant hereunder is a corporation, partnership, limited liability company, limited partnership, limited liability partnership, professional corporation or other entity (collectively referred to as the “Entity”), Tenant represents that (i) the Entity has obtained all required approvals and/or authorizations to enter into this lease, and (ii) the officer or officers executing this lease have the requisite authority to do so.

LETTER OF CREDIT/SECURITY DEPOSIT

49.          (A)          Simultaneously with the execution of this lease by Tenant, Tenant shall deliver to Landlord either a cash security deposit (the “Security Deposit”) or an unconditional, irrevocable, stand-by letter of credit (the “Letter of Credit”) in the amount of $4,100,000.00 Dollars, to serve as security for the full and faithful performance and observance by Tenant of all of the terms, conditions, covenants and agreements of this lease.  If Tenant delivers to Landlord the Security Deposit, then such amount shall be held and applied in accordance with the provisions of Article 49(G), below.  If Tenant delivers to Landlord the Letter of Credit, then same must conform to the requirements of Article 49(B), below substantially in the form annexed hereto as Exhibit “2”, and the rights and obligations of the parties with respect to the Letter of Credit shall be governed by the provisions of Articles 49(C), (D), (E) and (F), below.  Provided that no Event of Default exists, Tenant shall have the right to reduce the amount of the Security Deposit or the Letter of Credit (as applicable) to One Million Two Hundred Thousand and 00/100ths ($1,200,000.00) Dollars as of the end of the first Lease Year.

(B)          If Tenant elects to deliver to Landlord the Letter of Credit, then such Letter of Credit must conform to each of the following requirements:

(i)            such Letter of Credit may only be issued by and drawable upon a commercial bank, trust company, national banking association or savings and loan association that maintains an office in the New York City metropolitan area at which the Letter of Credit may be drawn upon (the “Issuing Bank”).  The Issuing Bank must have outstanding unsecured, uninsured or unguaranteed indebtedness, or must have issued a Letter of Credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Ratings Service (and is not on credit-watch with negative implications), and must then have combined capital, surplus and undivided profits of not less than $500,000,000;

(ii)           such Letter of Credit shall indicate the address of the Issuing Bank in the New York City metropolitan area where it can be drawn upon;

(iii)          such Letter of Credit shall name Landlord as beneficiary under the Letter of Credit with its address c/o RXR Realty LLC, 625 RXR Plaza, Uniondale, New York 11556, Attention:  Corporate Controller;

(iv)          such Letter of Credit must be payable to Landlord or an authorized representative of Landlord upon presentation of only the Letter of Credit and a sight draft, and shall not contain as a condition to a draw the requirement of Landlord’s certification or other statement as to the existence of Tenant’s default;

(v)           such Letter of Credit must contain affirmative statements providing that (a) partial draws are permitted, and (b) the beneficiary may, from time to time, transfer or assign the Letter of Credit without the consent of Tenant or the Issuing Bank, and (c) upon transfer or assignment of the Letter of Credit by the beneficiary, neither the beneficiary nor its transferee/assignee shall be responsible for payment of any fees or charges imposed by the issuer in connection with such assignment.  Moreover, Tenant hereby acknowledges and agrees that, in the event any such fees or charges are imposed by the issuer in relation to a transfer or assignment of the Letter of Credit and/or in relation to any addition, modification or deletion to the existing Letter of Credit, Tenant shall promptly pay such fees and/or charges and, in the event Tenant fails to pay same, the beneficiary or its transferee/assignee may apply a portion of the draw in satisfaction of such fees and/or charges;

(vi)          such Letter of Credit shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(vii)         such Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive one year periods through a date that is not earlier than sixty (60) days after the Expiration Date of this lease, or any renewal or extension thereof, unless written notice of nonrenewal of the Letter of Credit has been given by the Issuing Bank to Landlord (sent to Landlord via certified mail, return receipt requested, to the attention of the Corporate Controller at the address set forth in clause (iii), above).  Upon the Issuing Bank’s giving of such notice, if any, Tenant must replace said Letter of Credit with a new Letter of Credit, satisfying the requirements of this Article, at least thirty (30) days prior to the termination of the existing Letter of Credit.  Failure by Tenant to replace the existing Letter of Credit as required herein shall constitute a default under this Lease and there shall be no notice or opportunity to cure said default.  Thereupon, Landlord shall be permitted to draw upon the original Letter of Credit up to the full amount thereof;

(viii)        the Letter of Credit must expressly state that all fees and expenses are for the account of Tenant, that neither Landlord nor any successor beneficiary shall have any obligation to pay any such fees or expenses, and that the failure of Tenant to pay any such fees or expenses shall not affect the rights of the beneficiary thereunder; and

(ix)          the original Letter of Credit to be delivered by Tenant upon execution of this lease shall be in the amount set forth in the first sentence of Article 49(A), above, and shall not reference or set forth the schedule of reduced amounts set forth at the end of said Article 49(A).  Rather, if and when Tenant becomes entitled to reduce the amount of the Letter of Credit then being held by Landlord pursuant to this lease, Landlord shall, upon written request by Tenant following the expiration of the subject Lease Year, cooperate in good faith with Tenant and the Issuing Bank for the exchange of (x) the original Letter of Credit then being held by Landlord pursuant to this lease, for (y) the appropriate amendment to, or replacement of, such Letter of Credit..

Tenant acknowledges and agrees that Landlord shall have no responsibility or liability on account of any error by the Issuing Bank.

(C)          In the event Tenant defaults in payment of Rent, Additional Rent, or other sums due from Tenant to Landlord under this lease, or in performance or observance of any other term, covenant, condition or agreement of this lease, in either case after the expiration of applicable notice periods provided herein for the cure thereof, Landlord may notify the Issuing Bank and thereupon draw upon the Letter of Credit, in whole or in part, at Landlord’s election, and use, apply or retain the whole or any part of such monies to the extent required for the payment of any sums as to which Tenant is in default (including, without limitation, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord) or for coverage or reimbursement of any sums which Landlord may expend or may be required to expend by reason of such default by Tenant.  In the event Landlord so uses, applies or retains all or any portion of such monies represented by the Letter of Credit, Tenant shall forthwith restore the amount so used, applied or retained, upon delivery of written notice by Landlord detailing such use, application or retention, through delivery of a new or amended Letter of Credit which conforms to the requirements of Article 49(B), above.  In the event Landlord shall not apply all of the proceeds of such Letter of Credit to cover Tenant’s default as permitted hereunder, Landlord shall hold the unapplied portion of such proceeds as a security deposit under this lease pursuant to Article 49(G) below.

(D)          In the event of a sale or lease of all or a portion of the Real Property, Landlord shall have the right to transfer its rights under the Letter of Credit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability thereafter accruing in connection with such Letter of Credit; Tenant agrees that, upon the transferee’s assumption of liability with respect to the Letter of Credit, Tenant shall look solely to the new landlord with respect to the return of, or any dispute arising in connection with, such Letter of Credit; and the provisions hereof shall apply to every transfer or assignment made of such rights to a new landlord.  Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit (or any security deposit).  Any such assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant shall be deemed void and of no force or effect, nor shall same be binding upon Landlord or its successors or assigns.

(E)           The acceptance of the Letter of Credit or the exercise of any remedies under this Article 49 by Landlord shall not be a limitation on Landlord’s damages, remedies or other rights under this Lease, or construed as a payment of liquidated damages or an advance payment of Rent or any additional rent.

(F)           Tenant shall cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the intent, terms and conditions of this Article.

(G)          If Tenant delivers to Landlord the Security Deposit, same shall be held by Landlord in a segregated, interest-bearing account as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease.  At Tenant’s written request, no more than once per calendar year, Landlord shall pay to Tenant the amount of any interest earned on the Security Deposit (less a 1% administrative fee payable to Landlord).  Tenant hereby agrees that, in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease beyond applicable notice and grace periods provided herein for the cure thereof, including, without limitation, the payment of Rent and/or additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit, including all interest earned thereon (if any), to the extent required for the payment of any Rent and additional rent or any other sum of which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including, without limitation, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  If any portion of the Security Deposit is used, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security Deposit (or portion remaining after the application thereof by Landlord as permitted herein), together with any interest earned thereon (less a one (1%) percent administrative fee payable to Landlord) shall be returned to Tenant within sixty (60) days after the Expiration Date or earlier termination of this lease and after delivery by Tenant of entire possession of the Demised Premises to Landlord in accordance with the terms of this lease.  In the event of a sale or lease of all or a portion of the Real Property, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and upon the transferee’s assumption of liability in connection therewith, Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new owner or lessee for the return of, and in connection with any dispute concerning, said Security Deposit.  Tenant hereby agrees that the provisions of this Article 49(G) shall apply to every transfer or assignment made of the Security Deposit by Landlord to any new owner or lessee.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

FINANCIAL CONDITION

50.          Within fifteen (15) days after Landlord’s request (but in no event more than once in any calendar year), Tenant shall deliver to Landlord such financial statements as are prepared by Tenant in the ordinary course of business.  Any such statement may be given by Landlord to any existing mortgagee or prospective encumbrancer of the Real Property.  Tenant represents to Landlord that each such financial statement will be a true and accurate statement as of the date of such statement.  Landlord shall keep all information provided hereunder strictly confidential and shall not disclose same except to its employees, mortgagees, prospective mortgagees, prospective purchasers, advisors, attorneys, accountants or consultants.  Landlord shall further require that any such employees, mortgagees, prospective mortgagees, prospective purchasers, advisors, attorneys, accountants or consultants keep Tenant’s disclosed financial information strictly confidential.

[INTENTIONALLY OMITTED]

51.          [INTENTIONALLY OMITTED].

EXTENSION OPTIONS

52.          (A)          Subject to the provisions of Article 52(C), below, Landlord hereby grants to Tenant options to extend the initial Term for two (2) additional terms of five (5) years each (each, an “Extension Term”).

(B)          These options shall be exercised only by written notice (the “Extension Notice”) delivered by Tenant to Landlord at least twelve (12) months before the expiration of the initial Term or the first Extension Term, as applicable.  Time shall be of the essence with respect to delivery of each Extension Notice and in the event of the failure of Tenant to deliver the applicable Extension Notice within the specified time, these options shall lapse, and Tenant shall have no further right to extend the Term.

(C)          These options shall be exercisable by Tenant and this lease shall commence for each Extension Term only upon satisfaction of the following conditions:

(i)            At the time Landlord receives each Extension Notice and at the commencement of each Extension Term related thereto, no Event of Default then exists and is continuing (provided, however, that in the event Landlord has not pursued any of its remedies with respect to such Event of Default within six (6) months of the occurrence of such Event of Default, then Tenant shall still be permitted to exercise this Extension Option [but in no event shall Landlord be deemed to have waived the existence of such Event of Default]).

(ii)           At the time Landlord receives each Extension Notice and at the commencement of each Extension Term, the Tenant named in this lease shall not have assigned this lease or sublet more than twenty-five (25%) percent of the Premises (except as permitted pursuant to Article 21(C) of this lease).

(D)          Each Extension Term shall be on all of the same terms and conditions set forth in this lease applicable to the initial Term, including provisions for additional rent payments, except as follows:

(i)            The Rent for each Extension Term shall be the greater of the following:

(a)           The Rent determined as follows:  Within thirty (30) days after Landlord’s receipt of the Extension Notice (but in no event sooner than eleven (11) months prior to the expiration of the Term), Landlord shall advise Tenant of Landlord’s good faith determination of the Rent for which it offers to lease the Premises during the Extension Term (as required by the terms and conditions of this Article, e.g., 95% of the fair market rental value, etc.).  Within ten (10) days after receipt of Landlord’s notice, Tenant shall either advise Landlord that it accepts the Rent established by Landlord for the applicable Extension Term, or advise Landlord that it desires that the Rent for the applicable Extension Term be ninety-five (95%) percent of the fair market rental value of the Premises to be established by arbitration in accordance with the following procedures.  If Tenant fails to advise Landlord within said ten (10) day period, Tenant shall be deemed to have accepted the Rent established by Landlord for the applicable Extension Term.  Within thirty (30) days after receipt of Tenant’s request for arbitration (and provided that Landlord and Tenant are unable to agree, in good faith, on the fair market rental value of the Premises for the applicable Extension Term during such thirty (30) days), Landlord and Tenant shall each select a real estate appraiser each of whom shall conduct a real estate appraisal and shall promptly furnish a report to indicate their opinion of the fair market rental of the Premises.  Landlord and Tenant shall each separately pay their respective designated appraisers.  If, after a review of the appraisal reports prepared and submitted in accordance with the aforementioned sentence, Landlord and Tenant have not agreed, after good faith efforts, meetings and negotiation, on the fair market rental value of the Premises based upon the appraisal reports submitted above by the first day of the fourth (4th) month prior to the commencement of the applicable Extension Term, then the matter shall immediately be submitted to arbitration before the American Arbitration Association (“AAA”), and shall be determined by a single arbitrator in accordance with the provisions of this lease and the then applicable rules of the AAA within Mercer County, or of the closest office of the AAA.  The expenses, fees and charges in connection with the arbitration process set forth above shall be borne equally between Landlord and Tenant.  The arbitrator’s determination of the fair market rental value of the Premises shall be based upon the rental (including base years for additional rent) for similar space of comparable size in first class office buildings located within a radius of twenty (20) miles of the Building for a term equal to the applicable Extension Term as of the date the applicable Extension Term is to commence.  The arbitrator shall then, on an expedited basis, choose one of the determinations of the two appraisers originally selected by the parties which determination the arbitrator decides most closely reflects the fair market rental value of the Premises (taking into consideration the factors set forth herein).  The decision of the arbitrator as to the Rent shall be conclusive and binding upon both parties; or

(b)           The Rent for the last Lease Year of the preceding Term, together with any other adjustments to Rent provided in this lease.

(ii)           If the determination of the Rent has not been made by the date the applicable Extension Term commences, pending such determination, Tenant shall pay Landlord the Rent that Tenant is required to pay during the last year of the preceding Term, subject to retroactive adjustment.

(iii)          “Base Year Taxes” and “Base Operating Costs” shall be those incurred for the calendar year after the calendar year in which the applicable Extension Term commences.

(iv)          All provisions for the payment of additional rent (including but not limited to Energy Rent) shall continue to apply without limitation.

(v)           Tenant shall have no option to further extend the Term beyond the two (2) Extension Terms herein provided.

(vi)          This option is personal to Otsuka America Pharmaceutical, Inc. and any assignee permitted pursuant to Article 21(C) of this lease, is non transferable by operation of law or otherwise.

RIGHT OF FIRST OFFER

53.          (A)          Before offering for lease to a third party all or any portion of the fourth (4th) floor of the Building(each, an “Offer Space”), during the term of this Lease, and so long as Tenant is not in default under this lease beyond applicable notice and grace periods provided herein for the cure thereof, Landlord shall notify Tenant (“Landlord’s Notice”) of the fair market rental value and fair market rental increases, including without limitation, annual rental increases and increases in connection with Taxes and Operating Costs (collectively, “Market Rent”) upon which it would be willing to lease the entire Offer Space; provided that Landlord shall not be liable to Tenant for any costs, expenses, damages or liabilities which are or may be incurred by Tenant for Landlord’s unintentional failure to so notify Tenant, unless Tenant has expressed to Landlord, in writing, during the preceding twelve (12) months, a general intention to expand its Premises at the Building.  Notwithstanding the foregoing, Tenant acknowledges and agrees that the entire fourth (4th) floor is currently vacant however, Tenant has chosen not to lease any portion of such floor as of the date hereof.  Accordingly, Landlord shall not deliver a Landlord’s Notice with respect to the initial leasing of any portion of the Offer Space unless and until Landlord is prepared to submit to a third party a bona fide proposal or letter of intent to lease such portion of the Offer Space.  Landlord shall not be required to deliver a Landlord’s Notice with respect to a proposal for the initial leasing of any portion of the Offer Space more frequently than once every four (4) months.

(B)          Tenant shall be required to notify Landlord, in writing (“Tenant’s Notice”), within ten (10) days after receipt of Landlord’s Notice, of its intention to exercise Tenant’s right to lease the entire Offer Space and whether Tenant accepts Landlord’s determination of Market Rent or if Tenant desires that Market Rent be established by arbitration in accordance with the arbitration procedures set forth in Article 52(D)(i)(a) (which Tenant’s Notice shall be effective only if sent by Tenant to Landlord in accordance with the terms of this lease).  In the event Tenant desires that Market Rent be established by arbitration, a final determination of Market Rent must be made no later than sixty (60) days from delivery of Landlord’s Notice or Landlord’s determination shall be deemed binding.  Within twenty (20) days after the final determination of Market Rent, Landlord and Tenant shall execute a lease modification agreement (the “Offer Agreement”) for the applicable Offer Space.  Such Offer Agreement shall provide that the applicable Offer Space be leased upon all the same terms as this lease, except (i) for the Market Rent terms, (ii) for other matters dependent upon the size of the Offer Space, such as Tenant’s Proportionate Share, (iii) that Tenant is accepting the Offer Space in its “as is” condition and Landlord shall not be required to perform any work in or to the Offer Space in order to prepare such space for Tenant’s occupancy, except that Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to the tenant improvement allowance generally offered by similarly situated landlords of similarly situated premises at the time of Landlord’s receipt of Tenant’s Notice; (iv) the term of the Offer Space shall be co-terminous with the term of the Premises (unless there is less than five (5) years remaining on the term for the Premises, in which case the term thereof shall be extended so that the term for both the Premises and the Offer Space shall expire on the day preceding the fifth (5th) anniversary of the commencement date for the Offer Space (or the last day of the month in which such commencement date occurs, if not on the first day of a month); (v) the base year for purposes of determining Base Year Taxes and Base Operating Costs with respect to the applicable Offer Space shall be the full calendar year after the calendar year in which the commencement date for such Offer Space occurs; and (vi) for such other terms and conditions as may be mutually agreed to by Landlord and Tenant.

(C)          If Tenant does not deliver Tenant’s Notice within the ten (10) day period set forth above for delivery of same, then this Right of First Offer will forever lapse and be of no further force and effect with respect to the applicable Offer Space and Landlord shall have the right to lease the applicable Offer Space to a third party on the same or any other terms and conditions whether or not such terms and conditions are more or less favorable than those offered to Tenant; provided that if, following the initial leasing of the Offer Space, Landlord desires to make the Offer Space available to any third party at materially more favorable terms than were contained in the original Landlord’s Notice, Landlord shall first be required to present Tenant with a revised Landlord’s Notice containing such more favorable terms (and the foregoing procedures shall apply thereto).  Terms offered to a third party shall be deemed to be “materially more favorable” than those terms contained in the original Landlord’s Notice where the net effective rent to Landlord under the terms contained in the original Landlord’s Notice is more than ten (10%) percent greater than the net effective rent to Landlord under the terms offered to such third party, giving due consideration to, among other things, tenant improvement allowances, rental concessions and the lease term offered to such third party (as compared to the term provided for pursuant to this Right of First Offer).In no event shall Landlord be required to re-offer the Offer Space to Tenant on such materially more favorable terms unless and until the initial leasing of such Offer Space has occurred, the term of such initial lease has expired or is sooner terminated and the tenant under such lease has surrendered and vacated its premises.  Time shall be of the essence with respect to all of Tenant’s obligations under this Article.

(D)          In the event Tenant exercises its option as above provided, the security deposit referred to in Article 49 of this lease may, in Landlord’s reasonable discretion, be proportionately increased.  All provisions for the payment of additional rent (including but not limited to Energy Rent) shall apply without limitation to the Offer Space.

(E)           This Right of First Offer is personal to Otsuka America Pharmaceutical, Inc. and any assignee permitted pursuant to Article 21(C) of this lease, is non-transferable by operation of law or otherwise, and is subject to (i) existing rights, if any, granted to other tenants at the Building as of the date of this lease, and (ii) any extension or renewal of a lease with an existing tenant then leasing the subject Offer Space (whether pursuant to an extension option in that tenant’s lease, a negotiated renewal or otherwise).

CAFETERIA

54.          The parties acknowledge the existence of cafeteria services (the “Cafeteria”) in the Building.  Landlord covenants that the Cafeteria shall be opened for business no later than the date Tenant occupies the Demised Premises for the conduct of its business therein.  For so much of the Term as the Cafeteria remains operating at the Building, Tenant shall be permitted to invite its principals and employees to use same for the purchase and consumption of food and beverages offered for sale at the Cafeteria.  Tenant shall pay or reimburse Landlord, on a monthly basis, for Tenant’s Proportionate Share of any subsidy provided by Landlord to the Cafeteria operator in connection with the operation of the Cafeteria (which subsidy shall not exceed $2,500.00 per annum).  The use of the Cafeteria shall be subject to the reasonable Rules and Regulations of Landlord and/or the operator of the Cafeteria now or hereafter imposed in accordance with Article 20 hereof.  In the event Tenant notifies Landlord, in writing, of any complaints with regard to the operation of the Cafeteria, Landlord shall, in good faith, take commercially reasonable steps to remedy such complaints.  Notwithstanding anything to the contrary contained in this Article, if the Cafeteria opens for business and subsequently closes, either temporarily or permanently, there shall be no abatement or diminution of Rent and Tenant shall in no event be relieved from any of its obligations under this lease.

MISCELLANEOUS

55.          (A)          Except as otherwise specifically provided in this lease, each party agrees that its respective covenants and obligations under this lease shall be independent of the other party’s covenants and obligations under this lease, and that each such covenant and obligation is independent of any other covenant or obligation.  Except as otherwise specifically provided in this lease, either party’s breach, default or non-performance of any of its covenants or obligations under this lease shall not excuse the other party from its covenants and obligations under this lease.

(B)          Landlord hereby waives any right of distraint it may have, whether statutory or at common law, whether such lien may presently exist or may be created in the future, against Tenant’s Property, trade fixtures, equipment and other personalty located at the Demised Premises.

PREVAILING PARTY

56.          With respect to any dispute between Landlord and Tenant involving this lease which is resolved through legal or arbitration proceedings, the non-prevailing party, shall bear all reasonable fees, costs and expenses of the subject legal or arbitration proceeding, including, without limitation, the reasonable attorney’s fees and costs of the prevailing party.

SATELLITE DISH AGREEMENT

57.          If, at any time during the Term, Tenant desires to erect upon the roof of the Building a satellite dish or communications antenna, then Landlord and Tenant shall enter into a Satellite Dish Agreement in the form annexed as Exhibit “6” to this lease.  Any default, beyond the applicable notice and cure period, on the part of Tenant under the Satellite Dish Agreement shall constitute an Event of Default under this lease.

REASONABLE CONSENT

58.          Subject to the provisions of Article 21 hereof, and except with respect to or in connection with any proposed Alteration or following an Event of Default by Tenant, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

RM SQUARE, LLC

By:	/s/ Todd Rechler
Name: Todd Rechler
Title: Authorized Signatory

OTSUKA AMERICA PHARMACEUTICAL, INC.

By:	/s/ Mark F. Altmeyer
Name:	Mark F. Altmeyer
Title:	President and CEO

STATE OF NEW JERSEY	)

) ss.
COUNTY OF MERCER	)

On the 20th day of July, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Mark Altmeyer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Deisha N. Moore
Notary Public

Deisha N. Moore
Notary Public
State of New Jersey
My Commission Expires
June 27, 2013

SCHEDULE A

[INTENTIONALLY OMITTED]

SCHEDULE B

LANDLORD’S CLEANING SERVICES AND MAINTENANCE OF PREMISES

(to be performed on all business days except those which are union holidays for the employees performing cleaning services and maintenance in the Building and grounds or those days on which the Building is closed)

I.             CLEANING SERVICES - PUBLIC SPACES (For purposes of this Section I, the elevator lobby and the restrooms within the Demised Premises shall be deemed to be “Public Spaces”):

A.            Floor of entrance lobby and public corridors will be vacuumed or swept and washed nightly and waxed as necessary.

B.            Entranceway glass and metal work will be washed and rubbed down daily.

C.            Wall surfaces and elevator cabs will be kept in polished condition.

D.            Lighting fixtures will be cleaned and polished annually.

E.            Elevators and restrooms will be washed and disinfected once a day.  The floors will be mopped as many times as required.

All brightwork and mirrors will be kept in polished condition.  Dispensers will be continuously checked and receptacles continuously emptied.

F.             All exterior windows of the building will be cleaned semiannually.

II.            CLEANING SERVICES - TENANT SPACES:

A.            Floors will be swept and spot cleaned nightly.  Carpets will be swept daily with carpet sweeper and vacuumed weekly.

B.            Office equipment, telephones, etc. will be dusted nightly.

C.            Normal office waste in receptacles will be emptied nightly.

D.            Interior surface of windows and sills will be washed and blinds dusted semiannually.

III.          EXTERIOR SERVICES:

A.            Parking fields will be regularly swept, cleared of snow in excess of two inches, cleared of ice and generally maintained so as to be well drained, properly surfaced and striped.

B.            All landscaping, gardening, exterior lighting and irrigation systems will have regular care and servicing.

C.            Sidewalks will be regularly swept, cleared of snow in excess of two inches, cleared of ice and generally maintained so as to be well drained and properly surfaced.

IV.          EQUIPMENT SERVICE:

A.            All base-Building (i.e., non-supplemental) air-conditioning and heating equipment and elevators will be regularly serviced and maintained.

B.            Plumbing and electrical facilities, doors, hinges and locks will be repaired as necessary.

C.            All appurtenances, such as rails, stairs, etc. will be maintained in a safe condition.

D.            Light bulbs and ballasts located within the Demised Premises will be replaced as needed at Tenant’s expense.

V.            EXTRA CLEANING SERVICES

Tenant shall pay to Landlord, on demand, Landlord’s charges for (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages, or other special purposes requiring greater or more difficult cleaning work than office areas (except that the emptying of trash receptacles and the cleaning of normal amounts of food debris within the pantry area of the Premises shall not be deemed to be “extra cleaning work”); (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request (to the extent the nature of such materials or finishes require cleaning services above and beyond the cleaning services provided for Building-standard materials and finishes); (v) increases in frequency or scope in any item set forth in Schedule “B” as shall have been requested by Tenant; (vi) use of the Premises for any special purpose requiring extra cleaning services; and (b) removal from the Premises or Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated in the routine of ordinary business office activity and (ii) all of the refuse and rubbish of any eating facility requiring special handling (wet garbage).  Notwithstanding anything to the contrary set forth in this lease, at Landlord’s request, Tenant shall pay directly to the Landlord’s cleaning contractor all monies owed in connection with the aforesaid extra cleaning services or refuse removal, which costs and charges shall be at commercially competitive rates in the Princeton submarket.

SCHEDULE C

LANDLORD’S SERVICES

1.             ELECTRICITY

A.            Average Kilowatt Hour Cost of Electric.  For the purpose of this lease, the average kilowatt hour cost of electric during the first Lease Year and each Lease Year thereafter shall be determined by dividing Landlord’s total cost of electricity charged by the utility company (including rate, fuel adjustments, demand charges, applicable taxes and any other charges the utility company may impose, but not to exceed what Tenant would pay as a direct customer of the applicable utility company) by the total kilowatt hours of electric consumed, the result of which shall be the average kilowatt hour cost for such Lease Year.  Since the current kilowatt-hour cost of electric will not be available for any calendar year until after such calendar year, Landlord shall estimate such kilowatt-hour cost for the year and estimate the charges, subject to adjustment as provided in Paragraph E of this Schedule C.

B.            Tenant Electric and Common Area Energy.  (i) “Tenant Electric” is all electric consumed by Tenant in connection with Tenant’s occupancy of the Premises including, but not limited to, electric for lighting, office machinery, equipment, all heating, ventilating and air conditioning units and equipment which exclusively service the Premises; and all other appliances, machinery, equipment and systems Tenant uses in connection with the occupancy of the Premises.

(ii)           “Common Area Energy” is electricity, gas and any other form of energy used for the operation of the Building’s central heating, ventilating and air conditioner equipment, heaters, fans, pumps, elevators, lighting and electric outlets located in public areas (corridors, lobbies, toilets, etc.), mechanical rooms, site lighting and all other electricity, gas, and any other form of energy used in connection with the operation of the Real Property except “Tenant Electric” and energy consumed in connection with other space intended for occupancy by individual tenants, regardless of whether such space is occupied.

C.            Tenant Electric Usage.  Landlord, as part of Landlord’s Initial Construction, shall install an electric submeter(s) to determine Tenant Electric usage and Tenant shall pay Landlord as additional rent for Tenant Electric based upon the average kilowatt-hour cost of electric as determined in Section 1(A) of this Schedule C.

D.            Common Area Energy Usage.  Tenant shall pay Landlord, as additional rent, Tenant’s Proportionate Share of the Common Area Energy based upon the average kilowatt-hour cost of electric.  Tenant’s Proportionate Share of the Common Area Energy shall be capped at $0.78 per rentable square foot per annum during each of the first two (2) Lease Years.

E.            Payment.  The additional rent payable for Tenant Electric and Common Area Energy provided in this Schedule is hereinafter referred to as “Energy Rent”.  Tenant shall pay its Energy Rent in monthly installments on the first day of each month on an estimated basis as reasonably determined by Landlord.  Landlord may adjust such estimate at any time and from time to time based upon Landlord’s experience and reasonable anticipation of the costs of electricity used and to be used in connection with the Real Property.  After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the “Electric Usage Statement”)

setting forth the amount of Energy Rent payable by Tenant for such calendar year, the amount paid by Tenant as Energy Rent on account thereof, and the amount due to or from Tenant.  If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within twenty (20) days after Landlord’s request therefore.  Any amount paid by Tenant which exceeds the amount due shall be credited to the next succeeding payments due as Energy Rent hereunder, unless the Term has then expired in which event such excess amount shall be promptly refunded to Tenant.  Landlord shall make available to Tenant at Landlord’s office for Tenant’s inspection records in reasonable detail of Landlord’s applicable electric cost information for a period of six (6) months following delivery of the Electric Usage Statement to Tenant.  If Tenant does not dispute such Electric Usage Statement within six (6) months following delivery thereof, it shall be deemed to be conclusive and binding upon Landlord and Tenant.

F.             General Conditions.  Tenant shall not maintain or install in the Premises any fixture or equipment requiring electric power in excess of 1800 volt -amperes without Landlord’s prior written consent.  Tenant’s total connected load shall not exceed four (4) volt-amperes per rentable square foot.  Tenant shall not maintain or install in the Premises any fixture, equipment or systems which will overload the feeders, risers or require additional wiring without Landlord’s consent.  The Landlord shall have no responsibility for failure to supply the electricity when prevented from doing so by strikes, repairs, necessary alterations or necessary improvements or by reason of the failure of the public utility to furnish electric current, or for any cause beyond the Landlord’s reasonable control, or by order or regulation of any federal, state, county or municipal authority.  Except as otherwise specifically set forth in this lease, Landlord’s obligation to furnish electricity shall not be deemed breached nor shall there be any abatement in rent or any liability on the part of the Landlord to the Tenant for failure to furnish electricity for the reasons herein set forth.  Except as set forth in the plans and specifications approved by Landlord, in no event shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building’s system, nor to provide any additional wiring or capacity to meet the Tenant’s additional requirements.

G.            If, for reasons beyond Landlord’s reasonable control, the electric submeters shall fail to operate properly and the amount of electric used is not accurately reflected thereon, then, Landlord’s electrical engineer shall determine the amount of electric used for the applicable period by survey, his determination shall be deemed binding and conclusive upon Landlord and Tenant (subject to the remainder of this Section), and Tenant shall pay Landlord as additional rent for the cost of electric in accordance with such survey.  Tenant shall have the right to review Landlord’s electrical engineer’s survey and advise Landlord, in writing, whether it disputes such survey (“Tenant’s Dispute Notice”), provided Tenant delivers Tenant’s Dispute Notice to Landlord within ninety (90) days of delivery of a copy of Landlord’s electrical engineer’s survey to Tenant, together with a copy of an electrical engineer’s survey prepared by an electrical engineer hired by Tenant which varies from the survey provided by Landlord’s electrical engineer.  Landlord and Tenant shall, for a period of ten (10) days following the delivery of Tenant’s Dispute Notice to Landlord, negotiate, in good faith, the resolution of such a dispute.  If Landlord and Tenant are unable to resolve their dispute within said ten (10) day period, Landlord and Tenant shall select an independent electrical engineer to determine Tenant’s electrical usage.  The determination of Tenant’s electrical usage by such independent engineer shall be final and binding on both parties.  Landlord and Tenant shall each pay fifty (50%) percent of the fees of the independent engineer.  Until the final determination of Tenant’s electrical usage is made by the independent engineer,

Tenant shall pay the cost of electric based upon Landlord’s electrical engineer’s survey, subject to retroactive adjustment.

2.             MAINTENANCE AND REPAIRS BY LANDLORD.  Landlord shall make necessary repairs to the roof, foundation and exterior walls of the Building and any load-bearing interior walls of the Premises, the parking areas, access roads and driveways, and all components of the electrical, mechanical, plumbing, heating and air conditioning systems and facilities located on Real Property which do not exclusively serve the Demised Premises, provided, however, if any such repair is necessitated by the act or omission of Tenant or any of its employees or invitees, such repair shall be at the expense of the Tenant.  Any heating and air conditioning equipment used in connection with the Premises which is not used in common with other tenants in the Building (e.g., computer rooms, telephone equipment rooms, meeting rooms, etc.) shall be operated, maintained, repaired and replaced by Tenant at Tenant’s expense.

3.             SNOW REMOVAL.  Landlord shall arrange for removal of accumulations of snow and ice from the drives, parking areas and walkways of the Real Property.  If requested by Landlord, to facilitate snow removal work, Tenant and its employees and invitees shall park vehicles only in areas designated by Landlord.  Landlord shall also require that all similarly situated tenants park their vehicles in such designated areas.

4.             HVAC SYSTEMS.

A.            HVAC System.  Landlord shall provide in the Building a heating, ventilation and air conditioning system to furnish heating, ventilation and air conditioning to the Premises for purposes of office use only.  No heating, ventilation or air conditioning shall be provided in loading dock or loading areas.

B.            Design Standard.  The heating, ventilation and air conditioning system furnished by Landlord shall be capable of furnishing (i) air conditioning to maintain 76NF. dry bulb and 55 relative humidity with outside conditions of 91NF. dry bulb and 76NF. wet bulb, based upon an occupancy of each area or room of not more than one person per 150 rentable square feet, and a combined lighting and standard electrical load not to exceed 4 watts per rentable square foot; (ii) ventilation introduced at a minimum rate of 0.133 C.F.M. per square foot; and (iii) heating to maintain 72NF. dry bulb when the outside temperature is 14NF. dry bulb and the prevailing wind velocity does not exceed 17 miles per hour.  Landlord shall provide HVAC service during Working Hours without any additional charge therefor.  Accordingly, Landlord acknowledges and agrees that the submeter(s) which measure Tenant’s Electric Usage will not measure any electricity that is used in order to provide such HVAC services (excluding any supplemental HVAC services) to the Demised Premises.

C.            Cooperation by Tenant.  Tenant, at no additional cost, shall at all times cooperate fully with Landlord and abide by all the Building regulations and requirements which Landlord may prescribe for the proper functioning and protection of its ventilating, heating and air conditioning system and shall keep operable peripheral windows (if any) closed to keep direct sunlight from entering the Premises.

D.            Overtime Use.  In the event Tenant shall require heating, ventilation or air conditioning outside of Working Hours, Tenant shall pay to Landlord a charge for energy used to run the central heating, ventilation and air conditioning system after Working Hours.  Landlord currently estimates that the charge for such overtime usage by Tenant is $35.00 per hour per zone but such charge is subject to adjustment based on Landlord’s costs for providing such overtime usage.  Tenant shall notify Landlord of its requirement (which notice may be delivered telephonically) for overtime usage by 3:00 p.m. on any business day (for overtime usage required that evening) or by 3:00 p.m. on the preceding business day (for overtime usage required on a weekend or holiday).

SCHEDULE D

RULES AND REGULATIONS

1.             The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord.  There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

2.             The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.             No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and the Tenant shall not use, keep or permit to be used or kept any burner or oven, food or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than those animals assisting handicapped persons) or birds be kept in or about the Building.  Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to keep and use vending machines, coffee machines, microwave ovens and/or refrigerators within the Demised Premises; provided, however, that Tenant shall indemnify and save harmless Landlord, its employees, agents, officers, and directors from and against any claims, fines, liabilities, settlements, damages, costs or expenses arising out of, or in any way related to, Tenant’s use of such vending machines, coffee machines, microwave ovens and/or refrigerators.  Tenant shall provide and maintain, at its expense, the hand-held fire extinguishers that are required to be maintained in Premises by the governmental agency having jurisdiction over this matter.  Smoking or carrying lighted cigars or cigarettes in the Building is prohibited.

4.             No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.

5.             No sign, advertisement, notice or other lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of the Landlord.  In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant violating this rule.  Interior signs on doors shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style acceptable to both Landlord and the tenant.

6.             No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  No tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises and, if linoleum or other similar covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other water soluble material, the use of cement or other similar adhesive material being expressly prohibited.

7.             No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or in the mechanisms thereof, except with the full approval of Landlord, which approval shall not be unreasonably withheld or delayed.  In the event any tenant changes, modifies or replaces any existing locks, or installs any additional locks or bolts, such tenant shall ensure that Landlord’s master key operates all such new or modified locks and bolts or such tenant shall provide Landlord with a key(s) to such new or modified locks and bolts, so that Landlord shall have unassisted access to the Demised Premises at any time.  Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

8.             Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violated any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

9.             Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10.          Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.          Except as otherwise provided in Article 16(B) of the lease, Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, hazardous or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises.

12.          Tenant agrees to keep all entry doors closed at all times and to abide by all rules and regulations issued by the Landlord with respect thereto.

13.          Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.

Landlord reserves the right to prescribe the weight and position of all safes, office machines, other machines and mechanical equipment.  Such installations shall be placed in locations in the Demised Premises and in such manner sufficient to absorb and prevent vibration, noise and annoyance.

EXHIBIT “1”

RENTAL PLAN

EXHIBIT “2”

FORM LETTER OF CREDIT

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

               , 200

RM SQUARE, LLC
c/o RXR Realty LLC
625 RXR Plaza
Uniondale, New York 11556
Attention:  Corporate Controller

REF:  IRREVOCABLE LETTER OF CREDIT NO.

GENTLEMEN:

WE HEREBY OPEN OUR UNCONDITIONAL IRREVOCABLE CLEAN LETTER OF CREDIT NO.           IN YOUR FAVOR AVAILABLE BY YOUR DRAFT(S) AT SIGHT FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE $                EFFECTIVE IMMEDIATELY.

ALL DRAFTS SO DRAWN MUST BE MARKED “DRAWN UNDER IRREVOCABLE LETTER OF CREDIT [ISSUING BANK] , NO.            , DATED            , 200  .”

THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE LOCATED AT                                       , ATTENTION:                     ,                     OR SUCH OTHER OFFICE IN NEW YORK CITY, N.Y. OR NORTHERN NEW JERSEY, AS WE MAY DESIGNATE BY WRITTEN NOTICE TO YOU, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON              .  IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL TWELVE MONTH PERIODS THROUGH                  [60 DAYS AFTER LEASE EXPIRATION], UNLESS WE INFORM YOU IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR REPUTABLE OVERNIGHT COURIER (I.E., FEDEX) DISPATCHED BY US AT LEAST 60 DAYS PRIOR TO THE THEN EXPIRATION DATE THAT THIS LETTER OF CREDIT SHALL NOT BE EXTENDED.  IN THE EVENT THIS LETTER OF CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER.  SUCH DRAWING IS TO BE MADE BY MEANS OF A DRAFT ON US AT SIGHT WHICH MUST BE PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT.  THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.  THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS AND SHALL BE TRANSFERABLE BY YOU WITHOUT ADDITIONAL CHARGE.  WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL AN EXECUTED TRANSFER REQUEST, IN A FORM SUBSTANTIALLY SIMILAR TO THE FORM ANNEXED HERETO, BEARING CERTIFICATION BY YOU THAT THE SIGNATURE IS VALID, IS FILED WITH US,

ACCOMPANIED BY THE ORIGINAL OF THIS CREDIT FOR ENDORSEMENT THEREON BY USE OF SUCH TRANSFER.

WE HEREBY DO UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT OR DRAFTS DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO.              FOR THE AMOUNT AVAILABLE TO BE DRAWN ON THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR SIGN DRAFT IN THE FORM OF SCHEDULE A ATTACHED HERETO DRAWN ON US AT OUR OFFICES SPECIFIED ABOVE DURING OUR USUAL BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE HEREOF.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION.  OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

IN THE EVENT THE APPLICANT BECOMES A DEBTOR IN A CASE UNDER TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”), OR IN ANY OTHER INSOLVENCY OR SIMILAR PROCEEDING, OUR OBLIGATIONS TO THE BENEFICIARY HEREUNDER SHALL NOT BE REDUCED, LIMITED, IMPAIRED, DISCHARGED, DEFERRED, SUSPENDED, STAYED, TERMINATED OR OTHERWISE AFFECTED BY REASON THEREOF OR BY REASON OF ANY PROVISIONS OF THE BANKRUPTCY CODE (INCLUDING BUT NOT LIMITED TO, SECTIONS 362 AND 502(B) OF THE BANKRUPTCY CODE), OR THE PROVISIONS OF ANY OTHER INSOLVENCY OR SIMILAR LAW.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND AS TO MATTERS NOT GOVERNED BY THE INTERNATIONAL STANDBY PRACTICES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YOUR AND APPLICABLE U.S. LAW.

[ISSUER OF LETTER OF CREDIT]

SCHEDULE A TO LETTER OF CREDIT

FOR VALUE RECEIVED

PAY AT SIGHT BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS TO                  THE SUM OF U.S.                      DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO.                 DATED                 , 200   ISSUED BY

TO:         [ISSUER OF LETTER OF CREDIT]

NEW YORK, NEW YORK

EXHIBIT “3”

ESTIMATED CONSTRUCTION SCHEDULE

EXHIBIT “4”

PARKING PLAN

EXHIBIT “5”

UBS SNDA

RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:

Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044-8015
Attn:  Executive Vice President — Servicing Administration

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this          day of July, 2009 among Wells Fargo Bank, N A , not individually, but solely as Trustee for the Registered Certificate Holders of UBS Commercial Mortgage Securities Trust 2007-FL1, Commercial Mortgage Pass-Through Certificates, Series 2007-FLl under that certain Pooling and Servicing Agreement dated as of December 28, 2007 (“Lender”), by and through Capmark Finance Inc., a California corporation, its Master Servicer under the Pooling and Servicing Agreement, RM Square, LLC, a Delaware limited liability company (“Landlord”), and Otsuka America Pharmaceutical, Inc., a Delaware corporation (“Tenant”).

Background

A.            Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the “Security Instrument”), covering, among other things, the real property commonly known and described as One University Square, Princeton, New Jersey, and further described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the “Property”)

B.            Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated July      , 2009 (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”)

C.            Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows

1              Subordination.  Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease

2              Nondisturbance.  Lender agrees that (i) no foreclosure (whether judicial or nonjudicial), deed-in-lien of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder, including but not limited to its right to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant, or any subtenant permitted under the Lease, is in possession of the premises demised pursuant to the Lease unless Tenant has not yet taken possession of the Leased Space, and (c) the Lease is in full force and effect and no uncured default exists under the Lease beyond the expiration of any applicable notice and cure period, and (ii) Tenant shall not be named or joined in any foreclosure action or other proceeding to enforce the Security Agreement unless such joinder is required by law

3              Attornment.  Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lien of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise m satisfaction of the underlying loan (“Successor Owner”) Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner In no event, however, will any Successor Owner be (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease), (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease (unless and to the extent related to defaults which are non-monetary and continuing in nature, such that Successor Owner’s failure to cure would constitute a continuing default), (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance, except to the extent such amounts were actually received by Lender, (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto which consent shall not be unreasonably withheld, conditioned or delayed; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender, (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising), provided however, this clause (g) shall in no way modify, limit or impair any obligation of Successor Owner to comply with the casualty and condemnation restoration provisions included in the Lease.  Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments reasonably acceptable to Tenant as Lender or a Successor Owner may from time to time request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest m the Property (including the rents, issues and profits therefrom).

2

4.             Rent Payments; Notice to Tenant Regarding Rent Payments Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions, Landlord hereby agreeing that such payments shall satisfy Tenant’s rent obligations under the Lease

5.             Lender Opportunity to Cure Landlord Defaults  Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided in the Lease for cure by Landlord, measured from the time notice is given to Lender, which notice may be given to Lender simultaneously with the notice given to Landlord, and in such case Landlord’s and Lender’s notice and cure periods shall run concurrently.  Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease with respect to such Landlord default.  Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.             Miscellaneous

(a)           Notices.  All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature.  A new notice address may be established from time to time by written notice given in accordance with this Section All notices will be deemed received only upon actual receipt or refusal Notices shall be personally delivered, or sent by registered or certified mail (return receipt requested) or reputable overnight courier service which obtains a signed receipt upon delivery

(b)           Entire Agreement; Modification.  This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease.  This Agreement controls any conflict between the terms of this Agreement and the Lease.  This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing,

(c)           Binding Effect.  This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law If the Security instrument is a

3

deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually

(d)           Unenforceability.  Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)           Construction of Certain Terms  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders Unless otherwise provided herein, all days from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency

(f)            Governing Law.  This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws)

(g)           WAIVER OF JURY TRIAL.  LENDER AND TENANT, AS AN INDUCEMENT FOR THE OTHER PARTY TO ENTER INTO THIS AGREEMENT, EACH HEREBY WAIVE ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder

(i)            Effectiveness.  Notwithstanding anything contained herein, this Agreement shall not be binding on the parties hereto until such time as each party has received a fully executed, original or PDF counterpart hereof

[Remainder of Page Left Intentionally Blank]

4

IN WITNESS WHEREOF, this Agreement is executed this    day of July, 2009

LENDER:	TENANT:

Wells Fargo Bank, N A , not individually, but solely as Trustee for the Registered Certificate Holders of UBS Commercial Mortgage Securities Trust 2007-FL1, Commercial Mortgage Pass-Through Certificates, Series 2007-FL1

Otsuka America Pharmaceutical, Inc.
By:
Name
Title

By: Capmark Finance Inc.,
its Master Servicer

By:
Name:
Title

Lender Notice Address:	Tenant Notice Address:

Wells Fargo Bank, N.A., not individually, but solely as Trustee for the Registered Certificate Holders of UBS Commercial Mortgage Securities Trust 2007-FL1, Commercial Mortgage Pass-Through Certificates, Series 2007-FL1

Otsuka America Pharmaceutical, Inc. 2440 Research Blvd. Rockville, MD 20850 Attn: VP-Finance
c/o Capmark Finance Inc
200 Witmer Road	With a copy to
Horsham, PA 19044
Attn: Executive Vice President — Servicing Administration	Otsuka America Pharmaceutical, Inc.
100 Overlook Center
LANDLORD:	Princeton, NJ 08540
Attn: Corporate Management
RM Square, LLC	(before the Rent Commencement Date of the Lease)

By	and
Name
Title:	Otsuka America Pharmaceutical
One University Square
Landlord Notice Address:	Princeton, NJ 08540
Attn. VP-Corporate Services
RM Square, LLC	(after the Rent Commencement Date of the Lease)

Attn:

5

Notary Acknowledgement for Lender

Commonwealth of Pennsylvania	:
:ss
County of Montgomery	:

On this, the    day of              , 200   , before me, the undersigned Notary Public, personally appeared                                   known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of Capmark Finance Inc. in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained

IN WITNESS WHEREOF, I have hereunto set my hand and official seal

Notary Public

{seal}

Notary Acknowledgement for Tenant

State of
ss
County of	.

On this, the    day of              , 200   , before me, the undersigned Notary Public, personally appeared                                   known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal

Notary Public

{seal}

6

Notary Acknowledgement for Landlord.

State of
ss
County of	.

On this, the    day of              , 200   , before me, the undersigned Notary Public, personally appeared                                   known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained

IN WITNESS WHEREOF, I have hereunto set my hand and official seal

Notary Public

{seal}

7

Exhibit “A”

(Legal Description of the Property)

DESCRIPTION OF UNIVERSITY SQUARE PROPERTY

TRACT TWO

LOT 90.01 IN BLOCK 6

Description of Lot 90.01 in Block S-6 as shown on the current Tax Map of West Windsor Township, Mercer County, New Jersey.

Beginning at a point being located the following two (2) courses from the intersection of the southeasterly right of way line of New Jersey State Highway Route 1 (variable width) with the southwesterly right of way line of the New Jersey Transit Railroad (formerly United New Jersey Railroad and Canal Company, being 26 feet from the baseline of the relocated railroad track), and from said intersection running:

A. Southeasterly along the southwesterly right of way line of the New Jersey Transit Railroad, 1183.61 feet to a point; thence

B South 45 degrees 21 minutes 25 seconds West along the common line between Lots 92.01 and 91 in Block S-6, 380.69 feet to the true point and place of beginning and running;

1. North 44 degrees 38 minutes 35 seconds West along the common line between Lots 90.01 and 92.01 in Block S-6, 388.00 feet to a point; thence

2. South 45 degrees 21 minutes 25 seconds West along same, 146.89 feet to a point in the northeasterly terminus of University Square Drive; thence

3. South 44 degrees 40 minutes 28 seconds East along same, 58 00 feet to a point in the southeasterly right of way line of University Square Drive; thence

4. South 45 degrees 19 minutes 32 seconds West along same, 64.50 feet to a point; thence

5. South 42 degrees 27 minutes 47 seconds West, 100.37 feet to a point in the southeasterly right of way line of University Square Drive (being 35 feet from baseline); thence

6. South 45 degrees 19 minutes 32 seconds West along same, 50.24 feet to a point; thence

7. South 44 degrees 40 minutes 28 seconds East, 5.00 feet to a point of curvature in the easterly right of way line of Ramp L (being 15 feet from baseline); thence

8. Southerly along same, along a curve to the left having a radius of 60.00 feet, an arc length of 62.36 feet to a point of reverse curvature; thence

9. Southerly along same, along a curve to the right having a radius of 115.00 feet, an arc length of 60.98 feet to a point of tangency; thence

8

10. South 16 degrees 09 minutes 19 seconds West along same, 263.94 feet to a point of curvature; thence

11. Southerly along same, along a curve to the left having a radius of 135.00 feet, an arc length of 117.00 feet to a point of tangency; thence

12. South 56 degrees 22 minutes 45 seconds West, 5.00 feet to a point in said northeasterly right of way line of Alexander Road; thence

13. South 33 degrees 52 minutes 21 seconds East along same, 135.80 feet to a point; thence

14. North 45 degrees 21 minutes 25 seconds East along the common line between Tax Map Lots 90.01 and 71 in Block S-6, 374 76 feet to a point; thence

15. North 44 degrees 44 minutes 55 seconds West along the common line between Tax Map Lots 90.01 and 91 in Block S-6, 106.38 feet to a point; thence

16. North 45 degrees 21 minutes 25 seconds East along same, 400.59 feet to true point and place of beginning.

FOR INFORMATION PURPOSES ONLY:

In compliance with Chapter 157, Laws of 1977, premises herein is Lot 90.01 in Block 6 on the Tax Map of Township of West Windsor, County of Mercer, State of New Jersey.

TRACT THREE

LOT 92.01 BLOCK 6

Description of Lot 92.01 in Block S-6 as shown on the current Tax Map of West Windsor Township, Mercer County, New Jersey.

Beginning at the point of intersection of the southeasterly right of way line of New Jersey State Highway Route 1 (variable width) with the southwesterly right of way line of the New Jersey Transit Railroad (formerly United New Jersey Railroad and Canal Company, being 26 feet from the baseline of the relocated railroad track) and from said beginning point running:

1. South 42 degrees 47 minutes 25 seconds West along said southeasterly right of way line of New Jersey State Highway Route 1, 214.94 feet to a point; thence

2. Southwesterly along the southeasterly right of way line of Ramp A (being 15 feet from baseline) connecting said southeasterly right of way line of New Jersey State Highway Route 1 with the northeasterly right of way line of Alexander Road (variable width), along a curve to the left having a radius of 985.00 feet, an arc length of 155.96 feet to a point of tangency; thence

3. South 23 degrees 48 minutes 28 seconds West along same, 162.68 feet to a point of curvature; thence

9

4. Southwesterly along same, along a curve to the right having a radius of 1515 00 feet, an arc length of 335.23 feet to a point of reverse curvature; thence

5. Southerly along same, along a curve to the left having a radius of 135 00 feet, an arc length of 175.55 feet to a point of tangency; thence

6. South 52 degrees 01 minutes 21 seconds West 5.00 feet to a point in said northeasterly right of way line of Alexander Road (variable width); thence

7. South 37 degrees 18 minutes 55 seconds East along same, 50.46 feet to a point; thence

8. North 36 degrees 23 minutes 18 seconds West along same, 20.37 feet to a point; thence

9. North 54 degrees 14 minutes 28 seconds East along same, 18.50 feet to a point; thence

10. South 35 degrees 45 minutes 55 seconds East along same, 38.00 feet to a point; thence

11. South 54 degrees 13 minutes 54 seconds West along same, 18.50 feet to a point; thence

12. South 34 degrees 53 minutes 24 seconds East along same, 43.55 feet to a point, thence

13. South 34 degrees 02 minutes 58 seconds East along same, 50.63 feet to a point; thence

14. South 33 degrees 24 minutes 33 seconds East along same 100.49 feet to a point; thence

15. South 33 degrees 07 minutes 13 seconds East along same, 98.90 feet to a point; thence

16. South 84 degrees 00 minutes 51 seconds East, 61.87 feet to a point in the northwesterly right of way line of University Square Drive; thence

17. North 45 degrees 19 minutes 32 seconds East along same, 375.75 feet to a point, thence

18. North 55 degrees 07 minutes 31 seconds East, 111.63 feet to a point in the northeasterly terminus of University Square Drive; thence

19. North 45 degrees 21 minutes 25 seconds East along the common line between Lots 92.01 and 90.01 in Block S-6.146.89 feet to a point; thence

20. South 44 degrees 38 minutes 35 seconds East along same, 388.00 feet to a point; thence

21. North 45 degrees 21 minutes 25 seconds East along the common line between Lots 92.01 and 91 in Block S-6, 380.69 feet to a point in the southwesterly right of way line of the New Jersey Transit Railroad (66 feet wide); thence

22. North 44 degrees 44 minutes 55 seconds West along same, 467 14 feet to a point in the southwesterly right of way line of the New Jersey Transit Railroad (being 26 feet from the baseline of the relocated railroad track); thence

10

23. North 47 degrees 12 minutes 15 seconds West along same, 124.65 feet to a point of spiral curvature; thence

24. Northwesterly along same, along a spiral curve to the right having a radius of 7639.50 feet, a chord bearing North 47 degrees 04 minutes 45 seconds West distant 100.17 feet, an arc length of 100.17 feet to a point of circular curvature; thence

25. Northwesterly along same, along a curve to the right having a radius of 7665 49 feet, an arc length of 234.23 feet to a point of spiral curvature; thence

26. Northwesterly along same, along a spiral curve to the right, having a radius of 7639.50 feet, a chord bearing North 44 degrees 49 minutes 43 seconds West distant 100 17 feet, an arc length of 100.17 feet to a point of tangency; thence

27. North 44 degrees 42 minutes 13 seconds West along same, 142.87 feet to the point and place of beginning.

FOR INFORMATIONAL PURPOSES ONLY:

In compliance with Chapter 157, Laws of 1977, premises herein is Lot 92.01 in Block 6 on the Tax Map of the Township of West Windsor, County of Mercer, State of New Jersey

AS TO TRACTS I, II, AND III:

Together with the benefits, rights and easements granted in Restated Declaration of Covenants, Conditions and Restrictions of University Square, as set forth in Deed Book 2357, page 442, as amended by First Amendment to Restated Declaration of Covenants, Conditions and Restrictions of University Square in Deed Book 2543, page 528.

11

EXHIBIT “6”

SATELLITE DISH AGREEMENT

This SATELLITE DISH AGREEMENT (this “Agreement”), made as of                       , 20  , between RM SQUARE, LLC (“Landlord”), a Delaware limited liability company, having an address c/o RexCorp Realty LLC at 625 Rexcorp Plaza, Uniondale, New York 11556, and OTSUKA AMERICA PHARMACEUTICAL, INC. (“Tenant”), a Delaware corporation, having its principal business address at 100 Overlook Center, Princeton, New Jersey 08540.

W I T N E S S E T H:

WHEREAS, Tenant is the tenant of certain premises in a building located at One University Square, Princeton, New Jersey (the “Building”), pursuant to an Agreement of Lease, dated on or about the date hereof, between Landlord and Tenant (collectively, the “Lease”), and to which this Agreement is annexed; and

WHEREAS, Tenant desires to install a satellite dish on the roof of the Building, and

WHEREAS, Landlord is willing to permit Tenant to install such satellite dish upon the terms and conditions hereinafter provided,

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Subject to the conditions and restrictions set forth in this Agreement, upon request by Tenant made in accordance herewith during the term of the Lease, Tenant may, at its own cost and expense, install, operate and maintain one (1) satellite dish (a “Satellite Dish”) and related communication and support equipment (together with the Satellite Dish, hereinafter collectively referred to as the “Satellite Dish Installations”) on the roof of the Building in a location to be designated by Landlord.

2.             The manner of installation, operation, repair and removal of the Satellite Dish Installations shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall submit to Landlord plans and specifications for the installation (and for any modification or, to the extent required by the applicable municipality, removal) of the Satellite Dish Installations, which shall include, without limitation, the proposed size, weight, type, style, location and method of attachment of and for the Satellite Dish Installations.  Such plans and specifications shall be subject to the prior review and approval of Landlord.  Without limiting the generality of the foregoing, Landlord may withhold its approval to the installation and operation of the Satellite Dish Installations if such installation and/or operation of the Satellite Dish Installations would or could reasonably be expected to damage the Building, jeopardize the structural integrity of the Building, jeopardize health safety or life safety, interfere with any service provided by Landlord or to any tenant of the Building, or reduce the rentable area of the Building.  Following Landlord’s approval (if any) of the plans and specifications, and prior to the installation of the Satellite Dish Installations, Tenant shall, at

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Tenant’s sole cost and expense, obtain all necessary governmental and quasi-governmental permits, licenses and authorizations for the installation of such Satellite Dish Installations.  Upon Tenant obtaining said permits, licenses and authorizations, Tenant shall deliver to Landlord (i) copies of all said permits, licenses and authorizations, and (ii) a certificate of insurance evidencing that the applicable insurance coverage required of Tenant by the Lease has been extended to cover the Satellite Dish Installations and evidencing that Tenant has obtained any other insurance reasonably required by Landlord for the installation and operation of the Satellite Dish Installations.

3.             The size, type and manner of installation, operation, maintenance, repair and removal of the Satellite Dish Installations must comply with all applicable legal requirements and all reasonable requirements of Landlord.  In no event, however, shall the Satellite Dish have a size exceeding twenty-four (24) inches in diameter without Landlord’s prior written consent, which may be granted or withheld in Landlord’s reasonable discretion.  In no event shall the Satellite Dish Installations exceed the height of the parapet wall of the roof or otherwise be visible from the exterior of the Building.  In the event the Satellite Dish Installations require roof penetration, Tenant agrees to either use existing roof penetrations on the roof or use Landlord’s existing roofing contractor to perform such penetrations (provided such contractor’s charges are reasonable and competitive in the Princeton area).  Tenant shall, at its own cost and expense, maintain and repair the Satellite Dish Installations and keep same in good condition for as long as same is installed and remains.

4.             The parties agree that Tenant’s use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas, generators and/or communications systems.  Tenant shall take reasonable steps to prevent its use of the rooftop from impairing such other person’s, firm’s or corporation’s data transmission and reception via their respective communication and support equipment, if any.  Landlord agrees to include substantially similar restrictions in all other satellite dish agreements affecting the Building.

5.             Tenant shall pay for all electrical service required for Tenant’s use of the Satellite Dish Installations as and when billed by Landlord (in an amount equal to Landlord’s actual cost for such electrical service).  If requested by Landlord, the Satellite Dish Installations shall be connected to an electrical submeter at Tenant’s expense.

6.             Tenant shall not be entitled to any abatement or reduction in the rental required under the Lease if for any reason Tenant is unable to use the Satellite Dish Installations.

7.             Tenant acknowledges and agrees that the installation, operation, maintenance, repair and removal of the Satellite Dish Installations will be at its sole risk, subject to the terms of Article 25 of the Lease.  Moreover, Tenant hereby covenants and agrees to indemnify and defend Landlord from and against any and all claims, actions, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and disbursements) arising out of or in connection with the installation, existence, operation, maintenance, repair or removal of the Satellite Dish Installations (including, without limitation, loss of life, personal injury, damage to property or business and increased insurance premiums).

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8.             Landlord, at its sole option, may require Tenant, at any time prior to the expiration of the Lease, to terminate the operation of the Satellite Dish Installations and to remove the Satellite Dish Installations at Tenant’s sole expense if it is or has damaged the Building, jeopardized health safety, life safety or the structural integrity of the Building, interfered with any service provided by Landlord or to any tenant of the Building or reduced the amount of leasable space in the Building.  In addition, Tenant shall immediately remove and/or cease operation of the Satellite Dish Installations if so required by any governmental or quasi-governmental authority.  Notwithstanding the foregoing, if the condition or factor underlying Landlord’s demand for the termination and removal of the Satellite Dish Installations is of a nature that can be remedied by Tenant, then Tenant shall have a period of thirty (30) days following written notice by Landlord in which to remedy the condition or factor and void the demand for termination and removal of the Satellite Dish Installations (provided, however, that in the event if the condition or factor is of such a nature that it cannot be completely remedied within said period of thirty (30) days, then Tenant shall be required to commence within said period of thirty (30) days and thereafter diligently prosecute to completion, all steps necessary to remedy such condition or factor.  Landlord, at its sole option and expense, may, at any time during the Term of the Lease, relocate Tenant’s Satellite Dish Installations to a location mutually agreed upon by Landlord and Tenant in the event same interferes with the business of any other tenant of the Building.  Moreover, Landlord may require Tenant upon thirty (30) days notice to relocate the Satellite Dish Installations and related equipment at Landlord’s sole cost and expense in the event that, in Landlord’s sole judgment, the space upon which the Satellite Dish Installations and related equipment is located is needed by Landlord for its use in connection with the provision of a Building-wide service and to remove the same in the event that no other space is available on the roof for the installation thereof.

9.             At the expiration or sooner termination of the Lease (or sooner, in the instances addressed in Section 8, above), Tenant shall be required to remove the Satellite Dish Installations from the Building, at its own cost.  Tenant shall repair all damage attributable to the installation, existence, operation, maintenance, repair or removal of the Satellite Dish Installations and shall leave the portion of the Building where the Satellite Dish Installations was located (and all other portions of the Building affected by such removal) in good order and repair, reasonable wear and tear and damage due to casualty excepted.  If the Tenant does not promptly remove the Satellite Dish Installations when so required and such failure continues after ten (10) days notice, Tenant hereby authorizes Landlord to retain or remove and dispose of the Satellite Dish Installations and charge Tenant for all reasonable, out-of-pocket costs and expenses incurred thereby.  Tenant agrees that the Landlord shall not be liable for any property (including the Satellite Dish Installations) disposed of or removed by the Landlord in accordance herewith.

10.          Any default on the part of Tenant under this Agreement shall constitute a default under the Lease, and the occurrence of any Event of Default under the Lease pursuant to which Landlord terminates the Lease shall entitle Landlord to immediately terminate the rights of Tenant under this Agreement.  This Agreement shall automatically terminate upon the termination or expiration of the Lease.  However, the obligations of Tenant hereunder shall survive the termination of this Agreement.

11.          All notices to either party shall be sent in the manner and to the addresses set forth in the Lease.

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12.          This Agreement represents the entire agreement between Landlord and Tenant with respect to the Satellite Dish Installations, and may be amended only by an agreement in writing signed by both parties.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Satellite Dish Agreement as of the day and year first above written.

RM SQUARE, LLC

By:
Name: Todd Rechler
Title: Authorized Signatory

OTSUKA AMERICA PHARMACEUTICAL, INC.

By:
Name:
Title:

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FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Agreement”), made as of the 5th day of August 2010, by and between RM SQUARE, LLC a Delaware limited liability company, having an address c/o RXR Realty LLC at 625 RXR Plaza, Uniondale, New York 11556 (hereinafter called “Landlord”), and OTSUKA AMERICA PHARMACEUTICAL, INC., a Delaware corporation, having its principal place of business at 100 Overlook Center, Princeton, New Jersey 08540 (hereinafter called “Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated as of July 22, 2009 (the “Lease”), for the lease of 67,531 rentable square feet (the “Original Premises”) on the fifth (5th) floor of the building located at One University Square, Princeton, New Jersey (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Lease so as to, among other things, provide for Tenant to lease from Landlord certain additional space in the Building (the “Expansion Premises”); such Expansion Premises being the premises shown on the rental plan annexed hereto as Exhibit “1” and made a part hereof, consisting of 35,206 rentable square feet and located on the second (2nd) floor of the Building; all subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions

1.1          The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2          Unless expressly set forth to the contrary and except as modified by this Agreement, all defined terms shall have the meanings as ascribed to them in the Lease.

ARTICLE II
Lease Modifications

The Lease is deemed modified and amended as follows:

2.1          Lease of Expansion Premises.  Landlord hereby leases to Tenant, and Tenant hereby hires and lets from Landlord, the Expansion Premises, subject to all of the terms of the Lease, as modified by this Agreement.

(A)          Effective as of the date hereof, Article 1 of the Lease is hereby modified and amended to provide that all references to the term “Premises” and “Demised Premises” in the Lease shall mean the Original Premises together with the Expansion Premises.  The parties hereby stipulate and agree that such combined Demised Premises shall be deemed to consist of 102,737 rentable square feet, in the aggregate; and

(B)          Effective as of the Expansion Premises Commencement Date (as such term is defined in Section 2.2.1, below), Article 1 of the Lease is hereby modified and amended to provide that the term “Tenant’s Proportionate Share” shall mean (i) 21.57% when used in relation to the Original Premises only; or (ii) 11.25% when used in relation to the Expansion Premises only; or (iii) 32.82% when used in relation to the entire Demised Premises.

2.2          Term.

2.2.1       Effective as of the “Expansion Premises Commencement Date”, Article 2 of the Lease is hereby modified and amended so as to provide that the “Term” of the Lease, as it relates to the Expansion Premises only, shall commence on the earlier to occur of (a) the date on which the Expansion Work (hereinafter defined) has been substantially completed, or (b) March 1, 2011, subject to any extensions of such date required as a result of any delays caused by force majeure (as contemplated in Article 37 of the Lease) or any delays caused by Landlord, its agents, contractors or employees in the substantial completion of the Expansion Work (in either event, the “Expansion Premises Commencement Date”).  The parties acknowledge and agree that Landlord shall not be required to deliver the Expansion Premises to Tenant and Tenant shall not have the right to occupy the Expansion Premises until the Expansion Work is “substantially completed”.  For purposes of this Agreement, the terms “substantially completed” and “substantial completion” shall have the meaning set forth in Article 2(B) of the Lease, except that all references therein to “Landlord’s Initial Construction” shall mean the Expansion Work and all references therein to the “Demised Premises” shall mean the Expansion Premises.  Tenant waives any right to rescind this Agreement or the Lease under applicable law then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Expansion Premises on any scheduled Expansion Premises Commencement Date.

2.2.2       The Expiration Date under the Lease (i.e., March 31, 2021), with respect to the entire Demised Premises, shall remain unaffected by this Agreement; it being the express intention of the parties that, following the Expansion Premises Commencement Date, the Term of the Lease as it relates to the Expansion Premises shall run co-terminously with the Term of the Lease as it relates to the Original Premises.

2.2.3       The terms and conditions of Article 2(E) of the Lease shall apply with respect to Tenant’s early access to the Expansion Premises for a period of approximately thirty (30) days prior to the substantial completion of the Expansion Work.

2.2.4       Notwithstanding anything to the contrary contained herein, if the Expansion Work has not been substantially completed by December 31, 2011 (the “Expansion Premises Termination Deadline”), and provided that such delay is not attributable to force majeure or tenant delays, then Tenant shall have five (5) business days in which to deliver to Landlord a thirty (30) day written notice (“Tenant’s Expansion Premises Termination Notice”) of Tenant’s intention to terminate this Agreement.  If the Expansion Work has not been substantially completed as of the thirtieth (30th) day following the timely and effective delivery of Tenant’s Expansion Premises Termination Notice, then this Agreement shall be immediately terminated and neither Landlord

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nor Tenant shall have any further obligation or liability to the other hereunder (but the Lease shall continue in full force and effect as if Tenant never leased the Expansion Premises).  Tenant acknowledges that time is of the essence with respect to Tenant’s delivery of Tenant’s Expansion Premises Termination Notice and, if Tenant shall fail to deliver Tenant’s Expansion Premises Termination Notice by the end of the fifth (5th) business day following the Expansion Premises Termination Deadline, then Tenant’s termination right hereunder shall lapse and become of no force or effect whatsoever.  In the event of any such termination, Landlord shall promptly reimburse Tenant for any Expansion Rent previously paid by Tenant to Landlord, which reimbursement obligation shall survive any such termination of this Agreement.

2.2.5       Notwithstanding anything to the contrary contained herein, if (i) the Expansion Work has not been substantially completed by December 31, 2011, and (ii) Tenant does not deliver the Tenant’s Expansion Premises Termination Notice, as permitted pursuant to Section 2.2.4, above, and provided that such delay is not attributable to force majeure or tenant delays, then Tenant may deliver to Landlord written notice (the “EP Self Help Notice”) of its intent to exercise its EP Self Help Remedy (as defined below).  If the Expansion Work has not been substantially completed by the thirtieth (30th) day following effective delivery of the EP Self Help Notice, then Landlord shall cease performance of the Expansion Work, and Tenant may proceed to undertake the EP Self Help Remedy.  The “EP Self Help Remedy” shall be the empowerment of Tenant to engage its own licensed, insured and reputable contractors and subcontractors for the purpose of completing the Expansion Work, under the direction of Tenant.  However, Tenant acknowledges and agrees that, with respect to any aspect(s) of the Expansion Work that would affect, touch or concern the Building systems, Tenant shall only engage a contractor(s) or subcontractor(s) approved by Landlord for the performance of the subject work, which approval shall not be unreasonably withheld, delayed or conditioned.  If Tenant exercises the EP Self Help Remedy, then upon Tenant having achieved substantial completion, Landlord shall pay to Tenant the entire positive difference (if any) between the aggregate amount of reasonable out-of-pocket expenses actually incurred by Tenant directly in connection with the Expansion Work and the aggregate amount of such expenses that would have been incurred by Tenant but for the exercise of the EP Self Help Remedy by Tenant.  Also if Tenant exercises the EP Self Help Remedy, the Expansion Premises Commencement Date shall be deemed to be the sooner to occur of (i) the date on which Tenant achieves substantial completion, or (ii) the date that is one (1) month following the date upon which the remainder of the Expansion Work should reasonably be substantially completed (as determined by a general contractor selected by Tenant and reasonably approved by Landlord).

2.3          Rent.

2.3.1       From the date hereof through and including the Expiration Date, the annual minimum rental (the “Rent”) for the Original Premises only shall continue to be payable in accordance with the terms and conditions of the Lease, specifically Article 3 thereof.

2.3.2       Effective as of the Expansion Premises Commencement Date and continuing through and including the Expiration Date, Article 3 of the Lease shall be modified and amended so that the Rent for the Expansion Premises only (the “Expansion Rent”) shall be payable by Tenant in accordance with the following schedule:

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(a)           From the Expansion Premises Commencement Date through and including March 31, 2011, Expansion Rent shall be payable in equal monthly installments of $101,217.25 (based on $34.50 per rentable square foot).  The aforementioned Expansion Rent shall be appropriately prorated should the Expansion Premises Commencement Date not occur on the first day of a calendar month.

(b)           From April 1, 2011 through and including March 31, 2012, Expansion Rent shall be $1,232,210.04, payable in equal monthly installments of $102,684.17 (based on $35.00 per rentable square foot).

(c)           From April 1, 2012 through and including March 31, 2013, Expansion Rent shall be $1,249,812.96, payable in equal monthly installments of $104,151.08 (based on $35.50 per rentable square foot).

(d)           From April 1, 2013 through and including March 31, 2014, Expansion Rent shall be $1,267,416.00, payable in equal monthly installments of $105,618.00 (based on $36.00 per rentable square foot).

(e)           From April 1, 2014 through and including March 31, 2015, Expansion Rent shall be $1,285,019.04, payable in equal monthly installments of $107,084.92 (based on $36.50 per rentable square foot).

(f)            From April 1, 2015 through and including March 31, 2016, Expansion Rent shall be $1,302,621.96, payable in equal monthly installments of $108,551.83 (based on $37.00 per rentable square foot).

(g)           From April 1, 2016 through and including March 31, 2017, Expansion Rent shall be $1,320,225.00, payable in equal monthly installments of $110,018.75 (based on $37.50 per rentable square foot).

(h)           From April 1, 2017 through and including March 31, 2018, Expansion Rent shall be $1,337,828.04, payable in equal monthly installments of $111,485.67 (based on $38.00 per rentable square foot).

(i)            From April 1, 2018 through and including March 31, 2019, Expansion Rent shall be $1,355,430.96, payable in equal monthly installments of $112,952.58 (based on $38.50 per rentable square foot).

(j)            From April 1, 2019 through and including March 31, 2020, Expansion Rent shall be $1,373,034.00, payable in equal monthly installments of $114,419.50 (based on $39.00 per rentable square foot).

(k)           From April 1, 2020 through and including March 31, 2021, Expansion Rent shall be $1,390,637.04, payable in equal monthly installments of $115,886.42 (based on $39.50 per rentable square foot).

2.3.3       In addition to the Expansion Rent set forth above, throughout the Term, Tenant shall also be required to pay all items of additional rent with respect to the Expansion

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Premises, as set forth in the Lease (as modified by this Agreement), including, without limitation, Energy Rent and Tenant’s Proportionate Share of Taxes and Operating Costs.

2.3.4       For all other purposes of the Lease, Expansion Rent shall be treated as Rent, and Landlord shall have the same rights and remedies with respect to the non-payment or delinquent payment of Expansion Rent as does Landlord with respect to the non-payment or delinquent payment of Rent.

2.3.5       Notwithstanding the foregoing and provided that Tenant is not in default under any of the terms or provisions of the Lease or this Agreement beyond applicable notice and grace periods provided therein for the cure thereof, Tenant shall receive a Rent credit to be calculated as follows:  (a) during the first (1st) through third (3rd) full calendar months following the Expansion Premises Commencement Date, Tenant shall receive a Rent credit equal to the Expansion Rent payable with respect to the Expansion Premises during each such calendar month, and (b) during the fourth (4th) through twenty-fourth (24th) full calendar months following the Expansion Premises Commencement Date, Tenant shall receive a Rent Credit equal to the Expansion Rent payable with respect to a 13,000 rentable square foot portion of the Expansion Premises during each such calendar month.  In no event shall the foregoing Rent credit affect, reduce or eliminate in any way Tenant’s obligation to pay all items of additional rent with respect to the Expansion Premises during such times.

2.4          Expansion Work.

2.4.1       Landlord, at Tenant’s expense (except as otherwise set forth herein), will perform or cause Landlord’s construction affiliate to perform certain work and make certain installations in and to the Expansion Premises in order to prepare same for occupancy by Tenant; such work and installations to be performed in accordance with final construction drawings to be developed by or on behalf of Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (such work and installations sometimes herein referred to as the “Expansion Work”).  As of the date of this Agreement, Landlord’s good faith, estimated construction schedule for the performance of the Expansion Work is attached hereto as Exhibit “2”, it being understood that such construction schedule is subject to, among other things, the timely performance by Tenant of all of its obligations set forth thereon.  In the event that there is a conflict or inconsistency between the provisions of this Agreement (including the Exhibits annexed hereto) and the work set forth on the final construction documents to be prepared for the Expansion Work and approved by Landlord and Tenant after the date hereof, such final construction documents shall be controlling.  Landlord shall correct any latent defects in the Expansion Work provided such defects are disclosed to Landlord, in writing, within twelve (12) months after the Expansion Premises Commencement Date, and same are not caused by any work performed by or on behalf of Tenant.

2.4.2       Notwithstanding anything to the contrary contained herein, Landlord shall bear up to a maximum of $1,584,270.00 (i.e., $45.00 multiplied by the rentable square footage of the Expansion Premises [35,206]) (the “Expansion Allowance”) of the Total Expansion Charge (as hereinafter defined).  For purposes of this Section, the term “Total Expansion Charge” shall have the meaning set forth in Article 5(F) of the Lease with respect to the “Total LIC Charge”, and shall specifically include all costs associated with any Ceiling Work (as defined in the Lease) performed

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within the Expansion Premises, except all references in such definition to the “Landlord’s Initial Construction” shall mean and refer to the “Expansion Work” for purposes of this Section.  Tenant shall pay to Landlord or Landlord’s designee, as additional rent hereunder, the entire amount (the “Expansion Overage”) by which the Total Expansion Charge exceeds the maximum amount of the Expansion Allowance set forth above; such Expansion Overage to be paid in accordance with the applicable provisions set forth in Article 5(F) of the Lease (except that, for purposes of this Section, all references in Article 5(F) to the terms “Overage”, “Landlord’s Initial Construction” and “Partial Overage Prepayment” shall mean and refer to “Expansion Overage”, “Expansion Work” and “Partial EWO Prepayment”, respectively).  If, however, the Total Expansion Charge is less than the maximum amount of the Expansion Allowance set forth above, then Landlord shall bear the entire Total Expansion Charge, and any such outstanding portion of the Expansion Allowance shall be applied by Landlord against the next due installment(s) of Expansion Rent hereunder.  Furthermore, if, for whatever reason, Landlord fails to fund any portion of the Expansion Allowance which is otherwise due and payable to the contractors performing the Expansion Work, Tenant shall pay the corresponding portion of the Total Expansion Charge to such contractors (and Tenant may rely on bills rendered for such work) and such portion of the Expansion Allowance not paid by Landlord to the contractors and so advanced by Tenant shall be credited against the next due installment(s) of Expansion Rent hereunder.  Tenant hereby acknowledges that in no event shall any portion of the Expansion Allowance be paid or applied against any “soft costs” (as such term is defined in the Lease, except that, for purposes of this Section, all references in such definition to the term “Demised Premises” shall mean and refer to the “Expansion Premises”).

2.4.3       The procedures and limitations set forth in Articles 5(C) and (G) of the Lease with respect to Landlord’s Initial Construction shall also apply with respect to the performance of the Expansion Work.

2.4.4       Tenant hereby acknowledges that it has been advised by Landlord that Landlord is currently in the process of refinancing the Building and that Landlord intends on funding the Expansion Allowance through the proceeds of such refinancing.  Accordingly, within sixty (60) days of the date of this Agreement, Landlord shall deliver to Tenant a copy of Landlord’s mortgage commitment letter (the “Commitment”) which shall include confirmation that an amount of the loan proceeds from such refinancing equal to the Expansion Allowance shall be earmarked for use by Landlord in connection with its performance of the Expansion Work (to be disbursed as the performance of the Expansion Work progresses in accordance with the provisions of the loan documents).  Notwithstanding the aforementioned sixty (60) day period, Landlord agrees to use good faith efforts to obtain the Commitment, confirming the portion thereof to be earmarked for the Expansion Allowance, within thirty (30) days of the date of this Agreement.  In the event Landlord fails or is otherwise unable to deliver the Commitment within the aforementioned sixty (60) day period, Landlord shall, within five (5) business days following the expiration of such sixty (60) day period, either (a) deposit an amount equal to the Expansion Allowance in escrow with a mutually acceptable bank for use in connection with the performance of the Expansion Work, or (b) deliver a letter of credit in the amount of the Expansion Allowance naming Tenant as the beneficiary.  In either of (a) or (b) above, Landlord shall be permitted to draw upon the escrowed funds or the letter of credit, as applicable, during the progress of the Expansion Work in accordance with the procedure more particularly set forth in Article 5(H)(ii) of the Lease.  In the event Landlord is unable or unwilling, for whatever reason, to deliver the aforementioned

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letter of credit or to deposit an amount equal to the Expansion Allowance, as required above, by the expiration of the five (5) business day period, Tenant may elect to terminate this Agreement by delivering written notice to Landlord of such termination no later than two (2) business days after the expiration of such five (5) business day period, at which time this Agreement shall terminate and be of no further force or effect (but the Lease shall continue in full force and effect with respect to the Original Premises as if Tenant had never leased the Expansion Premises).  In the event Tenant does not terminate this Agreement, as permitted above, then, Tenant may, at its option, elect to pay all or any portion of the Total Expansion Charge (as more particularly set forth in the penultimate sentence of Section 2.4.2, above), in which event the corresponding portions of the Expansion Allowance actually paid by Tenant shall be credited on a dollar for dollar basis against the next due installment(s) of Expansion Rent payable hereunder.

2.5          Parking Field.  Effective as of the Expansion Premises Commencement Date, Article 9 of the Lease is hereby modified and amended as follows:

(A)          the number “two hundred fifty (250)” is hereby deleted and the number “three hundred seventy-three (373)” is inserted in its place; and

(B)          the number “forty (40)” is hereby deleted and the number “sixty (60)” is inserted in its place.

2.6          Taxes and Other Charges.

2.6.1       As it relates to the Original Premises only, Article 11 of the Lease shall remain unaffected by this Agreement.

2.6.2       As it relates to the Expansion Premises only, effective as of the Expansion Premises Commencement Date, Article 11(A)(ii) of the Lease shall be modified and amended so as to provide that the term “Base Year Taxes”, wherever it is used in the Lease, shall mean and refer to the Taxes actually due and payable with respect to the 2011 calendar year.

2.7          Operating Cost Increases.

2.7.1       As it relates to the Original Premises only, Article 12 of the Lease shall remain unaffected by this Agreement.

2.7.2       As it relates to the Expansion Premises only, effective as of the Expansion Premises Commencement Date, Article 12(A)(ii) of the Lease shall be modified and amended so as to provide that the term “Base Operating Costs”, wherever it is used in the Lease, shall mean and refer to the Operating Costs incurred by Landlord for the calendar year ending December 31, 2011 (whether or not retroactively determined).

2.8          Signs.  Effective as of the Expansion Premises Commencement Date, the following sentence is hereby inserted immediately prior to the last sentence of Article 19 of the Lease:

“So long as Tenant continues to lease and occupy at least 100,000 rentable square feet of space within the Building, then, in the event Landlord installs a tenant identification monument sign for use by other tenants in the

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Building, Tenant, at its sole cost and expense, shall be included on such monument sign with a listing equal in size to the listing of any Comparable Tenant (as hereinafter defined).  For purposes of this Article, the term “Comparable Tenant” shall mean and refer to any other tenant in the Building that is leasing the same or more space in the Building as Tenant is leasing therein, determined as of the date the initial construction of such monument sign is completed.  Landlord further agrees that, so long as Tenant continues to lease and occupy at least 100,000 rentable square feet of space within the Building, then (a) Tenant’s listing will be placed no lower than the second position on such monument sign, and (b) in no event shall the size of Tenant’s listing be less than Tenant’s Proportionate Share of the total available listing space on the monument sign.”

2.9          Building Name.  Effective as of the date of this Agreement, the words “fifty-one (51%) percent of such space” are hereby deleted from Article 22(B) of the Lease and the words “34,000 rentable square feet of such space” are hereby inserted in their place.

2.10        Letter of Credit/Security Deposit.

(A)          Effective as of the date of this Agreement, the amount of security required pursuant to Article 49 of the Lease shall be increased from “$4,100,000.00” to “$6,237,356.26”.  Accordingly, simultaneously with the execution of this Agreement by Tenant, Tenant shall deliver to Landlord either (a) a check in the amount of $2,137,356.26, (b) a supplemental Letter of Credit in the amount of $2,137,356.26 (in the form required by Article 49 of the Lease), or (c) a replacement Letter of Credit (to be held in lieu of the existing Letter of Credit) in the total amount of $6,237,356.26 (in the form required by Article 49 of the Lease), which amount/Letter of Credit shall be held by Landlord in accordance with the terms and conditions of Article 49 of the Lease.

(B)          Effective as of the date of this Agreement, the amount of “One Million Two Hundred Thousand and 00/100ths ($1,200,000.00) Dollars” is hereby deleted from the last sentence of Article 49(A) of the Lease and the amount of “One Million Eight Hundred Twenty-Five Thousand Six Hundred Ten and 62/100ths ($1,825,610.62) Dollars” is inserted in its place.

2.11        Cafeteria.  Effective as of the Expansion Premises Commencement Date, Article 54 of the Lease is hereby modified and amended, with respect to the Expansion Premises only, so that the words “$2,500.00 per annum” are hereby deleted from the fourth (4th) sentence thereof and the words “$2,500.00 per month” are inserted in their place; it being understood and agreed by the parties that such cap relates to the entire subsidy amount, with Tenant only obligated to pay Tenant’s Proportionate Share of any such subsidy.  Article 54 of the Lease shall remain unchanged with respect to the Original Premises.

2.12 Right of First Offer (BUILDING).  Effective as of the date of this Agreement, the following is hereby inserted as a new Article 59 of the Lease:

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“RIGHT OF FIRST OFFER (BUILDING)

(A)          Before offering for lease to a third party all or any portion of the Building (other than space on the fourth (4th) floor of the Building, which shall be governed by the terms and conditions of Article 53, above) (each, a “ROFO Space”), during the term of this Lease, and so long as Tenant is not in default under this Lease beyond applicable notice and grace periods provided herein for the cure thereof, Landlord shall notify Tenant (“Landlord’s ROFO Notice”) of the Market Rent (as defined in Article 53) upon which it would be willing to lease the entire ROFO Space; provided that Landlord shall not be liable to Tenant for any costs, expenses, damages or liabilities which are or maybe incurred by Tenant for Landlord’s unintentional failure to so notify Tenant, unless Tenant has expressed to Landlord, in writing, during the preceding twelve (12) months, a general intention to expand its Premises at the Building.  Notwithstanding the foregoing, Tenant acknowledges and agrees that portions of the Building are currently vacant however, Tenant has chosen not to lease such portion(s) as of the date hereof.  Accordingly, Landlord shall not deliver a Landlord’s ROFO Notice with respect to the initial leasing of any such vacant portion(s) of the ROFO Space unless and until Landlord is prepared to submit to a third party a bona fide proposal or letter of intent to lease such vacant portion(s) of the ROFO Space.  Landlord shall not be required to deliver a Landlord’s ROFO Notice with respect to a proposal for the initial leasing of any currently vacant portion(s) of the ROFO Space more frequently than once every four (4) months.

(B)          Tenant shall be required to notify Landlord, in writing (“Tenant’s ROFO Notice”), within ten (10) days after receipt of Landlord’s ROFO Notice, of its intention to exercise Tenant’s right to lease the entire ROFO Space and whether Tenant accepts Landlord’s determination of Market Rent or if Tenant desires that Market Rent be established by arbitration in accordance with the arbitration procedures set forth in Article 52(D)(i)(a) (which Tenant’s ROFO Notice shall be effective only if sent by Tenant to Landlord in accordance with the terms of this Lease).  In the event Tenant desires that Market Rent be established by arbitration, a final determination of Market Rent must be made no later than sixty (60) days from delivery of Landlord’s Notice or Landlord’s determination shall be deemed binding.  Within twenty (20) days after the final determination of Market Rent, Landlord and Tenant shall execute an Offer Agreement (as defined in Article 53, above) for the applicable ROFO Space.  Such Offer Agreement shall provide that the applicable ROFO Space be leased upon all the same terms as this lease, except as otherwise set forth in Article 53(B), above.

(C)          If Tenant does not deliver Tenant’s ROFO Notice within the ten (10) day period set forth above for delivery of same, then this Right of First Offer will forever lapse and be of no further force and effect with respect to the applicable ROFO Space and Landlord shall have the right to lease the applicable ROFO Space to a third party on the same or any other terms and conditions whether or not such terms and conditions are more or less favorable than those offered to Tenant; provided that if, following the initial leasing of the ROFO Space, Landlord desires

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to make the ROFO Space available to any third party at “materially more favorable” terms (as defined in Article 53(C)) than were contained in the original Landlord’s ROFO Notice, Landlord shall first be required to present Tenant with a revised Landlord’s ROFO Notice containing such more favorable terms (and the foregoing procedures shall apply thereto).  In no event shall Landlord be required to re-offer the ROFO Space to Tenant on such materially more favorable terms unless and until the initial leasing of such ROFO Space has occurred, the term of such initial lease has expired or is sooner terminated and the tenant under such lease has surrendered and vacated its premises.  Time shall be of the essence with respect to all of Tenant’s obligations under this Article.

(D)          In the event Tenant exercises its option as above provided, the security deposit referred to in Article 49 of this Lease may, in Landlord’s reasonable discretion, be proportionately increased.  All provisions for the payment of additional rent (including but not limited to Energy Rent) shall apply without limitation to the ROFO Space.

(E)           This Right of First Offer is personal to Otsuka America Pharmaceutical, Inc. and any assignee permitted pursuant to Article 21(C) of this Lease, is non-transferable by operation of law or otherwise, and is subject to (i) existing rights, if any, granted to other tenants at the Building as of the date of this lease (i.e., Blackrock, Inc. [with respect to any vacant and available space within the Building] and Axis Reinsurance Company [with respect to any vacant and available space on the second (2nd) floor of the Building]), and (ii) any extension or renewal of a lease with an existing tenant then leasing the subject ROFO Space (whether pursuant to an extension option in that tenant’s lease, a negotiated renewal or otherwise).”

2.13        Schedule C.  Effective as of the date hereof, the number “four (4)” is hereby deleted from the second (2nd) sentence of Schedule C, Paragraph 1(F), and the number “six (6)” is inserted in its place.

2.14        Cancellation Option (Expansion Premises).

(A)          Provided Tenant is not then in default of its obligations under the Lease, as modified by this Agreement, beyond applicable notice and grace periods provided therein for the cure thereof, Tenant shall have the one time right to cancel the Lease, with respect to the Expansion Premises only, as of the last day of the eighty-fourth (84th) full calendar month following the Expansion Premises Commencement Date (the “Cancellation Date”) by notifying Landlord, in writing (the “Cancellation Notice”), at least nine (9) months prior to the Cancellation Date of Tenant’s exercise of this cancellation option and by delivering and paying to Landlord, on or before the Cancellation Date, a bank or certified check in the amount of the “Cancellation Fee” set forth in Section (B), below.  Notwithstanding anything to the contrary contained herein, if, at any time prior to the Cancellation Date, Tenant leases more space within the Building (whether pursuant to a Right of First Offer or otherwise), then the cancellation option granted herein shall be deemed void and of no further force or effect.

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(B)          The term “Cancellation Fee”, as used herein, shall be deemed to mean $2,010,651.00 (i.e., an amount equal to four (4) monthly installments of Expansion Rent in effect as of the Cancellation Date, plus those portions of all costs incurred by Landlord in connection with this Agreement which have not been amortized as of the Cancellation Date [the “Unamortized Costs”]).  The Unamortized Costs shall be defined as the unamortized portion of each of the following:  (i) [INTENTIONALLY OMITTED]; (ii) brokerage fees; (iii) the Expansion Allowance, and (iv) the rent concessions set forth in Section 2.3.5 above.  For the purpose of calculating the one-time Cancellation Fee, the foregoing costs shall be amortized over the Term of the Lease, as same relates to the Expansion Premises, as if same were a one hundred twenty (120) month self-amortizing loan at an annual interest rate of twelve (12%) percent payable in equal monthly installments of principal and interest combined.

(C)          Upon satisfaction by Tenant of each of the above conditions, and upon the Expansion Premises having been surrendered to Landlord and vacated by Tenant on or before the Cancellation Date as if that date were the Expiration Date hereunder, the Lease, as it relates to the Expansion Premises only, shall be deemed canceled and terminated as of the Cancellation Date.  Following the delivery by Tenant of the Cancellation Notice, Landlord and Tenant agree to execute a mutually acceptable lease amendment reflecting the surrender of the Expansion Premises and the restoration of all Lease provisions otherwise modified by this Agreement.  Time is of the essence with respect to all time periods referenced in this Section.  Tenant acknowledges that, following exercise of this cancellation option by Tenant, Tenant may not revoke such cancellation without the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole discretion).  In the event that Tenant shall fail to fully and timely comply with each of the conditions herein contained, Tenant will be deemed to have waived all of its rights contained in this Section.

(D)          This cancellation option is personal to Otsuka America Pharmaceutical, Inc. and any assignee permitted pursuant to Article 21(C) of the Lease, and may not be transferred by operation of law or otherwise.

ARTICLE III
Broker

3.1          Landlord and Tenant each represents to the other party that this Agreement was brought about by Triad Properties LLC and Newmark Knight Frank, as brokers (collectively, the “Brokers”) and that all of its respective negotiations with respect to this Agreement were conducted exclusively with said Brokers.  Each party (the “Indemnifying Party”) agrees that if any claim is made for commissions by any other broker through or on account of any acts of the Indemnifying Party, the Indemnifying Party will indemnify, defend and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney fees and disbursements.  Landlord agrees to pay any fees or commissions due and payable to the Brokers in connection with this Agreement pursuant to the terms and conditions of a separate written agreement between Landlord and the Brokers and, in the event Landlord fails to comply with the terms and conditions of such separate agreement, Landlord will indemnify, defend and hold Tenant harmless from and against any claim by Brokers in connection with such breach by Landlord.

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ARTICLE IV
Ratification; Miscellaneous Provisions

4.1          Landlord and Tenant each represents and warrants that the Lease is presently in full force and effect.

4.2          The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants, conditions and provisions are amended, modified or varied by this Agreement.  In the event of a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

4.3          The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4          Landlord confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) Tenant is not in default (beyond any applicable notice and grace period provided in the Lease for the cure thereof) of any monetary obligation of Tenant under the Lease with respect to which Landlord has delivered to Tenant an invoice, and (b) Landlord has not delivered to Tenant any written notice of default of any non-monetary obligation of Tenant under the Lease, where such default remains uncured.  In no event shall the foregoing sentence be deemed to waive, forgive or otherwise affect, in any way, Tenant’s obligation to pay Rent, additional rent or other sums payable with respect to (i) the performance and completion of Landlord’s Initial Construction (as defined in the Lease) and/or any extra work orders requested by Tenant, and/or (ii) the Original Premises from and after the “Rent Commencement Date” under the Lease, as same may be accelerated pursuant to the terms and conditions thereof.

4.5          Tenant confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) Landlord is not in default (beyond any applicable notice and grace period provided in the Lease for the cure thereof) of any monetary obligation of Landlord under the Lease with respect to which Tenant has delivered to Landlord an invoice, and (b) Tenant has not delivered to Landlord any written notice of default of any non-monetary obligation of Landlord under the Lease, where such default remains uncured.

4.6          Landlord has submitted a copy of this Agreement to Wells Fargo Bank, N.A., as Trustee for the Registered Certificate Holders of UBS Commercial Mortgage Securities Trust 2007-FL1, Commercial Mortgage Pass-Through Certificates, Series 2007-FL1 under that certain Pooling and Servicing Agreement dated as of December 28, 2007, the current holder of the mortgage on the Real Property (the “Lender”), for its approval and Landlord shall obtain such approval within sixty (60) days after the date Landlord delivers to Tenant a fully executed counterpart of this Agreement.  Notwithstanding the aforementioned sixty (60) day period, Landlord agrees to use good faith and diligent efforts to obtain such approval within thirty (30) days after the date Landlord delivers to Tenant a fully executed counterpart of this Agreement.  If Landlord shall not obtain Lender’s approval of this Agreement within such sixty (60) day period, then Tenant may, by written notice to Landlord within two (2) business days of the expiration of such sixty (60) day period (but prior to Tenant’s receipt of such Lender’s approval), terminate this Agreement, whereupon this Agreement shall terminate and be of no further force or effect (but the

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Lease shall continue in full force and effect with respect to the Original Premises as if Tenant had never leased the Expansion Premises).

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

RM SQUARE, LLC

By:	/s/ Todd Rechler
Name: Todd Rechler
Title: Authorized Signatory

OTSUKA AMERICA PHARMACEUTICAL, INC.

By:	/s/ Mark Altmeyer
Name: Mark Altmeyer
Title: President and CEO

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EXHIBIT “1”

Expansion Premises Rental Plan

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EXHIBIT “2”

Estimated Construction Schedule

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SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Agreement”), made as of the 8th day of December, 2014, by and between RM SQUARE, LLC, a New York limited liability company, having an office c/o RXR Realty LLC at 625 RXR Plaza, Uniondale, New York 11556 (hereinafter called “Landlord”), and OTSUKA AMERICA PHARMACEUTICAL, INC., a Delaware corporation, having its principal place of business at 508 Carnegie Center, Princeton, NJ 08540 (hereinafter called “Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into an Agreement of Lease, dated as of July 22, 2009 (the “Original Lease”) for the lease of 67,531 rentable square feet of space (the “Original Premises”) on the fifth (5th) floor of the building located at One University Square, Princeton, New Jersey (the “Building”); and

WHEREAS, Landlord and Tenant entered into a First Amendment to Lease, dated as of August 5, 2010 (the “First Amendment” and, together with the Original Lease, sometimes hereinafter collectively referred to as the “Lease”), whereby, among other things, Tenant leased from Landlord an additional 35,206 rentable square feet of space (the “Expansion Premises”) located on the second (2nd) floor of the Building; and

WHEREAS, Landlord and Tenant desire to amend the Lease so as to, among other things, provide for the surrender by Tenant and acceptance by Landlord of the Original Premises; subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1          The recitals arc specifically incorporated into the body of this Agreement, and shall be binding upon the parties hereto.

1.2          Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

ARTICLE II

Surrender of the Original Premises

2.1          Tenant hereby surrenders to Landlord, as of December 31, 2014 (the “Surrender Date”), the Lease and the term and the estate thereby granted, as it relates to the Original Premises only, to the extent and purpose that the estate of Tenant in and to the Original Premises shall be wholly extinguished, and that the term of the Lease, as it relates to the Original Premises only, shall expire as of the Surrender Date in the manner and with the same effect as if the Surrender Date were the “Expiration Date” set forth in the Lease.  Tenant shall, on or before the Surrender Date, completely vacate and surrender the Original Premises in broom clean, “As Is” condition.

2.2          Tenant hereby represents, warrants and covenants that (a) nothing has been done or suffered whereby the Lease or the term or the estate thereby granted have been encumbered in any way whatsoever; (b) Tenant owns the leasehold interest of “Tenant” under the Lease and has good right to surrender the same as it relates to the Original Premises; and (c) no one other than Tenant has acquired, through or under Tenant, any right, title or interest in or to the Lease (as it relates to the Original Premises) or the term or estate thereby granted or in or to the Original Premises.

2.3          Any failure by Tenant to fully vacate and surrender the entire Original Premises by the Surrender Date shall be deemed to constitute an Event of Default on the part of Tenant under the Lease and shall also be deemed to constitute a holdover in the Original Premises by Tenant,

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without the acquiescence of Landlord, and the holdover provisions of the Lease shall apply with full force and effect with respect thereto.  In addition and in the event of a holdover in the Original Premises by Tenant following the Surrender Date, Landlord hereby reserves all rights and remedies available to it under the Lease, at law, in equity or otherwise with respect to such use and occupancy of the Original Premises by Tenant.

2.4          In consideration of the acceptance by Landlord of the surrender being made by Tenant hereunder, Tenant hereby covenants to:

2.5          Upon Tenant (a) timely paying all Rent Payments and the Surrender Fee, and (b) fully surrendering and vacating the Original Premises (in the manner required under Section 2.1 hereof) no later than the Surrender Date; TIME BEING OF THE ESSENCE, then each party does hereby release the other party, of and from all claims, demands, actions and causes of actions of every kind and nature whatsoever arising out of or in connection with the Lease, as it relates to the Original Premises, from and after the Surrender Date (excluding, however, any obligations with respect to the Original Premises that would have survived the expiration of the Term of the Lease).

ARTICLE III

Lease Modifications

The Lease is hereby modified and amended as follows:

3.1          Premises.  Effective as of January 1, 2015 (the “Effective Date”), Article 1 of the Lease is modified and amended as follows:

(A)          The terms “Premises” and “Demised Premises”, as used in the Lease, shall mean and refer to the Expansion Premises only, which the parties hereby stipulate and agree consists of 35,206 rentable square feet..

(B)          The term “Tenant’s Proportionate Share” shall continue to mean and refer to 11.25% with respect to the Expansion Premises.

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3.2          Term.  The Expiration Date under the Lease (i.e., March 31, 2021), with respect to the Expansion Premises, shall remain unchanged and unaffected by this Agreement.

3.3          Rent.  Tenant shall continue to pay all items of Expansion Rent (as such term is defined in Section 2.3.2 of the First Amendment) and additional rent with respect to the Expansion Premises, as more particularly set forth in the Lease, through and including the Expiration Date.

3.4          Condition of the Expansion Premises.  Tenant hereby acknowledges and agrees that all work and payments that were required to be performed or made by Landlord under the Original Lease and/or the First Amendment have been performed or made.  Tenant accepts the Expansion Premises in its current “as is” condition as of the date hereof and agrees that Landlord shall not be required to perform any work, make any installations or incur any expense in order to prepare the Expansion Premises for Tenant’s continued occupancy thereof.

3.5          Parking Field.  Effective as of the Effective Date, Article 9 of the Original Lease, as previously modified by Section 2.5 of the First Amendment, is further modified and amended as follows:

(A)          the number “three hundred seventy-three (373)” is hereby deleted and the number “one hundred twenty-three (123)” is inserted in its place; and

(B)          the number “sixty (60)” is hereby deleted and the number “twenty-six (26)” is inserted in its place.

3.6          Letter of Credit/Security Deposit.  Landlord and Tenant currently acknowledge and agree that, as of the date of this Agreement, Landlord is holding $1,825,610.62 as security pursuant to Article 49 of the Original Lease, as modified by Section 2.10 of the First Amendment.  Effective as of the Effective Date, the amount of security required pursuant to Article 49(B) of the Original Lease, as modified by Section 2.10(B) of the First Amendment, shall be decreased from

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“$1,825,610.62” to “$625,610.62”.  Accordingly, on or after the Effective Date, Tenant shall deliver to Landlord either (a) a check in the amount of $625,610.62, (b) a Letter of Credit amendment in the amount of $625,610.62 (in the form required by Article 49 of the Lease), or (c) a replacement Letter of Credit (to be held in lieu of the existing Letter of Credit) in the total amount of $625,610.62 (in the form required by Article 49 of the Lease), which amount/Letter of Credit shall be held by Landlord in accordance with the terms and conditions of Article 49 of the Lease.

3.7          Rights of First Offer.  Effective immediately, Article 53 of the Original Lease and Section 2.12 of the First Amendment are hereby deleted in their entirety.

ARTICLE IV

Broker

4.1          Landlord and Tenant each represents to the other party that this Agreement was not brought about by any broker and that all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant.  Each party (the “Indemnifying Party”) agrees that if any claim is made for commissions by any broker through or on account of any acts of the Indemnifying Party, the Indemnifying Party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including Landlord’s reasonable attorney’s fees and disbursements.

ARTICLE V

Ratification; Miscellaneous Provisions

5.1          Landlord and Tenant each represents and warrants that the Lease is presently in full force and effect.

5.2          The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified

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or varied by this Agreement.  If there is a conflict between the provisions of the Lease, and the provisions of this Agreement, the provisions of this Agreement shall control.

5.3          The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

5.4          Landlord confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) Tenant is not in default (beyond any applicable notice and grace period provided in the Lease for the cure thereof) of any monetary obligation of Tenant under the Lease with respect to which Landlord has delivered to Tenant an invoice, and (b) Landlord has not delivered to Tenant any written notice of default of any non-monetary obligation of Tenant under the Lease, where such default remains uncured.  In no event shall the foregoing sentence be deemed to waive, forgive or otherwise affect, in any way, Tenant’s obligation to pay Rent, Expansion Rent, additional rent as required pursuant to the Lease (as modified by this Agreement).

5.5          Tenant confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) Landlord is not in default (beyond any applicable notice and grace period provided in the Lease for the cure thereof) of any monetary obligation of Landlord under the Lease with respect to which Tenant has delivered to Landlord an invoice, and (b) Tenant has not delivered to Landlord any written notice of default of any non-monetary obligation of Landlord under the Lease, where such default remains uncured.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to

Lease as of the day and year first above written.

RM SQUARE, LLC

By:	/s/ Todd Rechler
Name: Todd Rechler
Title: Authorized Person

OTSUKA AMERICA PHARMACEUTICAL, INC.

By:	/s/ Steven J. Weisel
Name: Steven J. Weisel
Title: Vice President & General Counsel

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EXHIBIT B

Furniture

Sublandlord and Subtenant agree that the following list is materially accurate, comprises the “Furniture” and which, in material respects, lists the Furniture which will be located at the Premises on the Commencement Date:

OFFICE DESKS*	88
U CONFIGURATION	25
L CONFIGURATION	59
SINGLE	4

* INCLUDES WALL MOUNTED OVERHEAD CABINETRY

TABLES	114
MOVEABLE TRAINING	62
ROUND OFFICE	39
OVAL CONFERENCE	3
CAFÉ	6
MISCELLANEOUS	5

WORKSTATIONS	28

BENCHSTATIONS	15

CHAIRS	458
TASK CHAIRS	232
VISITOR CHAIRS	205
CAFÉ AREA	21

BOOKSHELVES	32

CREDENZAS	5

FILE CABINETS	36

STORAGE CABINETS	2

MISCELLANEOUS
COUCH	1
LEATHER CHAIRS	4
STOOLS	4

EXHIBIT C

Reserved Parking Spaces

(Attached hereto)